As filed with the Securities and Exchange Commission on December 21, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BIONIK LABORATORIES CORP.

(Exact name of Registrant as specified in its charter)

Delaware	3842	27-1340346
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

Eric Michel Dusseux, CEO

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, ON M5G 2C9

(416) 640-7887

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq.

Michael S. Williams, Esq.

Ruskin Moscou Faltischek, P.C.

1425 RXR Plaza

Uniondale, New York 11556

(516) 663-6600

(516) 663-6601 (Facsimile)

Approximate date of commencement of proposed sale to the public:

From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $.001 par value	37,694,897	(3)	$0.156	$5,880,403.93	$732.11

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(2)

Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, computed based upon the high ($0.17) and low ($0.142) selling prices per share of the registrant’s common stock on December 14, 2017 on the OTCQB marketplace. The closing price for such shares on December 14, 2017 was $0.17.

(3)

Represents (i) 15,211,606 shares of common stock, (ii) 1,424,957 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange of Exchangeable Shares of the registrant’s indirect subsidiary Bionik Laboratories, Inc., and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares. Pursuant to Rule 429, this amount does not include 71,930,025 shares of common stock and common stock underlying warrants that were registered for resale pursuant to the Registrant’s Registration Statements on Form S-1 (Registration Nos. 333-204491, 333-213051 and 333-207581), which shares are included in the alternate prospectus that forms a part of this Registration Statement.

The Registrant hereby amends this Registration Statement on Form S-1 on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus forming a part of this Registration Statement on Form S-1 also relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), effective on December 20, 2016 (the “First Prior S-1”), the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), effective on February 3, 2017 (the “Second Prior S-1”), and the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581), effective on December 28, 2016 (the “Third Prior S-1”). This Registration Statement constitutes Post-Effective Amendment No. 3 to the First Prior S-1, Post-Effective Amendment No. 1 to the Second Prior S-1 and Post-Effective Amendment No. 1 to the Third Prior S-1.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: (a) one to be used in connection with the offer and sale from time to time of up to 37,694,897 shares of our common stock by the selling stockholders named in this prospectus, consisting of (i) 15,211,606 shares of common stock, (ii) 1,424,957 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of our indirect subsidiary Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares (the “Resale Prospectus”), and (b) one to be used in connection with (i) the offer and sale from time to time of up to 32,816,500 shares of our common stock by the selling stockholders named in this prospectus, of which 11,408,078 shares may be issued upon exercise of warrants held by the selling stockholders, which have previously been registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), (ii) the offer and sale from time to time of up to 10,325,825 shares of our common stock by the selling stockholders named in this prospectus, of which an aggregate of 8,921,073 shares were issued to former security holders of Interactive Motion Technologies, Inc., as consideration for our acquisition of that company on April 21, 2016, 174,759 shares were issued upon exercise of warrants originally issued to lenders in 2015, and 1,229,993 shares may be issued upon exercise of warrants originally issued as placement agent fees in 2015, all of which have previously been registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), and (iii) the offer and sale from time to time of up to 28,787,699 shares of our common stock by the selling stockholders named in this prospectus, which may be issued upon exchange of the Exchangeable Shares of Bionik Laboratories Inc. held by the selling stockholders, which have previously been registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581) (this subsection (b), collectively, the “Update Prospectus”).

The complete Resale Prospectus relating to the shares held by the selling stockholders named therein follows immediately. Following the Resale Prospectus are certain pages of the Update Prospectus, which include: (i) an alternate front cover page, (ii) an alternate section entitled “Prospectus Summary—The Offering,” (iii) an alternate section entitled “Use of Proceeds,” and (iv) an alternate section entitled “Selling Stockholders.”

All other pages of the Resale Prospectus and the Update Prospectus are the same.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus forming a part of this Registration Statement on Form S-1 also relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204491), effective on December 20, 2016 (the “First Prior S-1”), the Registrant’s Registration Statement on Form S-1 (Registration No. 333-213051), effective on February 3, 2017 (the “Second Prior S-1”), and the Registrant’s Registration Statement on Form S-1 (Registration No. 333-207581), effective on December 28, 2016 (the “Third Prior S-1”). This Registration Statement constitutes Post-Effective No. 3 to the First Prior S-1, Post-Effective Amendment No. 1 to the Second Prior S-1 and Post-Effective Amendment No. 1 to the Third Prior S-1, and such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form S-1 in accordance with Section 8(c) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated December 21, 2017

PRELIMINARY PROSPECTUS

BIONIK LABORATORIES CORP.

37,694,897 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 37,694,897 shares of our common stock by the persons described in this prospectus, whom we call “selling stockholders”, consisting of (i) 15,211,606 shares of common stock, (ii) 1,424,957 shares of common stock issuable upon the exercise of outstanding warrants, of which 1,024,943 shares are issuable as a result of the triggering of anti-dilution protections in existing warrants as a result of our recent offer to amend and exercise, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of our indirect subsidiary Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares.

We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. The selling stockholders may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from sales of shares of our common stock by the selling stockholders; however, we will receive a total of approximately $1,835,773.44 if all of the warrants and options are exercised in full.

Our common stock trades on the OTCQB marketplace under the symbol “BNKL.” The closing price of our common stock on December 14, 2017 was $0.17 per share.

These are speculative securities. See “Risk Factors” beginning on Page 4 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is                                .

We are responsible for the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give you any other information, and neither we nor any selling stockholder take any responsibility for any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

BASIS OF PRESENTATION

Unless otherwise noted, references in this prospectus to “Bionik,” the “Company,” “we,” “our,” or “us” means Bionik Laboratories Corp., the registrant, and, unless the context otherwise requires, together with its subsidiaries, Bionik Laboratories, Inc., a Canadian corporation (“Bionik Canada”) and Bionik, Inc., a Massachusetts corporation (formerly Interactive Motion Technologies, Inc., “IMT”). References to Bionik Canada refer to such company prior to its acquisition by the Company on February 26, 2015 and references to IMT refer to such company prior to its acquisition by the Company on April 21, 2016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding the Company and its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including its financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments. There can be no assurance that future developments actually affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, some of which are described in the section of this prospectus entitled “Risk Factors”.

i

Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CAUTIONARY NOTE REGARDING INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our company, our business, the services we provide and intend to provide, our industry and our general expectations concerning our industry are based on management estimates. Such estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and reflect assumptions made by us based on such data and our knowledge of the industry, which we believe to be reasonable.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read the entire prospectus carefully together with our financial statements and the related notes appearing elsewhere in this prospectus before you decide to invest in our common stock. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed under the heading “Risk Factors” and other sections of this prospectus.

Company Overview

Bionik Laboratories Corp. is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges through the continuum of care from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility impaired individuals, including three products in the market and four products in varying stages of development. The InMotion Systems - the InMotion ARM, In Motion Wrist, InMotion Hand – are designed to provide intelligent, adaptive therapy in a manner that has been clinically verified to maximize neurorecovery. Bionik is also developing a lower-body exoskeleton - the ARKE - designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. The Company is developing with a strategic partner a lower body wearable assistive product, based on the ARKE technology, which could allow certain mobility impaired individuals to walk better, which the Company intends to launch in the consumer home market.

The Company acquired its in-market FDA listed products on April 21, 2016, when we acquired all of the outstanding shares and, accordingly, all assets and liabilities of IMT, a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary. The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. As consideration, IMT shareholders received an aggregate of 23,650,000 shares of our common stock.

Through the acquisition of IMT, Bionik has added the portfolio focused on upper and lower extremity rehabilitation of stroke patients. Our product and development pipeline now includes three FDA listed upper extremity clinical rehabilitation products, a lower-body product InMotion AnkleBot being developed and clinically tested, as well as other potential new development product candidates. In addition, our development team has begun improvements to our current products that are on the market to be more competitive.

The InMotion ARM, InMotion ARM/HAND, and InMotion Wrist have been characterized as Class II medical devices by the U.S. Food and Drug Administration and are listed with the FDA to market and sell in the United States. The products have also been sold in over 20 other countries. In addition to these in-market products, the InMotion AnkleBot is a product candidate in development, and we are also developing the InMotion Home, which is an upper extremity product that allows the patient to extend their therapy for as long as needed while rehabilitating at home. This is being developed on the same design platform as the InMotion clinical products. All of the above products are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery.

Two hundred fifty of our clinical robotics products for stroke have been sold in over 20 countries, including the United States. We have a growing body of clinical data for our products. In addition, our Massachusetts-based manufacturing facility is compliant with ISO-13485 and FDA regulations.

In addition, we are developing for commercialization the ARKE lower body exoskeleton and using this technology to develop a lower body consumer product. We have a further product candidate for gait assistance for rehabilitation, which we expect to further advance as funds allow in 2018. We plan to develop other biomechatronic solutions, including consumer-level medical assistive and rehabilitative products, through internal research and development and we may in the future further augment our product portfolio through technology acquisition opportunities.

We have partnered with industry leaders in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. Most recently, on May 23, 2017, we entered into a Co-operative Joint Venture Contract with Ginger Capital Investment Holding Ltd. to establish a cooperative joint venture enterprise in the People’s Republic of China and on June 22, 2017 we entered into a joint development and manufacturing agreement with Wistron Medical Tech Holding Company of Taiwan to jointly develop a lower body assistive robotic product based on the ARKE technology for the consumer home market.

We currently hold an intellectual property portfolio that includes 5 U.S. and international pending patents, as well as other patents under development. We may file provisional patents from time to time, which may expire if we do not pursue full patents within 12 months of the filing date. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes. Additionally, as a result of our acquisition of IMT, we hold exclusive licenses to three additional patents. Patented technology used in the InMotion Wrist is licensed to us from the Massachusetts Institute of Technology. The Company also holds the option to license certain robotic technology from the University of Texas at Dallas.

We have a history of net losses. We had $571,945 of revenue for the year ended March 31, 2017 (March 31, 2016 – nil), and $309,367 of revenue for the six months ended September 30, 2017 (September 30, 2016 – $182,474).

History

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, we changed our name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed our state of incorporation from Colorado to Delaware. Effective February 13, 2015, we changed our name to Bionik Laboratories Corp.

Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act.

On February 26, 2015, we entered into an Investment Agreement with Bionik Acquisition Inc., a company existing under the laws of Canada and our wholly owned subsidiary and Bionik Canada whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this and related transactions, we commenced operations through Bionik Canada.

On April 21, 2016, we acquired IMT, including all of its products both commercialized and in development.

Effective November 8, 2017, we filed with the Secretary of State of Delaware a Certificate of Amendment to our Restated Certificate of Incorporation whereby, among other things, we increased the authorized number of shares of Common Stock from 150,000,000 to 250,000,000. Additionally, on November 6, 2017, our stockholders approved an up to 1-for-40 reverse stock split of the issued and outstanding shares of our Common Stock. The reverse stock split has not been implemented.

Corporate Information

Our principal executive office is located at 483 Bay Street, N105, Toronto, ON, Canada M5G 2C9 and our telephone number is (416) 640-7887 x 508. Our principal US office is located at 80 Coolidge Hill Road, Watertown, MA, USA 02472. Our website is www.bioniklabs.com. Information on our website does not constitute a part of this prospectus.

The Offering

Common stock offered by the selling stockholders	37,694,897 shares of common stock, consisting of (i) 15,211,606 shares of common stock, (ii) 1,424,957 shares of common stock issuable upon the exercise of outstanding warrants, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of our indirect subsidiary Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares, which have an exercise price per share of $0.23 and are exercisable until July 1, 2021. Of such warrants, (i) 1,024,943 have an exercise period of 4 years from their respective dates of issuance from February 26, 2015 to June 30, 2015, and of which 941,191 have an exercise price per share of $1.2933 and 83,752 have an exercise price of $0.7490 per share; and (ii) 400,014 were issued on June 27, 2017 and have an exercise period of 3 years and exercise price per share of $0.25.

Common stock to be outstanding after the offering	Up to 93,580,176 shares of common stock, based on our issued and outstanding shares of common stock as of December 14, 2017, and (i) assuming full exercise of warrants and options held by the selling stockholders, and (ii) assuming the exchange of all of the Exchangeable Shares, in each case registered pursuant to the registration statements of which this prospectus forms a part. This does not assume the exchange of any other Exchangeable Shares that may be outstanding, or exercise of any other options or warrants that may be outstanding.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, we will receive a total of approximately $1,835,773.44 if all the warrants and options are exercised in full, which will be added to our working capital. See “Use of Proceeds” on page 19 of this prospectus for more information.

Risk factors	See “Risk Factors” on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

The securities offered by the Selling Stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose all or part of their investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

We have a limited operating history upon which investors can evaluate our future prospects.

We have a limited operating history, upon which an evaluation of our business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business and creating a new industry. The risks include, but are not limited to, the possibility that we will not be able to develop functional and scalable products and services, or that although functional and scalable, our products and services will not be economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; that we are not able to upgrade and enhance our technologies and products to accommodate new features and expanded service offerings; or the failure to receive necessary regulatory clearances for our products. To successfully introduce and market our products at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that we can successfully address these challenges. If it is unsuccessful, we and our business, financial condition and operating results could be materially and adversely affected.

The current and future expense levels are based largely on estimates of planned operations and future revenues rather than experience. It is difficult to accurately forecast future revenues because the robotics market has not been fully developed, and we can give no assurance that our InMotion products will continue to fuel revenue growth. If our forecasts prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, we may be unable to adjust our spending in a timely manner to compensate for any unanticipated reduction in revenue we expect to generate as a result of the InMotion products. As a result, the failure to generate revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

We cannot predict when we will achieve profitability.

We have not been profitable and cannot predict when we will achieve profitability. We have experienced net losses since our inception in 2010. We began generating revenues after April 21, 2016 as a result of the acquisition of IMT and the sale of the InMotion products, however, we do not anticipate generating significant revenues from the ARKE and our other technologies in development until we successfully develop, commercialize and sell products derived from those technologies, of which we can give no assurance. We are unable to determine when we will generate significant revenues, if any, from the sale of any of such products, or generate increased revenues from the sale of our commercialized InMotion products.

We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to curtail or temporarily discontinue our research and development programs and our day-to-day operations. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of September 30, 2017, we had an accumulated deficit of ($26,973,321).

There is substantial doubt on our ability to continue as a going concern.

Our independent registered public accounting firm has issued a going concern qualification as part of its audit report that accompanies our 2017 audited financial statements included herein. As stated in the notes to our audited financial statements for the fiscal year ended March 31, 2017, we have a negative working capital deficit and have accumulated a significant deficit. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. We do not have an established source of funds sufficient to cover operating costs and accordingly, there can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations or fully implement our business plan, if at all. Additionally, should we be unable to realize our assets and discharge our liabilities in the normal course of business, the net realizable value of our assets may be materially less than the amounts recorded in our financial statements.

We are subject to significant indebtedness and other liabilities.

As of September 30, 2017, we had total liabilities of $7,085,482, and we have incurred and expect to continue to incur additional indebtedness since that date. Our operations are not currently able to generate sufficient cash flows to meet our debt obligations and other liabilities, which could reduce our financial flexibility, increase interest expenses and adversely impact our operations. We may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be required to be used to service such indebtedness;
•	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;
•	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;
•	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and
•	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

We may need to refinance or restructure all or a portion of our indebtedness and other liabilities on or before maturity. We may not be able to refinance any of our indebtedness or other liabilities on commercially reasonable terms, or at all.

A high level of indebtedness and other liabilities increases the risk that we may default on our debt obligations and other liabilities. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures or our research and development programs, any of which could have a material adverse effect on our operations and financial condition. In particular, we have outstanding indebtedness in excess of $7.07 million to third parties, which mature on December 31, 2017 through May 2018. Although an aggregate of $6.04 million principal amount of these notes convert into equity upon events specified in the notes, in the event the conversion features are not triggered, if we do not have sufficient funds and are otherwise unable to arrange financing to repay such indebtedness, our assets may be foreclosed upon, among other damages to the lenders, which could have a material adverse effect on our business, financial condition and results of operations.

Our acquisition of companies or technologies could prove difficult to integrate and may disrupt our business and harm our operating results and prospects.

Potential acquisitions will likely involve risks associated with our assumption of some or all of the liabilities of an acquired company, which may be liabilities that we were or are unaware of at the time of the acquisition, potential write-offs of acquired assets and potential loss of the acquired company’s key employees or customers.

We may encounter difficulties in successfully integrating our operations, technologies, services and personnel with that of the acquired company, and our financial and management resources may be diverted from our existing operations. For instance, we diverted some resources from our existing technologies under development to focus on the InMotion products acquired from IMT in April 2016. Offices outside of Canada or in multiple states or provinces, including our offices in Massachusetts acquired through the acquisition of IMT, could create a strain on our ability to effectively manage our operations and key personnel. If we elect to consolidate our facilities, we may lose key personnel unwilling to relocate to the consolidated facility, may have difficulty hiring appropriate personnel at the consolidated facility and may have difficulty providing continuity of service through the consolidation.

End-user satisfaction or performance problems with any acquired business, technology, service or device, including the InMotion products, could also have a material adverse effect on our reputation. Additionally, potential disputes with the seller of an acquired business or its employees, suppliers or customers and amortization expenses related to intangible assets could adversely affect our business, operating results and financial condition. If we fail to properly evaluate and execute acquisitions, our business may be disrupted and our operating results and prospects may be harmed.

We will require additional capital to support our present business plan and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will require additional funds to further develop our business plan and have been relying on convertible debt financing to fund the operation of our business. Based on our current operating plans, our resources are not sufficient to fund our planned operations, including those necessary to introduce the ARKE or other development-stage products into the rehabilitation and mobility markets. Since it is unlikely that we will generate sufficient revenues from our operating activities to fund all of our operating and development plans, we will need to raise additional funds through equity offerings or otherwise in order to meet our expected future liquidity requirements, including development of existing products, introducing other products or pursuing new product opportunities. Any such financing that we undertake will likely be dilutive to current stockholders.

We intend to continue to make investments to support our business growth, including patent or other intellectual property asset creation, the acquisition of other businesses or strategic assets and licensing of technology or other assets. The acquisition of IMT provided an expansion of our product line. To fully execute on our business plan, we will need additional funds to respond to business opportunities and challenges, including ongoing operating expenses, protecting our intellectual property, satisfying debt payment obligations, developing new lines of business and enhancing our operating infrastructure. While we will need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock or common stock equivalents. We have previously and may again seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our business plans.

We may never complete the development of any of our proposed products into marketable products.

We do not know when or whether we will successfully complete the development of the ARKE lower body exoskeleton, planned development-stage InMotion products, or any other proposed, developmental or contemplated product, for any of our target markets. We continue to seek to improve our technologies before we are able to produce a commercially viable product. Failure to improve on any of our technologies could delay or prevent their successful development for any of our target markets.

Developing any technology into a marketable product is a risky, time consuming and expensive process. You should anticipate that we will encounter setbacks, discrepancies requiring time consuming and costly redesigns and changes and that there is the possibility of outright failure.

We may not meet our product development, manufacturing, regulatory, commercialization and other milestones.

We have established milestones, based upon our expectations regarding our technologies at that time, which we use to assess our progress toward developing our products. These milestones relate to product roll-outs, technology and design improvements as well as to dates for achieving development goals and regulatory approvals, among other things. If our products exhibit technical defects or are unable to meet cost or performance goals or for any other reason, our commercialization schedule could be delayed and potential purchasers of our initial commercial products, may decline to purchase such products or may opt to pursue alternative products. In light of our current budgeting constraints and evolving timelines on our InMotion products in development, we are changing or delaying some of the timelines and milestones for our other technologies being developed.

We can give no assurance that our commercialization schedule will be met as we concentrate our efforts on the InMotion products and we further develop our other proposed products.

Customers will be unlikely to buy any of our existing, proposed, developmental or contemplated products unless we can demonstrate that they can be produced for sale to consumers at attractive prices.

We may manufacture products through third-party manufacturers, or, as our Boston location is an FDA certified manufacturing facility, we may manufacture and assemble some or all of our products at this facility. We can offer no assurance that either we or our manufacturing partners will develop efficient, automated, low-cost manufacturing capabilities and processes to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market any of our existing or contemplated products. Even if we or our manufacturing partners are successful in developing such manufacturing capability and processes, we do not know whether we or they will be timely in meeting our product commercialization schedule or the production and delivery requirements of potential customers. A failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business and financial results.

The price of our existing or contemplated products is in part dependent on material and other manufacturing costs. We are unable to offer any assurance that either we or a manufacturing partner will be able to reduce costs to a level which will allow production of a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity. Furthermore, although we have estimated a pricing structure for our products, we can give no assurance that these estimates will be correct in light of any manufacturing process we adopt or distribution channels we use.

Our products may not be accepted in the market.

We cannot be certain that our current products or any other products we may develop or market will achieve or maintain market acceptance. Market acceptance of our products depends on many factors, including our ability to convince key opinion leaders to provide recommendations regarding our products, convince distributors and customers that our technology is an attractive alternative to other technologies, demonstrate that our products are reliable and supported by us in the field, supply and service sufficient quantities of products directly or through marketing alliances, and price products competitively in light of the current macroeconomic environment, which, particularly in the case of the medical device industry, are becoming increasingly price sensitive.

The ARKE can only be used by disabled persons with upper body strength, which limits potential users to a narrower subset of the disabled.

The ARKE has been developed for use by patients that have the upper body strength to properly use forearm crutches. Patients who cannot use forearm crutches, even if the patient would otherwise be a candidate for the ARKE, cannot use the ARKE for rehabilitation. Additionally, the ARKE needs to properly fit each patient, and those potential users who are too small or large to fit the product, may not be able to use the product because of their size. Accordingly, this limits potential users of the ARKE to a narrower subset of the disabled.

Additionally, our other products require specific patient profiles for use and, accordingly, not all patients will be able to use the InMotion products.

We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products.

Our medical technology products and operations are or are expected to be subject to regulation by the FDA, Health Canada and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical products.

Under the United States Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. We believe the ARKE will be a Class II medical device in the United States, however, it has been designated as the equivalent to a Class I device with Health Canada. Class II devices require a 510(k) premarket submission to the US FDA. Our InMotion products have been characterized as Class II devices by the FDA.

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can market the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Following the introduction of a product, these agencies will also periodically review our manufacturing processes and product performance. The process of complying with the applicable good manufacturing practices, adverse event reporting, clinical trial and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of our products. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA and other agencies have resulted in increased enforcement activity, which increases the compliance risk for the Company and other companies in our industry. In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register products already on the market or otherwise impact our ability to market our products in those countries. Once clearance or approval has been obtained for a product, there is an obligation to ensure that all applicable FDA, Health Canada and other regulatory requirements continue to be met.

We may be subject to penalties and may be precluded from marketing our products if we fail to comply with extensive governmental regulations.

We believe that the ARKE, the InMotion products and certain other products under development will be categorized as a Class II device in the U.S. Class II devices require a 510(k) premarket submission to the US FDA. However, the FDA has not made any determination about whether our proposed medical products are Class II medical devices and, from time to time, the FDA may disagree with the classification of a new Class II medical device and require the manufacturer of that device to apply for approval as a Class III medical device. In the event that the FDA determines that our medical products should be reclassified as a Class III medical device, we could be precluded from marketing the devices for clinical use within the United States for months, years or longer, depending on the specific changes to the classification. Reclassification of our products as Class III medical devices could significantly increase our regulatory costs, including the timing and expense associated with required clinical trials and other costs.

The FDA and non-U.S. regulatory authorities require that our products be manufactured according to rigorous standards. These regulatory requirements may significantly increase our production costs and may even prevent us from making our products in amounts sufficient to meet market demand. If we change our manufacturing process, regulatory authorities may need to review the process before it may be used. Failure to comply with applicable regulatory requirements discussed could subject us to enforcement actions, including warning letters, fines, injunctions and civil penalties, recall or seizure of our products, operating restrictions, partial suspension or total shutdown of our production and criminal prosecution.

Federal, state and non-U.S. regulations regarding the manufacture and sale of medical devices are subject to future changes. The complexity, timeframes and costs associated with obtaining marketing clearances are unknown. Although we cannot predict the impact, if any, these changes might have on our business, the impact could be material.

Certain of our competitors have reported injuries caused by the malfunction of human exoskeleton devices (in at least one case to the FDA). Injuries caused by the malfunction or misuse of human exoskeleton devices, even where such malfunction or misuse occurs with respect to one of our competitor’s products, could cause regulatory agencies to implement more conservative regulations on the medical human exoskeleton industry, which could significantly increase our operating costs.

If we are not able to both obtain and maintain adequate levels of third-party reimbursement for our products, it would have a material adverse effect on our business.

Healthcare providers and related facilities are generally reimbursed for their services through payment systems managed by various governmental agencies worldwide, private insurance companies, and managed care organizations. The manner and level of reimbursement in any given case may depend on the site of care, the procedure(s) performed, the final patient diagnosis, the device(s) utilized, available budget, or a combination of these factors, and coverage and payment levels are determined at each payer’s discretion. The coverage policies and reimbursement levels of these third-party payers may impact the decisions of healthcare providers and facilities regarding which medical products they purchase and the prices they are willing to pay for those products. Thus, changes in reimbursement levels or methods may either positively or negatively impact sales of our products.

We have no direct control over payer decision-making with respect to coverage and payment levels for our medical device products. Additionally, we expect many payers to continue to explore cost-containment strategies (e.g., comparative and cost-effectiveness analyses, so-called “pay-for-performance” programs implemented by various public and private payers, and expansion of payment bundling schemes such as Accountable Care Organizations, and other such methods that shift medical cost risk to providers) that may potentially impact coverage and/or payment levels for our current products or products we develop.

As our product offerings are expected to be diverse across healthcare settings, they will likely be affected to varying degrees by the many payment systems. Therefore, individual countries, product lines or product classes may be impacted by changes to these systems.

Changes in reimbursement practices of third-party payers could affect the demand for our products and the prices at which they are sold.

The sales of our clinical and proposed products could depend, in part, on the extent to which healthcare providers and facilities or individual users are reimbursed by government authorities, private insurers and other third-party payers for the costs of our products or the services performed with our products. The coverage policies and reimbursement levels of third-party payers, which can vary among public and private sources and by country, may affect which products are purchased by customers and the prices they are willing to pay for those products in a particular jurisdiction. Reimbursement rates can also affect the acceptance rate of new technologies. Legislative or administrative reforms to reimbursement systems in the United States or abroad, or changes in reimbursement rates by private payers, could significantly reduce reimbursement for procedures using the Company’s products or result in denial of reimbursement for those products, which would adversely affect customer demand or the price customers may be willing to pay for such products.

Clinical outcome studies regarding our products may not provide sufficient data to either cause third-party payers to approve reimbursement or to make human exoskeletons a standard of care.

Our business plan in part relies on broad adoption of human exoskeletons and upper and lower body robotic rehabilitation products to provide neuro-rehabilitation to individuals who have suffered a neurological injury or disorder. Although use of human exoskeletons and upper and lower body robotic rehabilitation products in neuro-rehabilitation is new, use of robotic devices has been in the market for over a decade and the clinical studies relating to such devices have had both positive and negative outcomes. Much of the rehabilitation community has rejected the use of such devices based on the data from some of these studies. Although we believe that human exoskeletons and upper and lower body robotic rehabilitation products will outperform manual equipment, this has not been widely proven. Furthermore, it may prove impossible to prove an advantage in a timely manner, or at all, which could prevent broad adoption of our products.

Part of our business plan relies on broad adoption of our products to provide “early mobilization” of individuals who have been immobilized by an injury, disease, or other condition. Although the health benefits of other methods of “early mobilization” have been demonstrated in clinical studies in fields such as stroke, those studies did not test early mobilization with human exoskeletons directly. It may be necessary to provide outcome studies on early mobilization with exoskeletons directly in order to convince the medical community of their effectiveness. Such studies have not been designed at this time, and may be too large and too costly for us to conduct.

Product defects could adversely affect the results of our operations.

The design, manufacture and marketing of our products involves certain inherent risks. Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of our products can lead to injury or other adverse events. These events could lead to recalls or safety alerts relating to our products (either voluntary or required by the FDA, Health Canada or similar governmental authorities in other countries), and could result, in certain cases, in the removal of a product from the market. A recall could result in significant costs, as well as negative publicity and damage to our reputation that could reduce demand for our products. Personal injuries relating to the use of our products could also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals.

We could be exposed to significant liability claims if we are unable to obtain insurance at acceptable costs and adequate levels or otherwise protect ourselves against potential product liability claims.

The testing, manufacturing, marketing and sale of medical devices entails the inherent risk of liability claims or product recalls. Product liability insurance is expensive and may not be available on acceptable terms, if at all. A successful product liability claim or product recall could inhibit or prevent the successful commercialization of our products, cause a significant financial burden on the Company, or both, which in either case could have a material adverse effect on our business and financial condition.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We will need to raise additional funds in the future to fund our working capital needs, to fund more aggressive expansion of our business or for strategic acquisitions. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to incur additional research and development expenditures to continue development of our existing and proposed products as well as research and development expenditures to develop new products and services. The products and services we are developing and may develop in the future may not be technologically successful. In addition, the length of our product and service development cycle may be greater than we originally expected and we may experience delays in product development. If our resulting products and services are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products and services.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued service of Eric Michel Dusseux, our newly appointed Chief Executive Officer, and his executive team or any qualified replacement of those individuals. There can be no assurance that the services of any of these individuals will continue to be available to us in the future. We do not carry any key man life insurance policies on any of our existing or proposed executive officers. The failure to retain, or attract replacement, qualified personnel could have a material adverse effect on our business and our ability to pursue our growth strategy.

The impact of the Patient Protection and Affordable Care Act remains uncertain.

In 2010, significant reforms to the health care system were adopted as law in the United States. The law includes provisions that, among other things, reduce or limit Medicare reimbursement, require all individuals to have health insurance (with limited exceptions) and impose increased taxes. These factors, in turn, could result in reduced demand for our products and increased downward pricing pressure. Because parts of the 2010 health care law remain subject to implementation, the long-term impact on us is uncertain. The new law or any future legislation could reduce medical procedure volumes, lower reimbursement for our products, and impact the demand for our products or the prices at which we sell our products. Accordingly, while it is too early to understand and predict the ultimate impact of the new law on our business, the legislation and resulting regulations could have a material adverse effect on our business, cash flows, financial condition and results of operations. The law includes a 2.3% tax on sales of medical devices beginning January 1, 2013, which had the effect of increasing the company’s operating expenses by the amount of the tax. Medical devices sold for export are exempt from the tax. On December 18, 2015, former President Obama signed into law the Consolidated Appropriations Act, 2016, which includes a two-year moratorium on the medical device excise tax, exempting medical device sales during the period of January 1, 2016 to December 31, 2017 from the tax. Absent further legislative action, the tax will be automatically reinstated on January 1, 2018, which would again result in an increase in our operating expenses. We also cannot predict whether the 2010 health care law will be repealed in whole or in part, or whether it will be replaced, by the current administration.

Our operations in international markets involve inherent risks that we may not be able to control.

Our business plan includes the marketing and sale of our existing and proposed products in international markets. Accordingly, our results could be materially and adversely affected by a variety of uncontrollable and changing factors relating to international business operations, including:

•	macroeconomic conditions adversely affecting geographies where we intend to do business;

•	foreign currency exchange rates;

•	political or social unrest or economic instability in a specific country or region;

•	higher costs of doing business in foreign countries;

•	infringement claims on foreign patents, copyrights or trademark rights;

•	difficulties in staffing and managing operations across disparate geographic areas;

•	difficulties associated with enforcing agreements and intellectual property rights through foreign legal systems;

•	trade protection measures and other regulatory requirements, which affect our ability to import or export our products from or to various countries;

•	adverse tax consequences;

•	unexpected changes in legal and regulatory requirements;

•	military conflict, terrorist activities, natural disasters and medical epidemics; and

•	our ability to recruit and retain channel partners in foreign jurisdictions.

Our financial results may be affected by fluctuations in exchange rates.

Our financial statements are presented in U.S. dollars, while a portion of our business is conducted, and a portion of our operating expenses are payable, in Canadian dollars. Due to possible substantial volatility of currency exchange rates, exchange rate fluctuations may have an adverse impact on our future revenues or expenses presented in our financial statements. Our results of operations could be adversely affected if we are unable to successfully manage currency fluctuations in the future.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. Since the acquisition of IMT, we have consolidated our accounting in Toronto; however, our internal controls need to expand to encompass activities related to those assets. If material weaknesses arise as a result and they are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our common stock.

The industries in which we operate are highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or are otherwise more attractive, we may be unable to compete effectively with other companies.

The medical technology industry is characterized by intense competition and rapid technological change and we will face competition on the basis of product features, clinical outcomes, price, services and other factors. Competitors may include large medical device and other companies, some of which have significantly greater financial and marketing resources than we do, and firms that are more specialized than we are with respect to particular markets. Our competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than ours or may be more successful in attracting potential customers, employees and strategic partners.

Our competitive position will depend on multiple, complex factors, including our ability to achieve market acceptance for our products, develop new products, implement production and marketing plans, secure regulatory approvals for products under development and protect our intellectual property. In some instances, competitors may also offer, or may attempt to develop, alternative therapies that may be delivered without a medical device or a medical device superior to ours. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. The entry into the market of manufacturers located in low-cost manufacturing locations may also create pricing pressure, particularly in developing markets. Our future success depends, among other things, upon our ability to compete effectively against current technology, as well as to respond effectively to technological advances, and upon our ability to successfully implement our marketing strategies and execute our research and development plan.

We face competition from other medical device companies that focus on robotic rehabilitation solutions to individuals with neurological disorders.

We face competition from other companies that also focus on robotic rehabilitation solutions to individuals with neurological disorders. With respect to exoskeleton devices, Argo Medical Technologies, Ekso Bionics, Parker Hannifin, ReWalk Robotics and Rex Bionics compete against the ARKE. Additionally, with respect to the InMotion products that we are marketing to patients with stroke- related conditions, Cyberdyne, Hocoma, AlterG, Aretech and Reha Technology are each currently selling products that may compete with such products. These companies have longer operating histories and may have greater name recognition and substantially greater financial, technical and marketing resources than us. Many of these companies also have FDA or other applicable governmental approval to market and sell their products, and more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations. We expect similar strong competition with respect to any other product or technology we develop or acquire.

Our industry is experiencing greater scrutiny and regulation by governmental authorities, which may lead to greater governmental regulation in the future.

In recent years, the medical device industry has been subject to increased regulatory scrutiny, including by the FDA, Health Canada and numerous other federal, state, provincial and foreign governmental authorities. This has included increased regulation, enforcement, inspections, and governmental investigations of the medical device industry and disclosure of financial relationships with health care professionals. We anticipate that governments will continue to scrutinize our industry closely, and that additional regulation by governmental authorities, both foreign and domestic, may increase compliance costs, exposure to litigation and other adverse effects to our operations.

Unsuccessful clinical trials or procedures relating to products under development could have a material adverse effect on our prospects.

The regulatory approval process for new products and new indications for existing products requires extensive clinical trials and procedures, including early clinical experiences and regulatory studies. Unfavorable or inconsistent clinical data from current or future clinical trials or procedures conducted by us, our competitors, or third parties, or perceptions regarding this clinical data, could adversely affect our ability to obtain necessary approvals and the market’s view of our future prospects. Such clinical trials and procedures are inherently uncertain and there can be no assurance that these trials or procedures will be completed in a timely or cost-effective manner or result in a commercially viable product. Failure to successfully complete these trials or procedures in a timely and cost-effective manner could have a material adverse effect on our prospects. Clinical trials or procedures may experience significant setbacks even after earlier trials have shown promising results. Further, preliminary results from clinical trials or procedures may be contradicted by subsequent clinical analysis. In addition, results from our clinical trials or procedures may not be supported by actual long-term studies or clinical experience. If preliminary clinical results are later contradicted, or if initial results cannot be supported by actual long-term studies or clinical experience, our business could be adversely affected. Clinical trials or procedures may be suspended or terminated by us, the FDA or other regulatory authorities at any time if it is believed that the trial participants face unacceptable health risks.

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The industry in which we operate, including, in particular, the medical device industry, are characterized by extensive intellectual property litigation and, from time to time, we might be the subject of claims by third parties of potential infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert the time and effort of our management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in our payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category and could have a material adverse effect on its business, cash flows, financial condition or results of operations.

If we are unable to protect our patents or other proprietary rights, or if we infringe on the patents or other proprietary rights of others, our competitiveness and business prospects may be materially damaged.

We own 5 U.S. and international patents pending. We also have exclusive licensing rights to three patents which were obtained as a result of our acquisition of IMT. We intend to continue to seek legal protection, primarily through patents, trade secrets and contractual provisions, for our proprietary technology, as cash flow allows. Such methods may not be adequate to protect us or permit us to gain or maintain a competitive advantage. Seeking patent protection is a lengthy and costly process, and there can be no assurance that patents will be issued from any pending applications, or that any claims allowed from existing or pending patents will be sufficiently broad or strong to protect our proprietary technology. There is also no guarantee that any patents we hold will not be challenged, invalidated or circumvented, or that the patent rights granted will provide competitive advantages to us. Our competitors have developed and may continue to develop and obtain patents for technologies that are similar or superior to our technologies. In addition, the laws of foreign jurisdictions in which we develop, manufacture or sell our products may not protect our intellectual property rights to the same extent as do the laws of the United States and Canada.

Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our technologies or to prevent an unauthorized third party from copying or otherwise obtaining and using our products, technologies or other information that we regard as proprietary. Additionally, third parties may be able to design around our patents. Our inability to adequately protect our intellectual property could allow our competitors and others to produce products based on our technologies, which could substantially impair our ability to compete.

Adverse outcomes in current or future legal disputes regarding patent and other intellectual property rights could result in the loss of our intellectual property rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties on terms that may not be reasonable or favorable to us, prevent us from manufacturing, importing or selling our products, or compel us to redesign our products to avoid infringing third parties’ intellectual property. As a result, we may be required to incur substantial costs to prosecute, enforce or defend our intellectual property rights if they are challenged. Any of these circumstances could have a material adverse effect on our business, financial condition and resources or results of operations.

Our ability to develop intellectual property depends in large part on hiring, retaining and motivating highly qualified design and engineering staff with the knowledge and technical competence to advance our technology and productivity goals. We have entered into confidentiality and/or intellectual property assignment agreements with many of our employees and consultants as one of the ways we seek to protect our intellectual property and other proprietary technologies. However, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements.

Our employees and consultants may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained and is using our proprietary know-how is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect know-how than courts in the United States. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain intellectual property protection could adversely affect our competitive business position.

Dependence on patent and other proprietary rights and failing to protect such rights or to be successful in litigation related to such rights may result in our payment of significant monetary damages or impact offerings in our product portfolios.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain adequate intellectual property protection, we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products. Also, our currently pending or future patent applications may not result in issued patents, and issued patents could be subject to claims concerning priority, scope and other issues.

Furthermore, we have not filed applications for all of our patents internationally and we may not be able to prevent third parties from using our proprietary technologies or may lose access to technologies critical to our products in other countries.

If we fail to meet our obligations under our license agreements, we may lose our rights to technologies on which our business and proposed business depends.

Our existing and proposed business depends in part on licenses from third parties and in one instance, Dr. Hermano Igo Krebs, one of our former directors and former Chief Science Officer, and a founder of IMT. These license agreements impose obligations on us, which may include payment obligations and obligations to diligently pursue development of commercial products under the licensed patents. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our license rights were restricted or ultimately lost, our ability to continue our InMotion business based on the affected technology platform could be affected adversely.

Risks Related to our Securities and Governance Matters

We may have undisclosed liabilities and any such liabilities could harm our revenues, business, prospects, financial condition and results of operations.

Before the Acquisition Transaction with Drywave, Bionik Canada conducted due diligence on the Company it believed was customary and appropriate for a transaction such as the Acquisition Transaction. However, the due diligence process may not have revealed all material liabilities of the Company then existing or which may be asserted in the future against us relating to the Company’s activities before the consummation of the Acquisition Transaction with Drywave. In addition, the agreement with the Company contains representations with respect to the absence of any liabilities and indemnification for any breach thereof. However, there can be no assurance that the Company had no liabilities upon the closing of the Acquisition Transaction with Drywave or that we will be successful in enforcing the indemnification provisions or that such indemnification provisions will be adequate to reimburse us. Any such liabilities of the Company that survive the Acquisition Transaction with Drywave could harm our revenues, business, prospects, financial condition and results of operations.

We do not expect to pay cash dividends on our common stock.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends on our common stock in the future. Investors seeking cash dividends should not invest in our common stock for that purpose.

Anti-takeover provisions in the Company’s charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

We cannot assure you that the Company’s Common Stock will be listed on any national securities exchange, or remain listed or quoted.

We cannot assure you that the Company’s Common Stock will be listed on any national securities exchange. We cannot assure you that we will ever be able to meet the initial listing standards of any of the NASDAQ markets or any other stock exchange, or that, if quoted, we would be able to maintain a listing of Common Stock on any of the NASDAQ markets or any other stock exchange. Our stock began trading on the OTCQB market from the OTCQX market on August 14, 2017. If our Common Stock remains quoted on an over-the-counter system rather than being listed on a national securities exchange, an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of the Company’s Common Stock.

We may not be able to establish a liquid market for the Company’s Common Stock or attract the attention of research analysts at major brokerage firms

We have been unable to establish a liquid market for the Company’s Common Stock. Moreover, we do not expect security analysts of brokerage firms to provide coverage of the Company in the near future. In addition, investment banks may be less likely to agree to underwrite secondary offerings on behalf of the Company or our stockholders due to our becoming a public reporting company not by means of an initial public offering of Common Stock. If all or any of the foregoing risks occur, it would have a material adverse effect on the Company.

We cannot predict whether an active market for the Company’s Common Stock will ever develop in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;

•	Market visibility for shares of the Company’s Common Stock may be limited; and

•	A lack of visibility for shares of the Company’s Common Stock may have a depressive effect on the market price for shares of the Company’s Common Stock.

The Company’s Common Stock is quoted on the OTCQB marketplace operated by OTC Markets Group, Inc. since August 14, 2017 as a result of not meeting the net tangible asset requirements of the OTCQX market. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE. No assurances can be given that our Common Stock will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE. Furthermore, we can give no assurance that our current trading levels will be sustained after our move to the OTCQB market. In any of these events, there could remain a highly illiquid market for the Company’s Common Stock and you may be unable to dispose of your Common Stock at desirable prices or at all.

An active and visible public trading market for the Company’s Common Stock may not develop and the market for our Common Stock is limited.

Our Common Stock is thinly traded and any recently reported sales price may not be a true market-based valuation of our Common Stock. There can be no assurance that an active market for our Common Stock will develop, or that we will be successful to up-list to NASDAQ or another national securities exchange, especially in light of our move to the OTCQB market. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. Consequently, holders of shares of our common stock may not be able to liquidate their investment in the Company’s shares at prices that they may deem appropriate.

The market price for our Common Stock may be volatile.

The market price for our Common Stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	Actual or anticipated fluctuations in our quarterly or annual operating results;

•	Changes in financial or operational estimates or projections;

•	Conditions in markets generally;

•	Changes in the economic performance or market valuations of companies similar to ours;

•	Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Our move from the OTCQX market to the OTCQB market;

•	Our intellectual property position; and

•	General economic or political conditions in the United States, Canada or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our Common Stock.

The issuance of shares upon exercise of outstanding warrants could cause immediate and substantial dilution to existing stockholders.

On June 27, 2017, we closed on an offer to amend and exercise our existing warrants, of which 5,000,172 warrants were exercised at $0.25 per share for net cash proceeds of $1,129,193. As a result, there remain 14,036,028 shares underlying warrants issued in 2015 that may be issued upon future exercises. This includes an aggregate of an additional 1,024,943 shares underlying warrants as a result of anti-dilution provisions in the warrant, as well as an additional 400,014 warrants issued to the solicitation agent in the offer to amend and exercise. Investors should expect additional issuances of common stock or common stock equivalents as a result of future triggers of the warrants’ anti-dilution provisions, including as a result of any conversion of outstanding convertible promissory notes and final determination of the number of shares underlying warrants issued in December 2016 and through 2017 to the Company’s convertible noteholders.

The issuance of shares upon exercise of warrants could result in substantial dilution to the interests of other stockholders since the holders of such warrants may ultimately convert and sell the full amount issuable on conversion.

A large number of our shares may be sold in the market, which may depress the market price of our Common Stock.

Pursuant to the registration statement of which this prospectus forms a part, we are registering an aggregate of approximately 110 million shares of our outstanding common stock, and common stock underlying outstanding Exchangeable Shares and certain outstanding warrants and options. The issuance and sale of such shares may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market could cause the market price of our Common Stock to decline.

As our Common Stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

The SEC has adopted regulations, which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is now and may in the future continue to be less than $5.00 per share and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	Make a special written suitability determination for the purchaser;

•	Receive the purchaser’s prior written agreement to the transaction;

•	Provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	Obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell your securities.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. To the extent that we receive cash payment for the exercise of the warrants and options to purchase shares of our common stock from the selling stockholders participating in this offering, we would use such proceeds for our working capital, development of our technologies or acquisition of new technologies, and/or general corporate purposes. If all of the warrants and options to which the warrant shares and option shares offered in this prospectus were exercised, we would receive proceeds of $1,835,773.44 in the aggregate.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB marketplace under the symbol “BNKL” since August 14, 2017. Prior to that, our common stock was traded on the OTCQX marketplace under the symbol “BNKL” since August 19, 2015. Prior to that, our common stock was traded on the OTC Pink marketplace and was traded on such market prior to March 13, 2015 under the symbol “DWTP”. Our common stock did not trade between approximately July 15, 2013 and February 23, 2015. The following table sets forth the range of high and low bid prices for our common stock for each of the periods indicated as reported by such marketplaces. On December 14, 2017, the closing price of our common stock as reported on the OTCQB marketplace was $0.15 per share.

Quarterly Period Ended	High	Low
March 31, 2017	$1.48	$0.36
June 30, 2017	$0.475	$0.211
September 30, 2017	$0.30	0.105
December 31, 2017 (through December 14, 2017)	$0.245	$0.10

March 31, 2016	$1.210	$0.735
June 30, 2016	$1.080	$0.660
September 30, 2016	$1.080	$0.51
December 31, 2016	$0.80	$0.526

March 31, 2015	$3.00	$2.00
June 30, 2015	$2.40	$1.05
September 30, 2015	$1.90	$1.00
December 31, 2015	$1.55	$0.60

We consider our common stock to be thinly traded and, accordingly, reported sales prices or quotations may not be a true market- based valuation of our common stock.

Holders

As of December 14, 2017, 55,885,279 shares of Common Stock were issued and outstanding, which were held by approximately 294 holders of record, as well as up to approximately 530 holders in nominee names. In addition, as of December 14, 2017, 45,909,336 Exchangeable Shares were issued and outstanding, which were held by approximately 32 holders of record.

Dividends

We have not paid any dividends and we do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made in the discretion of our Board of Directors, after our taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Equity Compensation Plan Information

We adopted, and a majority of our stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”). Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 15% of our common stock and common stock reserved for issuance from the Exchangeable Shares are reserved for issuance under the 2014 Plan, and options for the purchase of 9,903,650 shares of our common stock have been granted and are outstanding as of March 31, 2017. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

The table below sets forth information as of March 31, 2017 with respect to compensation plans under which our common stock or Exchangeable Shares are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	9,903,650	$0.59	4,615,516

Equity compensation plans not approved by security holders	–	–	–

Total	9,903,650		4,615,516

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) covers information pertaining to the Company up to September 30, 2017 and should be read in conjunction with the audited financial statements and related notes of the Company as of March 31, 2017 and 2016, which are reissued in this Registration Statement on Form S-1 as a result of the Company’s adoption of ASU 2017-11 as further described below, and the unaudited financial statements and related notes of the Company as of September 30, 2017, all of which are contained elsewhere in this prospectus. Except as otherwise noted, the financial information contained in this MD&A and in the financial statements has been prepared in accordance with accounting principles generally accepted in the United States of America. All amounts are expressed in U.S. dollars unless otherwise noted.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Forward Looking Statements

Certain information contained in this MD&A includes “forward-looking statements.” Statements which are not historical reflect our current expectations and projections about our future results, performance, liquidity, financial condition and results of operations, prospects and opportunities and are based upon information currently available to us and our management and their interpretation of what is believed to be significant factors affecting our existing and proposed business, including many assumptions regarding future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should,” “expect,” “intend,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Actual results, performance, liquidity, financial condition and results of operations, prospects and opportunities could differ materially and perhaps substantially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including those risks described in detail in the section of this prospectus entitled “Risk Factors” as well as elsewhere in this prospectus.

In light of these risks and uncertainties, and especially given the nature of our existing and proposed business, there can be no assurance that the forward-looking statements contained in this section and elsewhere in this prospectus will in fact occur. Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Plan of Operation and Recent Corporate Developments

Bionik Laboratories Corp. was incorporated on January 8, 2010 in the State of Colorado. At the time of our incorporation the name of our company was Strategic Dental Management Corp. On July 16, 2013, the Company changed its name from Strategic Dental Management Corp. to Drywave Technologies, Inc. and changed its state of incorporation from Colorado to Delaware. Effective February 13, 2015, we changed our name to Bionik Laboratories Corp. Effective November 8, 2017, we filed with the Secretary of State of Delaware a Certificate of Amendment to our Restated Certificate of Incorporation whereby, among other things, we increased the authorized number of shares of Common Stock from 150,000,000 to 250,000,000. Additionally, on November 6, 2017, our stockholders approved an up to 1-for-40 reverse stock split of the issued and outstanding shares of our Common Stock. The reverse stock split has not been implemented.

Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act. On February 26, 2015, we entered into an Investment Agreement with Acquireco, our wholly owned subsidiary, and Bionik Canada, whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada. After giving effect to this transaction, we commenced operations through Bionik Canada.

Immediately prior to the closing of the Acquisition Transaction and the First Closing, we transferred all of the business, properties, assets, operations and goodwill of the Company (other than cash and cash equivalents), and liabilities as of March 6, 2013, to our then-existing wholly owned subsidiary, Strategic Dental Alliance, Inc., and then transferred all of the capital stock of Strategic Dental Alliance to Brian E. Ray, a former officer and existing director (through March 20, 2015) and Jon Lundgreen, a former officer and director, pursuant to a Spin-Off Agreement. Also as of immediately prior to the closing of the Acquisition Transaction and the First Closing, we entered into an Assignment and Assumption Agreement with Tungsten 74 LLC, pursuant to which Tungsten 74 LLC assumed all of our remaining liabilities through the closing of the Acquisition Transaction. Accordingly, as of the closing of the Acquisition Transaction and the First Closing, we had no assets or liabilities.

On April 21, 2016, we acquired all of the outstanding shares and, accordingly, all assets and liabilities of IMT, a Boston, Massachusetts-based global pioneer and leader in providing effective robotic tools for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary, which provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. In return for acquiring IMT, IMT shareholders received 23,650,000 shares of our common stock.

As a result of the acquisition of IMT, our product line now includes three FDA listed upper extremity clinical rehabilitation products currently on the market for clinical use, a lower-body product available for research use being developed for clinical trials, as well as a potential pipeline to other new product candidates. Our clinical products have been characterized as Class II medical devices by the U.S. Food and Drug Administration and 250 units have been sold in over 20 countries, including the United States. We have a growing body of clinical data for our products. In addition, our manufacturing facility in Boston is compliant with ISO-13485 and FDA regulations.

We are a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in the designing, developing and commercializing of cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. We strive to innovate and build devices that improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s ever move.

Significant Accounting Policies and Estimates

The discussion and analysis of the financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

The adoption of the FASB issued, ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update means the instrument does not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period. The Company has adopted ASU No. 2017-11 in the quarter ended September 30, 2017. Accordingly, we have reissued our audited financial statements for the fiscal years ended March 31, 2017 and 2016 in accordance with SEC rules to reflect this adoption, which reissued financial statements can be found elsewhere in this prospectus.

Results of Operations

From the inception of Bionik Canada on March 24, 2011 through to September 30, 2017, we have generated a deficit of $26,973,321.

We expect to incur additional operating losses through the fiscal year ending March 31, 2018 and beyond, principally as a result of our continuing research and development, building the sales and marketing team, long sales cycles and general and administrative costs predominantly associated with being a public company.

Our results of operations are presented for the three and six months ended September 30, 2017 with comparatives for the three and six months ended September 30, 2016.

The following is the commentary on the three and six months ended September 30, 2017 compared to the three and six months ended September 30, 2016.

Sales

The Company recorded revenue of $221,847 and $309,367 for the three and six months ended September 30, 2017 compared to $18,283 and $182,474 for the three and six months ended September 30, 2016. The increase in the revenues results from our growing sales team starting to deliver on a significant pipeline of opportunities, which we hope will continue in the future.

Cost of sales

The Company recorded cost of sales of $59,825 and $89,125 for the three and six months ended September 30, 2017, compared to $12,019 and $70,894 for the three and six months ended September 30, 2016.

Operating Expenses

Total operating expenses for the three and six months ended September 30, 2017 was $3,593,308 and $5,720,895 compared to $1,807,323 and $3,840,336 for the three and six months ended September 30, 2016, as further detailed below.

Sales and marketing expenses for the three and six months ended September 30, 2017 was $435,294 and $880,817 compared to the three and six months ended September 30, 2016 of $187,265 and $269,463. The sales and marketing team was expanded starting in August 2016, and January through February 2017 with the addition of five sales and marketing employees, including a Chief Commercialization Officer, marketing and sales support to prepare for the launch of the new InMotion V2 product. Prior years expenses included two sales employees and their expenses since the acquisition of IMT on April 21, 2016.

Research and development expenses for the three and six months ended September 30, 2017 were $715,400 and $1,401,309 compared to the three and six months ended September 30, 2016 of $813,773 and $1,231,563. The increase for the six months ended September 30, 2017 compared to September 30, 2016, primarily relates to additional development and prototyping costs for our new product development projects.

For the three and six months ended September 30, 2017, we incurred general and administrative expenses of $1,505,528 and $2,133,134, compared to general and administrative expenses of $577,853 and $1,881,467 for the three and six months ended September 30, 2016. The increase in these expenses is primarily due to public company related expenses, the addition of a new employee and a consultant, as well as the amounts owing to the former CEO of the Company. The expenses for the three and six months period ended September 30, 2016 include the expenses related to the IMT acquisition in 2016. In addition, the previous year’s costs included cost of our former Chief Operating Officer; this position was reallocated to research and development in the current fiscal year.

For the three and six months ended September 30, 2017, the Company recorded $762,208 and $1,013,256 in share-based compensation expense compared to $204,842 and $424,090 for the three and six months ended September 30, 2016, due to the increase in options issued in 2017 over 2016.

For the three and six months ended September 30, 2017, the Company recorded $74,073 as warrant accretion expense compared to $Nil for the three and six months ended September 30, 2016 due to the amortization of the fair value of warrants related to the convertible notes.

Other Expenses

For the three and six months ended September 30, 2017, we incurred interest expenses of $167,594 and $240,360 compared to interest expenses (income) of $(5,203) and $10,031 for the three and six months ended September 30, 2016. The increase in interest expense relates to the Company having more interest bearing debt during the three and six month period ended September 30, 2017 when compared to September 30, 2016.

Some of the Company’s outstanding warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the outstanding warrants, subject to certain important exceptions. Simultaneously, due to an anti-dilution clause, the number of shares of common stock that may be purchased upon exercise of each of these outstanding warrants shall be increased based on a pre-defined formula.

Other Income

For the three and six months ended September 30, 2017, the company had other income of $886 and $708 compared to other income of ($395,296) and ($406,514) for the three and six months ended September 30,2016. Prior year amounts are related to refundable scientific tax credits that the company is no longer eligible for.

Comprehensive Loss

Comprehensive loss for the three and six months ended September 30, 2017 amounted to $(3,615,361) and $(5,855,877) resulting in a loss per share of $(0.04) and $(0.06), compared to a loss of ($1,400,560) and ($3,332,273) for the three and six months ended September 30, 2016, resulting in a loss per share of $(0.02) and loss per share of $(0.04).

For the Fiscal Year Ended March 31, 2017 Compared to the Fiscal Year Ended March 31, 2016

Sales were $571,945 for the year ended March 31, 2017 (March 31, 2016 - $Nil). The sales comprise sales of InMotion products and service and warranty income commencing from the acquisition of IMT on April 21, 2016.

Cost of Sales and Gross Margin

Cost of sales were $388,756 for the year ended March 31, 2017 (March 31, 2016 - $Nil), which included inventory write downs totaling $167,425, or product costs of sales of $221,331. If the $167,425 of inventory write down was excluded from the gross margin of $183,189, it would result in a gross margin before inventory write downs of $350,614 (March 31, 2016 – $Nil).

Operating Expenses

Total operating expenses for the year ended March 31, 2017 were $8,829,481 and for the year ended March 31, 2016 was $6,632,970, as further described below.

For the year ended March 31, 2017, the Company incurred $1,188,207 in sales and marketing expenses (year ended March 31, 2016 – $Nil). Upon the acquisition of IMT in April 2016, we acquired and further built a sales and marketing team to sell the InMotion products which increased our sales and marketing expenses.

For the year ended March 31, 2017, the Company incurred research and development expenses of $2,663,146 (year ended March 31, 2016 – $1,397,554). The increase in research and development expenses relates primarily to the additional engineers and technology product development resulting from the acquisition of IMT.

The Company incurred general and administrative expenses of $3,346,230 for the year ended March 31, 2017 and $3,676,125 for the year ended March 31, 2016. The decrease in general and administrative expenses resulted from less legal and investor relation costs in 2017 over 2016.

Stock compensation expense was $1,001,950 for the year ended March 31, 2017, compared to $1,495,837 for the year ended March 31, 2016, due to fewer option grants in the year ended March 31, 2017 compared to the year ended March 31, 2016.

Amortization of technology and other assets allocated from the purchase of IMT were $550,080 for the year ended March 31, 2017 (March 31, 2016 – Nil). Assets acquired such as workforce are being amortized over one year, whereas non-compete agreements and customer relationships are two years, trademarks are indefinite and patents and our exclusive license agreements over their lifetime, all as further described in our financial statements included in this prospectus. Depreciation amounted to $79,868 for the year ended March 31, 2017 (March 31, 2016 – $63,454).

Other Expenses

For the year ended March 31, 2017, we incurred interest expense of $43,735 (prior year – $2,839). The increase in interest expenses relates to our various debt agreements assumed in the IMT acquisition and new indebtedness incurred during the year ended March 31, 2017.

For the year ended March 31, 2017, we incurred a foreign exchange loss of $71,573 (March 31, 2017 – $112,771). Losses and gains on foreign currency for the year ended March 31, 2016 and 2015 resulted from the translation of foreign currency transactions to the Company’s functional currency. On April 1, 2015, Bionik Canada and Bionik Acquisitions Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well as that the Company anticipates revenues to be earned in U.S. dollars.

Some of the Company’s outstanding warrants include price protection provisions that allow for a reduction in the exercise price of the warrants in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the exercise price of the outstanding warrants, subject to certain important exceptions. Simultaneously, due to an anti-dilution clause, the number of shares of common stock that may be purchased upon exercise of each of these outstanding warrants shall be increased based on a pre-defined formula.

Other Income

For the year ended March 31, 2017, other income was $692,198 and for the year ended March 31, 2016, other income was $42,173, in each case related to interest and other income. The increase in other income was from the receipt of the final claim for refundable SR&ED credits from the Government of Canada.

Comprehensive (Loss) Income

Comprehensive income for the year ended March 31, 2017 after the retroactive adoption of ASU 2017-11 noted above was $(8,069,402), resulting in loss per share of $(0.09), and for the year ended March 31, 2016, after retroactive adoption of ASU 2017-11 noted above comprehensive loss was $(6,706,407), resulting in income per share of $(0.09). The increase in the comprehensive loss is primarily due to larger operating expenses in the current year as a result of the acquisition of IMT compared to 2016.

Liquidity and Capital Resources

We have funded operations through the issuance of capital stock, loans, grants and investment tax credits received from the Government of Canada. The Company raised in its 2015 private offering net proceeds of $11,341,397. Since 2015, the Company also obtained funds through additional government tax credits, incurring new convertible indebtedness totaling $3,530,096 and raising $1,125,038 in June 2017 from its warrant solicitation. At September 30, 2017, the Company had cash and cash equivalents of $136,080. This does not include an aggregate of approximately $2,100,000 we have borrowed since September 30, 2017 pursuant to our $3,000,000 convertible promissory note offering.

Based on our current burn rate, we need to raise additional capital in the short term to fund operations and meet expected future liquidity requirements, or we will be required to curtail or terminate some or all of our product lines or our operations. We are currently in discussions to raise additional capital, which may include or be a combination of convertible loans and equity which, if successful, will enable us to continue operations based on our current burn rate, for the next 12 months; however, we cannot give any assurance at this time that we will successfully raise all or some of such capital or any other capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated interim financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Additionally, we will need additional funds to respond to business opportunities including potential acquisitions of complementary technologies, protect our intellectual property, develop new lines of business and enhance our operating infrastructure. While we may need to seek additional funding for any such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We will also seek additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our product lines or our operations.

Net Cash Used in Operating Activities

During the six months ended September 30, 2017, we used cash in operating activities of $(3,059,849) compared to $(3,964,234) for the six months ended September 30, 2016. The decreased use of cash is mainly attributable to lower inventory levels and increased accounts payable liability in the six months ended September 30, 2017 over the six months ended September 30, 2016.

During the fiscal year ended March 31, 2017, we used cash in operating activities of $6,992,313. The increased use of cash in the fiscal year ended March 31, 2017, compared to $4,747,836 for the year ended March 31, 2016 is mainly attributable to the larger loss from operations.

Net Cash Used in Investing Activities

During the six months ended September 30, 2017, net cash used in investing activities was $(17,182) (September 30, 2016 - ($6,848)) related to equipment purchases.

During the fiscal year ended March 31, 2017, net cash used in investing activities was $(170,790), compared to $(547,924) for the fiscal year ended March 31, 2016. The decrease in the year ended March 31, 2017 resulted from there being no investment activity compared to the year ended March 31, 2016 when the Company was providing funds to IMT before the close of that acquisition in April 2016.

Net cash used in investing activities in 2016 and 2017 was used for the acquisition of equipment. The Company’s purchase of additional computer equipment was due to the increase in engineers and equipment to help with the development of our technology.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $2,669,461 for the six months ended September 30, 2017 compared to net cash provided by financing activities of $266,635 for the six months ended September 30, 2016. The increase in the six months ended September 30, 2017 is due to receipt of an additional $1,598,715 as convertible loans and $1,125,038 received from the company’s offer to amend and exercise its outstanding warrants which closed in June 2017, which resulted in 5,001,172 common shares being issued. The Company also paid back $12,319 of principal and $41,973 of interest to a promissory note holder.

Net cash provided by financing activities was $2,324,996 for the fiscal year ended March 31, 2017 compared to $4,552,409 for the year ended March 31, 2016. The principal reason for the decrease from the 2016 period to the 2017 period is due to our private offering in 2016 being larger than the convertible loan received and the warrant and option exercises in 2017.

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the condensed consolidated interim financial statements of adopting ASU 2014-09 will be assessed by management.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the condensed consolidated interim financial position or the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The updates makes several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company is still assessing the impact that the adoption of ASU 2016-01 will have on the condensed consolidated interim financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company has adopted this policy during the period and there was no impact on the condensed consolidated interim financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company is still assessing the impact that the adoption of ASU 2016-15 will have on the consolidated statement of cash flows.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated interim financial statements

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

BUSINESS

Company Overview

Bionik Laboratories Corp. is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges through the continuum of care from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility impaired individuals, including three products in the market and four products in varying stages of development. The InMotion Systems - the InMotion ARM, In Motion Wrist, InMotion Hand – are designed to provide intelligent, adaptive therapy in a manner that has been clinically verified to maximize neurorecovery. Bionik is also developing a lower-body exoskeleton - the ARKE - designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. The Company is developing with its strategic partner a lower body wearable assistive product, based on the ARKE technology, which could allow certain mobility impaired individuals to walk better, which the Company intends to launch in the consumer home market.

The Company acquired its in-market FDA listed products on April 21, 2016, when we acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc., a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger, dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary. The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as our wholly-owned subsidiary. As consideration, IMT shareholders received an aggregate of 23,650,000 shares of our common stock.

Through the acquisition of IMT, Bionik has added the portfolio focused on upper and lower extremity rehabilitation of stroke patients. Our product and development pipeline now includes three FDA listed upper extremity clinical rehabilitation products, a lower-body product InMotion AnkleBot being developed and clinically tested, as well as other potential new development product candidates. In addition, our development team has begun improvements to our current products that are on the market to be more competitive.

The InMotion ARM, InMotion ARM/HAND, and InMotion Wrist have been characterized as Class II medical devices by the U.S. Food and Drug Administration and are listed with the FDA to market and sell in the United States. The products have also been sold in over 20 other countries. In addition to these in-market products, the InMotion AnkleBot is a product candidate in development, and we are also developing the InMotion Home, which is an upper extremity product that allows the patient to extend their therapy for as long as needed while rehabilitating at home. This is being developed on the same design platform as the InMotion clinical products. All of the above products are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery.

Two hundred fifty of our clinical robotics products for stroke have been sold in over 20 countries, including the United States. We have a growing body of clinical data for our products. In addition, our Massachusetts-based manufacturing facility is compliant with ISO-13485 and FDA regulations.

In addition, we are developing for commercialization the ARKE lower body exoskeleton. We have a further product candidate for gait assistance for rehabilitation, which we expect to further advance as funds allow in 2018. We plan to develop other biomechatronic solutions, including consumer-level medical assistive and rehabilitative products, through internal research and development and we may in the future further augment our product portfolio through acquisition opportunities.

We have partnered with industry leaders in manufacturing and design and have also expanded our development team through partnerships with researchers and academia. Most recently, on May 23, 2017, we entered into a Co-operative Joint Venture Contract with Ginger Capital Investment Holding Ltd. to establish a cooperative joint venture enterprise in the People’s Republic of China and on June 22, 2017 we entered into a joint development and manufacturing agreement with Wistron Medical Tech Holding Company of Taiwan to jointly develop a lower body assistive robotic product based on the ARKE technology for the consumer home market.

We currently hold an intellectual property portfolio that includes 5 U.S. and international pending patents, as well as other patents under development. We may file provisional patents from time to time, which may expire if we do not pursue full patents within 12 months of the filing date. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes. Additionally, as a result of our acquisition of IMT, we hold exclusive licenses to three additional patents. Patented technology used in the InMotion Wrist is licensed to us from the Massachusetts Institute of Technology. The Company also holds the option to license certain robotic technology from the University of Texas at Dallas.

We have a history of net losses. We had $571,945 of revenue for the year ended March 31, 2017 (March 31, 2016 – nil), and $309,367 of revenue for the six months ended September 30, 2017 (September 30, 2016- $182,474).

The Acquisition Transaction and Offering

On February 26, 2015, we entered into an Investment Agreement (the “Investment Agreement”) with Bionik Acquisition Inc., a company existing under the laws of Canada and our wholly owned subsidiary (“Acquireco”), and Bionik Laboratories, Inc. (“Bionik Canada”), whereby we acquired 100 Class 1 common shares of Bionik Canada representing 100% of the outstanding Class 1 common shares of Bionik Canada, taking into account the Exchangeable Share Transaction (as defined below) (the “Acquisition Transaction”). After giving effect to the Acquisition Transaction, we commenced operations through Bionik Canada.

Bionik Canada was incorporated on March 24, 2011 under the Canada Business Corporations Act. Bionik Canada’s principal executive office is located at 483 Bay Street, N105, Toronto, ON Canada M5G 2C9 and its telephone number is (416) 640-7887 x108. Our website address is www.bioniklabs.com.

Immediately prior to the closing of the Acquisition Transaction and the First Closing (as defined below), we transferred all of the business, properties, assets, operations and goodwill of the Company (other than cash and cash equivalents), and liabilities as of March 6, 2013, to our then-existing wholly owned subsidiary, Strategic Dental Alliance, Inc., a Colorado corporation (“Strategic Dental Alliance”), and then transferred all of the capital stock of Strategic Dental Alliance to Brian E. Ray, a former officer and existing director (through March 20, 2015) and Jon Lundgreen, a former officer and director, pursuant to a Spin-Off Agreement (the “Spin-Off Agreement”). Also as of immediately prior to the closing of the Acquisition Transaction and the First Closing, we entered into an Assignment and Assumption Agreement with Tungsten 74 LLC, pursuant to which Tungsten 74 LLC assumed all of our remaining liabilities through the closing of the Acquisition Transaction (the “Assignment and Assumption Agreement”). Accordingly, as of the closing of the Acquisition Transaction and the First Closing, we had no assets or liabilities.

As a condition of the closing of the Acquisition Transaction, Bionik Canada created a new class of exchangeable shares (the “Exchangeable Shares”), which were issued to the existing common shareholders of Bionik Canada in exchange for all of their outstanding common shares, all of which were cancelled (the “Exchangeable Share Transaction”).

Pursuant to the rights and privileges of the Exchangeable Shares, the holders of such Exchangeable Shares maintain the right to (i) receive dividends equal to, and paid concurrently with, dividends paid by the Company to the holders of Common Stock; (ii) vote, through the Trustee’s voting of the Special Voting Preferred Stock (as defined herein) on all matters that the holders of Common Stock are entitled to vote upon; and (iii) receive shares of Common Stock upon the liquidation or insolvency of the Company upon the redemption of such Exchangeable Shares by Acquireco. The Exchangeable Shares do not give the holders any economic, voting or other control rights over Bionik Canada.

As part of the Exchangeable Share Transaction, we entered into the following agreements, each dated February 26, 2015:

•	Voting and Exchange Trust Agreement (the “Trust Agreement”) with Bionik Canada and Computershare Trust Company of Canada (the “Trustee”); and

•	Support Agreement (the “Support Agreement”) with Acquireco and Bionik Canada.

Pursuant to the terms of the Trust Agreement, the parties created a trust for the benefit of its beneficiaries, which are the holders of the Exchangeable Shares, enabling the Trustee to exercise the voting rights of such holders until such time as they choose to redeem their Exchangeable Shares for shares of the common stock of the Company, and allowing the Trustee to hold certain exchange rights in respect of the Exchangeable Shares.

As a condition of the Trust Agreement and prior to the execution thereof, we filed a Certificate of Designation with the Delaware Secretary of State, effective February 20, 2015, designating a class of our preferred shares as The Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and issued one share of The Special Voting Preferred Stock to the Trustee.

The Special Voting Preferred Stock entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement. The Trust Agreement further sets out the terms and conditions under which holders of the Exchangeable Shares are entitled to instruct the Trustee as to how to vote during any stockholder meetings of our company.

Pursuant to the terms of the Trust Agreement, we granted the Trustee the right to require our Company to purchase the Exchangeable Shares from any beneficiary upon the occurrence of certain events including in the event that we are bankrupt, insolvent or our business is wound up. The Trust Agreement continues to remain in force until the earliest of the following events: (i) no outstanding Exchangeable Shares are held by any beneficiary under the Trust Agreement; and (ii) each of Bionik Canada and us elects to terminate the Trust Agreement in writing and the termination is approved by the beneficiaries.

Pursuant to the terms of the Support Agreement, we agreed to certain covenants while the Exchangeable Shares were outstanding, including: (i) not to declare or pay any dividends on our common stock unless simultaneously declaring the equivalent dividend for the holders of the Exchangeable Shares, (ii) advising Bionik Canada in advance of any dividend declaration by our company, (iii) ensure that the record date for any dividend or other distribution declared on the shares of the Company is not less than seven days after the declaration date of such dividend or other distribution; (iv) taking all actions reasonably necessary to enable Bionik Canada to pay and otherwise perform its obligations with respect to the issued and outstanding Exchangeable Shares, (iv) to ensure that shares of the Company are delivered to holders of Exchangeable Shares upon exercise of certain redemption rights set out in the agreement and in the rights and restrictions of the Exchangeable Shares, and (v) reserving for issuance and keeping available from our authorized common stock such number of shares as may be equal to: (A) the number of Exchangeable Shares issued and outstanding from time to time; and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares from time to time.

The Support Agreement also outlines certain restrictions on our ability to issue any dividends, rights, options or warrants to all or substantially all of our stockholders during the term of the agreement unless the economic equivalent is provided to the holders of Exchangeable Shares. The Support Agreement is governed by the laws of the Province of Ontario.

Concurrently with the closing of the Acquisition Transaction and in contemplation of the Acquisition Transaction, we sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of Common Stock at an initial exercise price of $1.40 per share that were subsequently adjusted to an exercise price of $1.2933 per share (the “Warrant Shares”). Highline Research Advisors LLC, formerly an affiliate of Merriman Securities, acted as placement agent in the Offering along with sub-agents.

The Offering was being offered with a minimum offering amount of $6,000,000 (the “Minimum Offering Amount”) and up to a maximum offering amount of $12,800,000 (subject to an up-to $2,600,000 overallotment option). Once the Minimum Offering amount was reached and held in escrow and other conditions to closing were satisfied (including the simultaneous closing of the Acquisition Transaction), the Company and the placement agent were able to conduct a first closing (the “First Closing”). Pursuant to the terms of a Registration Rights Agreement, we filed a registration statement on Form S-1 (or any other applicable form exclusively for the Offering) (the “Registration Statement”) registering for resale under the Securities Act all of the shares of Common Stock sold in the Offering and Warrant Shares underlying the Warrants. As a result of the Offering, after payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of approximately $5,339,778 at the First Closing, including the $500,000 in bridge loans we previously received that were taken into account as part of the Minimum Offering Amount. In addition, the placement agent is entitled to 10% warrant coverage for all Units sold in the Offering, which we intend to issue upon the last closing of the Offering for all Units sold in the Offering. The warrants were initially exercisable at $0.80 per share and subsequently adjusted to $0.7490 per share, for a period of 4 years.

As of the Acquisition Transaction and the First Closing, an aggregate of 90,575,126 shares of our Common Stock were deemed cancelled, of which 90,207,241 were held by our former Chief Executive Officer.

Immediately following the Acquisition Transaction, the Exchangeable Share Transaction and the First Closing, there were approximately 63,735,813 shares of our common stock and equivalents issued and outstanding of which approximately 6,000,063 were held by existing stockholders, 7,735,750 were held by the investors in the Offering and Bionik Canada shareholders held an equivalent of 50,000,000 shares of our common stock through their ownership of 100% of the Exchangeable Shares.

On March 27, 2015, we sold to accredited investors in a second closing, 1,212,500 Units for gross proceeds of $970,000 at the Purchase Price. After payment of placement agent fees and expenses, but before the payment of other Offering expenses such as legal and accounting expenses, we received net proceeds of $828,900.

On March 31, 2015, we sold to accredited investors in a third closing of the Offering, 891,250 Units for gross proceeds of $713,000 at the Purchase Price. After payment of placement agent fees and expenses, but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of $615,901.

On April 21, 2015, we sold to accredited investors in a fourth closing of the Offering, 3,115,000 Units for gross proceeds of $2,492,000 at the Purchase Price. After payment of placement agent fees and expenses, but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of $2,153,040.

On May 27, 2015, we sold to accredited investors in a fifth closing of the Offering, 1,418,750 Units for gross proceeds of $1,135,000 at the Purchase Price. After payment of placement agent fees and expenses, but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of $987,434.

On June 30, 2015, we sold to accredited investors in a sixth and final closing of the Offering, 2,035,000 Units for gross proceeds of $1,628,000 at the Purchase Price. After payment of placement agent fees and expenses, but before the payment of other offering expenses such as legal and accounting expenses, we received net proceeds of approximately $1,416,344.

Through the final closing of the Offering on June 30, 2015, we raised in the Offering aggregate gross proceeds of $13,126,600.

Products in Market

InMotion ARM

The InMotion ARM is characterized as a Class II medical device by the U.S. and is listed with the FDA as 510(k) exempt, allowing the product to be marketed in the United States. The product is an evidence-based intelligent interactive rehabilitation technology that senses patient movements and limitations, providing assistance as needed in real time. It allows clinicians to effectively deliver optimum intensive sensor motor therapy to the shoulder and elbow to achieve the development of new neural pathways.

InMotion ARM/HAND

The InMotion ARM/HAND is characterized as a Class II medical device by the U.S. and is listed with the FDA as 510(k) exempt, allowing the product to be marketed in the United States. The product is an add-on module to be used with the InMotion ARM. The two work together to provide as needed support for reaching with grasp and release movements, or independently for focused training on individual hand movements. It allows clinicians to efficiently deliver optimum intensive sensor motor therapy to the hand to achieve the development of new neural pathways.

InMotion WRIST

The InMotion WRIST is characterized as a Class II medical device by the U.S. and is listed with the FDA as 510(k) exempt, allowing the product to be marketed in the United States. The product is an evidence based interactive rehabilitation device that senses patient movements and limitations, and provides assistance as needed. It can accommodate the range of motion of a normal wrist in everyday tasks and can be used by clinicians as a stand-alone treatment option or in addition to the InMotion ARM. The InMotion WRIST enables clinicians to efficiently deliver optimum intensive sensor motor wrist and forearm therapy to patients with neurological conditions.

We are conducting a development project geared towards advancing the existing InMotion products to improve the user experience and product design. We intend to start to launch these product lines in late 2017 or early 2018.

Two Hundred Fifty InMotion products have been sold for research and rehabilitation in over 20 countries, including the United States. Extensive research has shown the InMotion products to be effective, especially for stroke and cerebral palsy. Based on clinical trials of the InMotion ARM conducted by the U.S. Department of Veterans Affairs, the American Heart Association (AHA) Stroke council recommended, in 2010, the use of robot-assisted therapy to improve upper extremity motor coordination in individuals with some voluntary finger extension in outpatient and chronic care settings. The Department of Veterans Affairs clinical trials demonstrated efficacy and a reduction in healthcare expenses when using the InMotion ARM when compared to non-robotic therapy.

The InMotion product was exclusively selected for the Robot Assisted Training for the Upper Limb after Stroke (RATULS) study – which is funded by the NIHR Health Technology Assessment (HTA) Program conducted throughout the United Kingdom (the UK National Health System) that employs our InMotion upper extremity robotic gym. The study contemplates the enrollment of 720 stroke patients in a multi-center, randomized controlled research trial to evaluate the clinical and cost effectiveness of robot-assisted training in post-stroke care, that is expected to be completed before the end of 2018 with results to be published in 2019.

Product Pipeline

InMotion AnkleBot

The InMotion AnkleBot is an exoskeletal robotic system using the same principles as used in the InMotion upper extremity rehabilitation products described above. The product was designed in close collaboration with the Newman Laboratory for Biomechanics and Human Rehabilitation at MIT. The product is currently in multiple clinics used for research and a clinical plan to obtain FDA listing to market and for use in the United States will be developed as funding allows.

InMotion HOME

The InMotion Home is an upper extremity product that would allow patients to extend their therapy for as long as needed while rehabilitating at home, and is being developed on the same design platform as the InMotion clinical products described above. The InMotion Home is currently in development and we expect to release it commercially in 2018.

ARKE and Lower Body Robotic Products

The ARKE is a robotic lower body exoskeleton designed for wheelchair bound individuals suffering from spinal cord injuries, stroke and other mobility disabilities. It is designed with a control system with adaptive walking and step recovery, and a system that collects data from all sensors on the device which could allow patients to restore proper walking gait, rehabilitate more efficiently and finally could improve current methods of manual rehabilitation and its future results. The ARKE incorporates a hand-held interface that will give the physiotherapist full control of the product but also will allow the patient to visually see their own progress.

The ARKE is expected to complement or replace existing rehabilitation methods by enabling a patient full motion control and increasing feedback for physicians and care providers during the rehabilitation process. Further, the ability to walk during rehabilitation has the potential to reduce bone density loss, muscle atrophy, secondary illness and the frequency of re-hospitalization, while potentially helping to increase blood flow and nutrient delivery throughout the body. It is also believed that additional potential improvements in patients is expected to include, but are not limited to better bowel control, better bladder control and medication reduction.

Additionally, the ARKE will have the capability to interface with the provided tablet computer to allow the clinician or a rehabilitation specialist to program, change, edit and select different features within the ARKE system platform, such as selecting or saving a patient’s profile, adjusting the rehabilitation movement speed or walking gait. The tablet interface is designed to allow for the staff to be in close proximity to the user, allowing for them to closely monitor the ARKE at all times during use, making the process safer and more reliable and facilitating post session data analysis.

We have achieved significant progression in the ARKE development. Generation 2 of the ARKE exoskeleton development was completed in the second quarter of 2015 as planned. We are currently collaborating with an ongoing product feasibility and development study of the ARKE with the University of Ottawa Rehabilitation Hospital (UORH), and have started evaluations of the development product with the UORH in Canada in 2017; however, we require additional funds to continue commercialization of the ARKE.

Building on our existing exoskeleton technology, we are developing with Wistron Medical Tech Holding Company of Taiwan a lower body robotic assistive device targeting the consumer home market which could allow mobility impaired individuals to walk better.

Other Prospective Products

We have a product candidate for gait assistance for rehabilitation based on a design being developed by Dr. Krebs, one of our former directors, and licensed by him, and we may further advance the development of this product, as funding allows.

We may from time to time expand our product offerings and enhance the strength of our Company through internal development, as well as through strategic and accretive partnerships or acquisitions from time to time.

Competition and Competitive Advantage

The medical technology equipment industry is characterized by strong competition and rapid technological change. There are a number of companies developing technologies that are competitive to our existing and proposed products, many of them, when compared to our Company, having significantly longer operational history and greater financial and other resources.

The ARKE faces competition from companies that are focused on technologies for rehabilitation of patients suffering from spinal cord injuries, stroke and related neurological disabilities. Our competitors that we expect to compete with the ARKE in spinal cord rehabilitation therapies include Rewalk Robotics, Ekso Bionics, and Rex Bionics, each of which sell over-ground, weight bearing exoskeletons. The InMotion product line may compete with products developed or sold by Parker Hannifin, Cyberdyne, Hocoma, AlterG, Aretech, Ekso Bionics, Parker Hannifin and Reha Technology.

We believe that the ARKE’s primary advantage over the aforementioned products is that it has been designed to facilitate a selling price, which we believe could be more affordable to the market than currently approved products. When comparing the ARKE to treadmill- based products available to the rehabilitation market, the ARKE has a smaller footprint, uses standard power sources, does not need any special infrastructure and is expected to be more affordable. Importantly, the ARKE is expected to be able to mobilize pre- or non- ambulatory patients as it is a full weight-bearing product. Additional advantages include our patented patient profiling system, and 3D trigger point system.

The primary competitor for the InMotion product line of upper-body rehabilitation robots is Hocoma, a Swiss-based company. We believe that the InMotion product line’s primary advantage over Hocoma is the evidence based, research proven data that supports each of our products. Evidence based, research proven data is used to support reimbursement from health systems, insurance companies and governments.

Our challenge will be achieving rapid market awareness and adoption of our emerging technology in rehabilitation and mobility centers throughout the U.S., Canada and any other market we may enter. Our InMotion products and technologies are expected to significantly help with our clinical trials and our ability to launch ARKE, InMotion Ankle and the lower-extremity development product into the market, as we intend to leverage clinical data on our rehabilitative products and international distributorships and relationships with rehabilitation centers around the world.

Robotic technology and its use in clinical settings is a new and emerging industry and is regulated by medical device regulatory agencies (such as the US Food and Drug Administration). We believe that we will face challenges of increased regulatory scrutiny, possible changes in regulator’s requirements, meeting quality control standards of various government regulators, increased competition in the future based on other new technologies, additional features and customizability, reduced pricing, clinical outcomes and other factors. Our strength in this market will depend on our ability to achieve market acceptance, develop new technologies, develop new products, implement production plans, develop marketing strategies, secure regulatory approvals, secure necessary data for reimbursement, protect our intellectual property and have sufficient funding to meet all these challenges.

The market for the Company’s other prospective products also has competition and is subject to rapid technological change and regulatory requirements. There can be no assurance that the Company will be in a strong position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. Failure to maintain and enhance our competitive position could materially affect the business and our prospects.

Market Strategy

The Company’s current products are designed to be rehabilitation products and mobility solutions for patients in hospitals and clinics. We currently have three robotic products that listed with the FDA, which are the products sold through our own sales team in the United States, as well as through third party distributors around the world.

We are currently completing the safety testing and general proof of concept testing for our ARKE and the InMotion AnkleBot development products. We have also prepared feasibility protocols, which will test the ARKE product on paraplegic patients and gauge the medical benefits and other parameters before doing clinical trials; however, we do not currently have sufficient funds to complete such work or prepare for such clinical trials.

We expect that the InMotion AnkleBot will rely on certain clinical data obtained from research sites it is currently located at, as well as data that supports the upper extremity InMotion product line, and we expect to do the clinical work required by the FDA as funding allows.

We expect that InMotion Home, our planned home version of our InMotion product line, will be released to the market in 2018 or early 2019.

Our market strategy will be the development of hospital and clinic relationships that will allow us to gain acceptance of the technology among experts and patients. We are also seeking a number of government grants in collaboration with various hospitals and clinics to allow us to partially fund trials and research projects. We expect to gain traction among the doctors and experts involved in the distribution and buying groups that are established within those selected partner hospitals. We expect to also conduct clinical trials in other countries for the purpose of gaining traction in those markets.

We currently sell our products or can introduce customers to a third party finance company to lease at a monthly fee over term or other fee structure for our products to hospitals, clinics, distribution companies and/or buying groups that supply those rehabilitation facilities. We are also considering other revenue models.

Our market strategy also relies on identifying and entering into joint venture arrangements with third parties that can assist us with the development, commercialization and distribution of our technologies and products. For instance, we have entered into a relationship with Wistron Medical Tech Holding Company of Taiwan to develop a lower body robotic assistive product for the consumer home market, and with Ginger Capital Investment Holding Ltd. to establish a cooperative joint venture enterprise in the People’s Republic of China.

Intellectual Property

We use intellectual property developed, acquired or licensed, including patents, trade secrets and technical innovations to provide our future growth and to build our competitive position. We have 5 U.S. and international patents pending and other patents under development. As we continue to expand our intellectual property portfolio, it is critical for us to continue to invest in filing patent applications to protect our technology, inventions, and improvements. However, we can give no assurance that competitors will not infringe on our patent rights or otherwise create similar or non-infringing competing products that are technically patentable in their own right.

Our patents pending, all of which are expected to expire in 2033 or 2034, are as follows:

Algorithms & Control Systems	Filed US & International
Sensory Technology	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International
Robotics	Filed US & International

We may file provisional patents from time to time, which may expire if we do not pursue full patents within 12 months of the filing date. The provisional patents may not be filed as full patents and new provisional patents may be filed as the technology evolves or changes.

The following are the patents licensed to us, that we acquired on April 21, 2016:

Patent #	Description	Date	Expiration

7,618,381	Wrist and Upper Extremity Motion (MIT License)	11/17/09	10/27/2024

7,556,606	Pelvis Interface: key components for effective motor neuro- Rehabilitation of lower extremities (MIT License)	07/07/09	05/17/2027

8,613,691	Dynamic Lower Limb Rehabilitation Robotic Apparatus And Method of Rehabilitating Human Gait (Krebs/Bosecker License)	12/24/13	4/16/2030

IMT entered into an Agreement, executed on December 31, 1999, to license the first two above-referenced patents from MIT with a royalty of 3% on sales within the United States and 1.5% for sales outside the United States, with a minimum annual royalty of $10,000. As of the date of this prospectus, we have not determined whether we intend to commercialize the patent relating to the pelvis.

Dr. Krebs, a former director and executive officer and a founder of IMT, is a co-licensor pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which we are required to pay Dr. Krebs and Caitlyn Joyce Bosecker an aggregate royalty of 1% of sales based on such patent. As this product connected to the patent is not yet commercialized, no sales have been made.

We have to date and generally plan to continue to enter into non-disclosure, confidentially and intellectual property assignment agreements with all new employees as a condition of employment. In addition, we intend to also generally enter into confidentiality and non-disclosure agreements with consultants, manufacturers’ representatives, distributors, suppliers and others to attempt to limit access to, use and disclosure of our proprietary information.

Research and Development

Our research and development programs are pursued by engineers and scientists employed by us in Toronto and Boston on a full-time basis or hired as per diem consultants. InMotion products are based on research and development originally done at MIT. Our InMotion Wrist product is based on a patent that we license from MIT.

We also work with advisors who are industry leaders in manufacturing and design and researchers and academia. These include Dr. Neville Hogan of MIT, Dr. Edward Lemaire of the University of Ottawa and Dr. Kaamran Raahemifar of Ryerson University. We are also working with subcontractors in developing specific components of our technologies. The primary objective of our research and development program is to advance the development of our existing and proposed products, to enhance the commercial value of such products.

In March 2017, we entered into an option agreement with The University of Texas at Dallas (“UT Dallas”) with respect to certain of UT Dallas’ novel robotics and control systems technologies. The agreement establishes a one-year period in which we can evaluate these technologies, and grants to us an exclusive option to negotiate an exclusive, worldwide license under certain patent rights owned by UT Dallas, as well as an option to negotiate a non-exclusive license under certain technology rights owned by UT Dallas. We are evaluating these technologies to determine whether they can be used to enhance our planned assistive product line expansion. The Company has a commitment of $1,000 per month for 12 months, as well as payment of patent related expenses from time to time, to give us time to decide if we want to license the technology.

For the fiscal years ended March 31, 2017 and March 31, 2016, the Company incurred $2,633,146 and $1,397,554, respectively, in research and development costs.

Government Regulation

General

Our medical technology products and operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”) and various other federal and state agencies, as well as foreign governmental agencies in Canada, Europe, South America and Asia. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical device products.

In addition to the below, other regulations we encounter are the regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our products, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our products and proposed products.

U.S. Regulation

Under the U.S. Federal Food, Drug, and Cosmetic Act, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. The InMotion products are classified as Class 2 products. The ARKE is expected to be a Class II product (products similar to the ARKE are currently designated by the FDA as Class II for supervised use). Class II devices require a 510(k) premarket submission to the US FDA. Equivalent agencies in other countries also require similar submissions prior to the device being marketed. The InMotion clinical products have been characterized as Class II medical devices by the FDA. In addition, our manufacturing facility in Boston is compliant with ISO-13485 and FDA regulations.

We also are required to establish a suitable and effective quality management system, which establishes controlled processes for our product design, manufacturing, and distribution. We are doing this in compliance with the internationally recognized standard ISO 13485:2013 Quality Management Systems. Following the introduction of a product, the FDA and foreign agencies may engage in periodic reviews of our quality systems, as well as product performance and advertising and promotional materials. These regulatory controls, as well as any changes in FDA or other foreign agencies’ policies, can affect the time and cost associated with the development, introduction and continued availability of new products. Where possible, we anticipate these factors in our product development processes. These agencies possess the authority to take various administrative and legal actions against us, such as product recalls, product seizures and other civil and criminal sanctions.

Foreign Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products in foreign countries. The ARKE has been designated as the equivalent to a Class I device with Health Canada and InMotion products have also been designated as Class I devices with Health Canada. Whether or not we obtain FDA clearance for the marketing, sale and use of a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The process varies from country to country, and the time may be longer or shorter than that required by the FDA. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

The policies of the FDA and foreign regulatory authorities may change and additional government regulations may be enacted which could prevent or delay regulatory approval of our products and could also increase the cost of regulatory compliance. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the United States or abroad.

Employees

As of December 14, 2017, we had 9 full-time employees, 1 part-time employee, and 2 consultants who are based in our principal executive office located in Toronto, Canada, and 14 full time employees, 2 part-time employees, and 1 consultant who are connected to our Boston, Massachusetts facility. These employees oversee day-to-day operations of the Company supporting management, engineering, manufacturing, sales and marketing and administration functions of the Company. As required, we also engage consultants to provide services to the Company, including quality assurance and corporate services. We have no unionized employees.

Subject to available funds, we plan to hire up to 5 additional full-time employees within the next 12 months whose principal responsibilities will be the support of our research and development, clinical development, production, sales and marketing and commercialization/ business development activities.

We consider relations with our employees to be satisfactory.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending or potential legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

MANAGEMENT

Directors and Executive Officers

Our executive officers and directors are as follows:

Name	Age	Position

Peter Bloch	58	Chairman of the Board
Eric Michel Dusseux	49	Chief Executive Officer and Director
Michal Prywata	26	Chief Technology Officer and Director
Marc Mathieu	58	Director
Remi Gaston Dreyfus	62	Director
Leslie Markow	57	Chief Financial Officer
Timothy A. McCarthy	52	Chief Commercialization Officer

Peter Bloch: Chairman of the Board of Directors. Mr. Bloch has served as the Company’s Chairman of the Board of Directors since February 2014 and as a consultant since September 1, 2017. Mr. Bloch previously served as the Company’s Chief Executive Officer from April 2013 to September 1, 2017. From April 2012 to April 2013, Mr. Bloch served as our Chief Financial Officer. Mr. Bloch is a CPA, CA with a track record of building both public and private technology companies, mainly in the life sciences industry. From January 2008 to February 2009, Mr. Bloch served as the Chief Financial Officer of Just Energy, a public electricity and gas company. Since December 2011, Mr. Bloch has also served as a Director for EnerSpar Corp. His past 25 years of executive management experience includes serving as Chief Financial Officer and joint interim CEO of Sanofi Canada Inc., the Canadian affiliate of Sanofi, a global healthcare leader; Chief Financial Officer of Intellivax Inc., a biotechnology company which was sold to GlaxoSmithKline for $1.75 billion; founder of Tribute Pharmaceuticals, a specialty pharmaceutical company; and Chief Financial Officer of Gennum Corporation, a public semiconductor company focused on the TV and medical device market. These companies have ranged in size from start-ups to companies with revenues of over $2 billion. In these roles, Mr. Bloch has secured significant funding for both private and public companies, gained experience with initial public offerings and led a number of acquisitions and partnership transactions. We believe Mr. Bloch is qualified to serve as Chairman of the Board of Directors due to his public service experience, experience in the biotechnology and pharmaceuticals industries and his business contacts.

Dr. Eric Michel Dusseux: Chief Executive Officer and Director. Dr. Dusseux has served as the Company’s Chief Executive Officer since September 1, 2017 and has served as a director since July 22, 2017. He was previously the President Europe at Auregen BioTherapeutics SA and was a director at Auregen BioTherapeutics Inc., which is translating 3D bioprinting technology for innovative treatments for patients with rare disorders, since February 2017. Prior to that, from November 2016 through January 2017, Dr. Dusseux was President Europe at Bemido SA, a family office. From September 2012 to October 2016, Dr. Dusseux was an Executive Committee Member in the Corporate Strategy Department of Sanofi Pasteur SA, the vaccines division of Sanofi, a global healthcare leader, where he led corporate strategy, business intelligence, and international business development. He has also served in key roles at GlaxoSmithKline Biologicals from January 2008 to June 2012, leading product development and business growth strategy. Dr. Dusseux also gained significant experience providing strategic advice for numerous pharmaceutical, medical device, payer and biotechnology clients, while working for the Boston Consulting Group from 2002 to 2007. We believe that Dr. Dusseux is qualified as a board member of the Company because of his substantial strategic and leadership experience within the healthcare industry.

Michal Prywata: Chief Technology Officer and Director. Mr. Prywata is the co-founder of Bionik Canada and has served as our Chief Technology Officer since June 2017, Chief Operating Officer from April 2013 to June 2017, and as a director since March 2011. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University until the end of his second year, with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He has spent the past 5 years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with his co-founder and Mr. Bloch, was responsible for raising and securing initial seed capital and subsequent capital raises. Mr. Prywata is the co-inventor of the Company’s ARKE technology platform. Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company and his current executive position with the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

Leslie N. Markow: Chief Financial Officer. Ms. Markow has served as the Company’s Chief Financial Officer since September 2014. She is a CPA CA in Canada, a US CPA (Illinois) and Chartered Director. From 2002 to 2004 and since 2010, Ms. Markow has provided outsourced CFO, controller and financial services on a part-time basis to numerous public and private companies. In addition, in 2012-2013, Ms. Markow was the Chief Financial Officer of Stewardship Ontario, a supply chain operator of Blue Box and Orange Drop Programs for industry in the Province of Ontario. In 2010-2012, Ms. Markow was the Chief Financial Officer of Blue Ocean NutraSciences Inc. (formerly Solutions4CO2 Inc.), a public CO2 solution industrial company. From 2004 to 2010, Ms. Markow was the Director of Client Service for Resources Global Professionals, a NASDAQ-listed global consulting firm. From 1991-2002, she held various positions at SunOpta Inc. a TSX-NASDAQ listed company, which at that time was named Stake Technology Ltd. and was an industrial technology manufacturer, including as Chief Administrative Officer, Vice-President Regulatory Reporting & Compliance, Chief Financial Officer and Vice-President–Finance and Controller. Ms. Markow started her career in 1983 with predecessors of PricewaterhouseCoopers, ultimately holding a position as Senior Audit Manager and in 1991, she moved to SunOpta Inc. Ms. Markow is a member of the Board of Directors and Chairperson of the Audit Committee of Jemtec Inc., a Canadian public company that sells monitoring hardware and software. She also is a member of Financial Executives Canada, where she is a past National Board Director, Toronto Board Director, Toronto Chapter President and the winner of the Toronto Leadership Award, and is a faculty member of The Directors College, which is a joint venture of McMaster University and The Conference Board of Canada.

Timothy A. McCarthy: Chief Commercialization Officer . Mr. McCarthy has been our Chief Commercialization Officer since August 2016. From January 2014 through July 2016, Mr. McCarthy was the Chief Executive Officer of Medical Compression Systems, Inc., a Concord, Massachusetts-based medical device company developing smart compression treatments that enhance arterial, venous and lymphatic circulation, where he led a commercial stabilization and turnaround effort in order to prepare it for a merger & acquisition transaction in 2016. Prior to that, from December 2009 through May 2014, Mr. McCarthy was the President and Chief Executive Officer of iWalk Inc., a medical robotics company commercializing the M.I.T. invented BiOM T2 System; an actively powered lower limb bionic prosthesis to normalize gait. From April 2000 through November 2009, he held various positions at Ossur Americas (formerly Flex Foot), a leading global company in non-invasive orthopedics, culminating in the position of Vice President of Sales and Marketing (2003-2009). Prior to that, from January 1997 through March 2000, Mr. McCarthy was a Vice President/Principal of Northeast Rehab, Inc. and OMEX, Inc., a regional distributor of post-operative orthopedic rehabilitation products and DME billing services. From 1991 through 1997, he was first Area Sales Manager and then Regional Sales Manager for The Chattanooga Group, Inc., which represents itself as the world’s largest manufacturer of rehabilitation products for the treatment of orthopedic, neurological, and soft tissue disorders. Mr. McCarthy graduated cum laude from Northeastern University with a BS in Business Administration, and received his MBA from the University of California, Los Angeles.

Marc Mathieu: Director . Mr. Mathieu has been the U.S. Chief Marketing Officer of Samsung North America since June 2015. Prior to that, from April 2011 to June 2015, he was Senior Vice President of Global Marketing at Unilever, where he was responsible for the development of Unilever’s global marketing strategy. Mr. Mathieu has also overseen the implementation of pivotal programs such as Project Sunlight, the first Unilever brand consumer initiative to motivate millions of people to adopt more sustainable lifestyles, and The Unilever Foundry, a platform that provides a single entry-point for innovative start-ups seeking to partner with Unilever. Since January 2011, Mr. Mathieu has been the Chairman and Co-founder of We & Co, a social app for people who provide and enjoy great service. From January 2009 through August 2011, Mr. Mathieu founded and was principal of the strategic brand consultancy, BeDo, which worked to build brands with purpose and fuse marketing and sustainability agendas. From 1996 through 2008, Mr. Mathieu held various positions at Coca-Cola, culminating in Senior Vice President Global Brand Marketing. He sits on the Advisory Panel of the Guardian Digital and Media network and writes for Marketing Week magazine. He is a regular conference and keynote speaker on themes such as the Future of Marketing. Mr. Mathieu has a passion for theatre and sits on the Board of Directors for the Almeida Theatre and Punchdrunk. We believe Mr. Mathieu is qualified to serve as a member of the Board of Directors due to his marketing experience.

Remi Gaston Dreyfus: Director. Mr. Dreyfus has been a director of the Company since September 1, 2017. Since 2014, Mr. Dreyfus has been board member of the auction company Christie’s in Paris. Since 2007, Mr. Dreyfus has been the CEO and Founder of RGD Investissements S.A.S. in Paris, a developer of and investor in real estate assets in Paris. Prior to 2007, Mr. Dreyfus was a shareholder, Chairman and CEO of the Photo-Journalism group A.G.I. (including Gamma Press Agency). Mr. Dreyfus was a co-founder of a Parisian law firm in 1984, and was a French lawyer until 1992. We believe that Mr. Dreyfus is qualified to serve as a member of the Board of Directors due to his experience as a director of Christie’s, his legal training, and his experience as a real estate investor.

There are no family relationships among any of our current or proposed officers and directors, except for Mr. Mathieu and Mr. Dreyfus, who are brothers-in-law.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Each of our executive officers and directors has informed us that he or she, as the case may be, has not been involved in any of the events specified in clauses (1) through (8) of Regulation S-K, Item 401(f). Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates that are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Directors are appointed to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten (10%) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted. Reporting Persons are also required to furnish copies of such reports filed pursuant to Section 16(a) of the Exchange Act with the Company.

Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner in the fiscal year ended March 31, 2017.

Code of Business Conduct and Ethics Policy

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.bioniklabs.com.

Corporate Governance

The business and affairs of the Company are managed under the direction of our Board of Directors, which as of December 14, 2017 is comprised of Peter Bloch, Michal Prywata, Dr. Eric Michel Dusseux, Remi Gaston Dreyfus, and Marc Mathieu.

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.

Our board of directors does not currently have any standing committees, such as an audit committee or a compensation committee. However, the board of directors may establish such committees in the future, and will establish an audit committee and a compensation committee (and any other committees that are required) if the Company seeks to be listed on a national securities exchange.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;
•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	A family member of the director is, or at any time during the past three years was, an executive officer of the company;
•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Mr. Mathieu is considered an independent director.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of Bionik for the periods indicated.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (2)($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Eric Michel Dusseux (3)	2017	-	-	-	-		-	-		-
Chief Executive Officer	2016T	-	-	-	-		-	-		-
	2015	-	-	-	-		-	-		-
	2014T	-	-	-	-		-	-		-

Peter Bloch (4)	2017	275,000	-	-	-		-	13,750		288,750
Former Chief Executive	2016T	48,061	-	-	-		-	4,757		52,818
Officer	2015	260,891	-	-	505,185	(5)	-	107,533	(6)	873,609
	2014T	100,491	-	-	419,829	(7)	-	80,000		600,320

Michal Prywata	2017	210,000	-	-	-		-	10,500		220,500
Chief Technology Officer	2016T	36,701	-	-	-		-	3,633		40,334
	2015	198,430	-	-	202,074	(5)	-	71,285	(8)	471,789
	2014T	145,460	-	-	419,829	(7)	-	-		565,289

Leslie N. Markow (9)	2017	210,000	-	-	-		-	10,500		220,500
Chief Financial	2016T	36,701	-	-	-		-	3,633		40,334
Officer	2015	131,727	24,000	-	488,789	(10)	-	4,997		649,513
	2014T	32,134	-	-	-		-	-		32,134

Timothy McCarthy (11)	2017	166,684	-	-	652,068	(12)	-	1,000		819,752
Chief Commercialization	2016T	-	-	-	-		-	-
Officer	2015	-	-	-	-		-	-
	2014T	-	-	-	-		-	-

Hermano Igo Krebs (13)	2017	103,027	-	-	-		-	1,000		104,627
Former Chief Science	2016T	-	-	-	-		-	-
Officer	2015	-	-	-	-		-	-
	2014T	-	-	-	-		-	-

(1)	“2017” represents the year ended March 31, 2017. “2016T” refers to the Company’s three month transition period ended March 31, 2016. “2015” refers to the Company’s fiscal year ended December 31, 2015. “2014T” refers to the Company’s nine month transition period ended December 31, 2014.
(2)	For assumptions made in such valuation, see Note 10 to the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K, commencing on page F-18.

(3)	On September 1, 2017, Mr. Dusseux was hired as our Chief Executive Officer at a base salary of CDN $500,000.
(4)	Mr. Bloch has been a consultant to the Company since September 1, 2017, served as the Company’s Chief Executive Officer from April 2013 until September 1, 2017, and had acted as a consultant to Bionik Canada until August 2014. His consulting income in 2014 is reflected under All Other Compensation in the table.
(5)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016.

(6)	Represents additional compensation as a result of the successful consummation of the Company’s 2015 offering and going public transaction of $99,181 and a contribution to RRSP (Canadian IRA) and other benefits of $8,352.

(7)	On July 1, 2014, the Company issued 990,864 options to Messrs. Bloch, and Prywata at an exercise price of $0.23 with a term of 7 years, which vested on May 27, 2015. On February 26, 2015, as a result of the Company’s going public transaction, the options were revalued for each executive to $419,829 for a total of $839,658.
(8)	Represents additional compensation as a result of the successful consummation of the Company’s 2015 offering and going public transaction of $64,468 and RRSP (Canadian IRA) contributions and other benefits of $6,817.
(9)	Ms. Markow was hired by Bionik Canada on September 3, 2014 on a part-time basis and became a full time employee on September 16, 2015.

(10)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.
(11)	On August 8, 2016, Mr. McCarthy was hired as our Chief Commercial Officer with a base salary of $260,000.
(12)	On August 8, 2016, we issued 750,000 options to Mr. McCarthy at an exercise price of $1.00 that vest equally over three years on the anniversary date of August 1, 2016.
(13)	Dr. Krebs was appointed as our Chief Science Officer in April 2016 and stepped down from his Chief Science Officer position in June 2017. We intend to continue to pay him his salary as a consultant until June, 2018 pursuant to certain provisions of his employment agreement. Dr. Krebs resigned from our Board on July 21, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended March 31, 2017.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date

Eric Michel Dusseux	-		-		-	-

Peter Bloch	990,864	(1)	-		$0.23	(2)
	1,000,000	(3)	-		$1.00	(2)

Michal Prywata	990,864	(1)	-		$0.23	July 1, 2021
	133,333	(3)	-		$1.00	December 14, 2022
	-		267,667	(3)	$1.00	December 14, 2022

Leslie N. Markow	141,557	(4)	-		$0.23	February 16, 2022
	133,333	(5)	-		$1.22	November 24, 2022
	-		267,667	(5)	$1.22	November 24, 2022

Timothy McCarthy			750,000	(6)	$1.00	August 8, 2023

Hermano Igo Krebs(7)	73,992				$0.95	March 28, 2023
	286,238				$1.05	March 28, 2023

(1)	On July 1, 2014, Bionik Canada issued an aggregate of 1,981,728 options (adjusted for post-going public transaction) equally split between Messrs. Bloch, and Prywata at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. All of such options were issued subject to and contingent on the successful consummation of the Offering and the going public transaction, which took place on February 26, 2015. Accordingly, such options are deemed issued as of February 26, 2015.

(2)	Pursuant to Mr. Bloch’s Separation Agreement dated September 1, 2017, all of such options vested and expire two years from the date Mr. Bloch leaves the Company as a consultant or an employee.
(3)	On December 14, 2015, we issued 1,000,000 options to Mr. Bloch and 400,000 options to Mr. Prywata at an exercise price of $1.00 that vest equally over three years on the anniversary date starting December 14, 2016. On September 1, 2017, all of Mr. Bloch’s stock options automatically vested pursuant to the terms of his Separation Agreement.
(4)	On February 17, 2015, we issued 141,557 options (adjusted for post-going public transaction) to Ms. Markow at an exercise price of $0.23, that vested one-third immediately and two-thirds over the next two anniversary dates with an expiry date of seven years.
(5)	On November 24, 2015, we issued 400,000 options to Ms. Markow at an exercise price of $1.22, that vest equally over three years on the anniversary date starting November 24, 2016.
(6)	In August 8, 2016, we issued 750,000 options to Mr. McCarthy at an exercise price of $1.00, that vest equally over three years on the anniversary date of August 8, 2016.
(7)	On April 21, 2016, the options of Dr. Krebs originally granted to him by IMT were transferred from IMT to Bionik pursuant to the terms of the merger and the IMT option plan. Dr. Krebs stepped down from his Chief Science Officer position in June 2017, and Dr. Krebs resigned from our Board on July 21, 2017.

On February 25, 2015, 262,904 post-Acquisition Transaction common shares were issued to two former lenders connected with a $241,185 loan received and repaid in fiscal 2013. As part of the consideration for the initial loan, Mr. Prywata and Mr. Caires, a former executive of the Company, collectively transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse them 320,000 common shares; however these shares have not yet been issued.

Long-Term Incentive Plans and Awards

Since our incorporation on January 8, 2010 through March 31, 2017, we did not have any long-term incentive plans that provided compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception through March 31, 2017.

Director Compensation

During the year ended March 31, 2017, there were no amounts paid or stock awards made to our non-employee directors during the fiscal year ended March 31, 2017.

On December 14, 2015, Dr. Hariri who resigned on October 3, 2017, and Mr. Mathieu were each granted 200,000 options exercisable at $1.00, which vest equally over three years on the anniversary date starting December 14, 2016. In addition, Dr. Hariri was granted 62,914 options on February 15, 2015, exercisable at $0.23, of which one third vested immediately and the remainder vested equally on the one year and two year anniversary of the date of grant.

Our independent directors are entitled to receive an annual cash payment of up to $20,000, as well as reimbursement for expenses incurred by them in connection with attending board meetings The Company have accrued for these fees but have not paid any amounts during the year ended March 31, 2017. Our directors also are eligible for stock option grants.

Mr. Bloch, prior to his resignation as Chief Executive Officer, Mr. Prywata, and Dr. Krebs prior to his termination as Chief Science Officer received compensation for their respective services to the Company as set forth above under “Compensation of Executive Officers.”

Employment Agreements

Eric Michel Dusseux

The Company entered into an employment agreement with Dr. Dusseux on September 1, 2017, pursuant to which he serves as our Chief Executive Officer (the “Dusseux Employment Agreement”). Under the Dusseux Employment Agreement, Dr. Dusseux will receive an initial annual base salary of CDN$500,000. In addition, Dr. Dusseux may receive up to 50% of his base salary as a target bonus based on measurable performance goals to be mutually agreed upon once employment starts on a pro-rata basis in the first fiscal year.

The Company also entered into an Equity Compensation Agreement, dated September 1, 2017 (the “Dusseux Equity Compensation Agreement”), pursuant to which the Company is required to grant Dr. Dusseux a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, which grant is required to be made as soon as practicable following September 1, 2017. The exercise price of the option is $0.161, and the expiration date will be the tenth anniversary of the date of grant. One-sixth of the option will be vested and exercisable as of its date of grant, and the unvested portion of the option will become vested and exercisable as follows:

•	50% in 5 equal annual installments on each of the five anniversaries of the date of the issuance of the option; and

•	50% in 5 equal separate tranches annually based on Dr. Dusseux’s achievement of annual performance goals to be established by the Board in consultation with Dr. Dusseux. The extent to which each separate tranche becomes vested shall be determined by reference to Dr. Dusseux’s annual performance as measured by reference to the performance targets set for that performance period. In the event a specific tranche is not fully vested, that tranche shall not be forfeited, but shall remain outstanding, and may become vested as a result of Dr. Dusseux’s future performance at an above target level or as a result of accelerated vesting on the occurrence of any other event that triggers accelerated vesting.

The option, including any portion that is subject to vesting based on the period of Dr. Dusseux’s service and any portion that is subject to vesting on the basis of performance, shall be fully vested on the occurrence of any of the following conditions: (a) A Change of Control (as defined in the Company’s 2014 Equity Incentive Plan) or (b) Termination of Dr. Dusseux’s employment that constitutes a “separation from service” (as the phrase is used for purpose of Section 409A of the Internal Revenue Code of 1986, as amended), other than where such termination is for Cause (as defined in the Company’s 2014 Equity Incentive Plan) or if Dr. Dusseux resigns other than for Good Reason (as defined in the Company’s 2014 Equity Incentive Plan).

Dr. Dusseux is also entitled to receive a target annual cash bonus of up to 50% of base salary.

Dr. Dusseux is entitled to reimbursement of housing costs of up to $4,000 per month for 24 months and the costs of immigration and annual tax compliance and an annual executive medical provided by Medcan or similar supplier over the time he is employed.

In the event that Dr, Dusseux employment is terminated as a result of death, Dr. Dusseux’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options as of the date of death would continue in full force and effect, subject to their terms and conditions of the Equity Incentive Plan.

In the event that Dr. Dusseux’s employment is terminated as a result of disability, Dr. Dusseux would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination. In addition, all vested options as of the date of death would continue in full force and effect, subject to their terms and conditions of the Equity Incentive Plan

In the event that Dr. Dussuex’s employment is terminated by the Company for cause, Dr. Dussuex would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event that Dr. Dussuex’s employment is terminated by the Company without cause, he would be entitled to receive 12 months’ pay and benefit coverage plus one month for each year of service. Payment of pro-rata bonus for the fiscal year up to the date of termination will also be paid.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Dr. Dussuex agrees not to compete and solicit with the Company. Dr. Dussuex also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Peter Bloch

Bionik Canada entered into an employment agreement with Peter Bloch on July 7, 2014, pursuant to which he served as our Chief Executive Officer, on an indefinite basis, subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Bloch received an annual base salary of $275,000 per annum since February 26, 2015. The salary was reviewed on an annual basis to determine potential increases based on Mr. Bloch’s performance and that of the Company. Mr. Bloch was also entitled to receive a target annual cash bonus of up to 50% of base salary. Mr. Bloch’s employment agreement contained customary non-competition and non-solicitation provisions pursuant to which Mr. Bloch agrees not to compete and solicit with the Company. Mr. Bloch also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Mr. Bloch resigned as Chief Executive Officer of the Company effective September 1, 2017. In connection with this departure, the Company and Mr. Bloch entered into a separation agreement, dated September 1, 2017 (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Bloch shall be paid all severance amounts owed under Section 5.4 of his employment agreement, which includes (a) US$412,500 for salary and (b) his full FY2018 bonus, based on certain objectives described in the Separation Agreement, on the earlier of (a) one month following the date on which the Company consummates a Qualified Financing and (b) March 31, 2018.

Pursuant to the Separation Agreement, Mr. Bloch is entitled to the following past earned bonus amounts: for FY2016: 90% of target bonus as defined in his employment agreement, which totals US$123,750; for FY2017: 50% of target bonus as defined in his employment agreement, which totals US$68,750. Such amounts will be payable on the earlier of (a) one month following the date on which the Company consummates a Qualified Financing and (b) March 31, 2018.

Effective September 1, 2017, Mr. Bloch commenced a new consulting position with the Company of EVP (Corporate Development and Finance) which shall continue until the later of (a) March 31, 2018 or (b) 3 months after a NASDAQ up-listing is completed if a NASDAQ up-listing is completed before March 31, 2018. Mr. Bloch will be paid a consulting fee of US$30,000 plus Canadian harmonized sales tax (HST)(recoverable by the Company) per month plus benefits, payable every 2 weeks (US$15,000 every 2 weeks plus HST).

Mr. Bloch’s remaining stock options automatically vested on September 1, 2017.

The permissible exercise term for all of Mr. Bloch’s stock options shall be 2 years from the date he leaves the Company as a consultant or an employee, for whatever reason.

Michal Prywata

Bionik Canada entered into an employment agreement with Michal Prywata on July 7, 2014, pursuant to which he serves as our Chief Operating Officer on an indefinite basis, subject to the termination provisions described in the agreement. Pursuant to the terms of the agreement, Mr. Prywata has received an annual base salary of $210,000 since February 26, 2015. The salary is reviewed on an annual basis to determine potential increases based on Mr. Prywata’s performance and that of the Company. On June 29, 2017, the Company changed his title to Chief Technology Officer.

Mr. Prywata is also entitled to receive a target annual cash bonus of up to 30% of base salary. Mr. Prywata is further entitled to a cash and option bonus based on a per patent creation basis, as determined by the Board of Directors.

In the event Mr. Prywata’s employment is terminated as a result of death, Mr. Prywata’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to their terms and conditions.

In the event Mr. Prywata’s employment is terminated as a result of disability, Mr. Prywata would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by the Company for cause, Mr. Prywata would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. Prywata’s employment is terminated by the Company without cause, he would be entitled to receive 12 months’ pay and full benefits, plus one month for each year of service. Furthermore, Mr. Prywata will have six months after termination to exercise all vested options in accordance with the terms of the 2014 Incentive Plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Mr. Prywata agrees not to compete and solicit with the Company. Mr. Prywata also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Leslie N. Markow

Bionik Canada entered into an employment agreement with Leslie Markow on September 3, 2014, pursuant to which she serves as our Chief Financial Officer on a part-time, indefinite basis, subject to the termination provisions described in the agreement. On September 16, 2015, Ms. Markow was promoted to full time. Pursuant to the terms of the agreement, as amended, Ms. Markow receives an annual base salary of $210,000 payable semi-monthly in arrears. The salary is reviewed on an annual basis to determine potential increases based on Ms. Markow’s performance and that of the Company. Ms. Markow is also entitled to receive a target annual cash bonus of up to 30% of base salary, and a grant of options in an amount to be determined at the price of the Company’s going public transaction, upon the closing of the Company’s going public transaction, to vest over three years in equal annual installments.

In the event Ms. Markow’s employment is terminated as a result of death, Ms. Markow’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to the terms and conditions of the plan.

In the event Ms. Markow’s employment is terminated as a result of disability, Ms. Markow would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by the Company for cause, Ms. Markow would be entitled to receive her annual salary, benefits and expenses incurred up to the date of termination.

In the event Ms. Markow’s employment is terminated by us without cause, or she decides to leave the Company, she would be entitled to receive six months but no more than nine months’ pay and full benefits. Furthermore Ms. Markow will have six months after termination to exercise all vested options in accordance with the terms of the plan. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Ms. Markow also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Tim McCarthy

We entered into an employment agreement with Tim McCarthy on August 8, 2016, as amended as of August 2, 2017, pursuant to which he serves as our Chief Commercial Officer. Pursuant to the terms of the agreement, as amended, Mr. McCarthy receives an annual base salary of $260,000 payable semi-monthly in arrears. The salary is reviewed on an annual basis to determine potential increases based on Mr. McCarthy’s performance and that of the Company. Mr. McCarthy is entitled to receive a target annual cash bonus of up to 50% of his base salary, and received 750,000 options at $1.00 vesting over three years on the anniversary date. Pursuant to the amendment, Mr. McCarthy was further granted: (i) seven year options to purchase an aggregate of 1,500,000 shares of the Company’s common stock, at an exercise price per share equal to $0.21, and which vest equally over a three year period commencing one year from the date of grant and in the two subsequent years on the anniversary of the grant date; (ii) seven year options to purchase an aggregate of 250,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which vest upon, and if and only if, the Company achieves no less than $5.0 million in sales for the fiscal year ending March 31, 2019; and (iii) seven year options to purchase an aggregate of 250,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, and which shall vest upon, and if and only if, the Company achieves no less than $10.0 million in sales for the fiscal year ending March 31, 2020.

In the event Mr. McCarthy’s employment is terminated as a result of death, Mr. McCarthy’s estate would be entitled to receive the annual salary and a portion of the annual bonus earned up to the date of death. In addition, all vested options and warrants as of the date of death would continue in full force and effect, subject to their terms and conditions.

In the event Mr. McCarthy’s employment is terminated as a result of disability, Mr. McCarthy would be entitled to receive the annual salary, benefits, a portion of the annual bonus earned up to the date of disability and expenses incurred up to the date of termination.

In the event Mr. McCarthy’s employment is terminated by the Company for cause, Mr. McCarthy would be entitled to receive his annual salary, benefits and expenses incurred up to the date of termination.

In the event Mr. McCarthy’s employment is terminated by us without cause, he would be entitled to receive nine months pay and benefits, plus one month pay for every full year of service to the Company, plus accrued vacation and pro rata bonus, if any. Furthermore Mr. McCarthy will have six months after termination to exercise all vested options in accordance with their terms. All unvested options would immediately forfeit upon such notice of termination.

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Ms. Markow agrees not to compete and solicit with the Company. Mr. McCarthy also agreed to customary terms regarding confidentiality and ownership of intellectual property.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of December 14, 2017 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of December 14, 2017 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 101,794,615 shares are outstanding as of December 14, 2017, consisting of 55,885,279 shares of Common Stock and 45,909,336 Common Stock equivalents through the Exchangeable Shares. The percentages below also assume the exchange by all of the holders of Exchangeable Shares of Bionik Canada for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Peter Bloch (1)(2)	8,074,768	7.78%
Michal Prywata (1)(3)	8,753,881	8.49%
Thiago Caires (1)(4)	7,496,351	7.33%
Olivier Archambaud (1)	7,210,768	7.08%
Leslie N. Markow (5)	408,223	*
Timothy McCarthy (6)	250,000	*
Hermano Igo Krebs (7)	5,550,607	5.45%
Marc Mathieu (8)	133,332	*
Eric Michel Dusseux (9)	1,020,446	*
Remi Gaston Dreyfus (1)(10)	3,537,557	3.47%
All directors and executive officers as a group (7 persons)	22,178,207	21.08%

* Less than 1%

(1)	Such shares will initially be held as Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:

•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Company’s going public transaction;
•	Have dividend entitlements and other attributes corresponding to the Common Stock;
•	Be exchangeable, at each holder’s option, for Common Stock; and
•	Upon the direction of our Board of Directors, be exchanged for Common Stock on the 10-year anniversary of the first closing of the Company’s 2015 offering, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Includes options to acquire 990,864 Exchangeable Shares and 1,000,000 shares of our Common Stock.
(3)	Includes options to acquire 990,864 Exchangeable Shares and 266,666 shares of our Common Stock. Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Prywata.
(4)	Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Caires.
(5)	Represents options to acquire shares of our Common Stock.
(6)	Represents options to acquire shares of our Common Stock that vest within 60 days of December 14, 2017.
(7)	Includes options to acquire 360,231 shares of our Common Stock.
(8)	Represents options to acquire shares of our Common Stock.
(9)	Represents options to acquire shares of our Common Stock.
(10)	Of the Exchangeable Shares, 2,621,362 shares are held through Lombard International Assurance SA. and 749,529 shares are held through a French SAS holding company named RGD Investissements. Also includes options to acquire 166,666 shares of our Common Stock at an exercise price of $1.00 per share. Does not include shares underlying convertible promissory notes or warrants that are not convertible or exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Transactions with Related Parties

Since January 1, 2016, entities controlled by Mr. Dreyfus have made the following loans to the Company:

•	Effective as of December 23, 2016, the Company entered into a Subscription Agreement dated as of December 20, 2016, with existing investors of the Company, including entities controlled by Mr. Dreyfus, for the issuance of convertible notes. The Company borrowed an aggregate of $550,000 in this financing from entities controlled by Mr. Dreyfus. Mr. Dreyfus also received warrants as part of this financing.
•	On March 28, 2016, the Company borrowed an aggregate of $500,000 from entities controlled by Mr. Dreyfus. Mr. Dreyfus also received warrants as part of this financing.
•	Between August through December 2017, entities controlled by Mr. Dreyfus loaned the company an aggregate of $2,580,000 evidenced by convertible promissory notes. Mr. Dreyfus also received warrants as part of this financing.
•	On December 19, 2017, an entity controlled by Mr. Dreyfus loaned the Company $400,000 evidenced by a promissory note.

In December 2015, Mr. Dreyfus received 250,000 options for certain consulting services rendered to the Company.

As of February 26, 2015, as part of the Acquisition Transaction, the Company spun off Strategic Dental Alliance, Inc., a Colorado corporation, a wholly-owned subsidiary of the Company and, until the Acquisition Transaction, the holder of certain of the Company’s assets and liabilities, to Messrs. Brian Ray and John Lundgreen, former directors and executive officers of the Company.

As of February 26, 2015, as part of the Acquisition Transaction and the resignation of Mr. Kibler as our predecessor’s Chief Executive Officer, we cancelled an aggregate of 90,207,241 shares of the Company’s common stock beneficially owned by AAK Ventures, LLC, a Delaware limited liability company controlled by Mr. Kibler.

In June, 2014, Olivier Archambaud, a former director of Bionik Canada, received payments and fees of CDN$233,000 for services rendered to Bionik with respect to a capital raise transaction, which he subsequently converted into 247,778 common shares of Bionik Canada at $0.81 ($0.90 CAD) per share. Subsequent to March 31, 2014, one advance amounting to $85,947 was settled by the issuance of 105,555 pre-transaction common shares to Mr. Archambaud.

As of March 31, 2017, we had aggregate advances repayable by Mr. Prywata of $18,731. The loan from Mr. Thiago Caires, a former executive officer and director, of $22,714 was forgiven as part of his termination. The loan to Mr. Prywata bears interest at a prescribed rate of 1% and is repayable on demand in Canadian dollars.

At March 31, 2017, there was $4,135 owing to Peter Bloch, $12,607 owing to Michal Prywata and $nil owing to Leslie Markow and Tim McCarthy for sums paid by them on behalf of Bionik for certain of its expenses.

In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik Canada agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre- transaction common shares to the loan holder and this will be reimbursed by the issuance of 320,000 exchangeable shares to Messrs. Caires and Prywata effective as of the date of the Acquisition Transaction. These shares have not yet been issued.

Dr. Krebs, a former director of Bionik, is a party to the Agreement and Plan of Merger with IMT, and acted as the shareholders representative pursuant to the terms of that agreement.

At the effective date of the Merger, (a) Dr. Krebs received an aggregate of 5,190,376 shares of Bionik common stock in return for his ownership of IMT securities, in addition to his IMT options which are as of the effective date of the merger exercisable for an aggregate of 360,231 shares of the common stock of the Company and (b) Mr. Fried received an aggregate of 868,647 shares of Bionik common stock in return for his ownership of IMT securities, in addition to his IMT options which are as of the effective date of the merger exercisable for an aggregate of 1,597,178 shares of the common stock of the Company

An aggregate of $125,000 in principal amount is payable to Dr. Krebs, which with accrued interest are due and payable the earlier of December 31, 2017 and the date we raise new capital exceeding $15 million in cash. In addition, we paid an aggregate of approximately $33,000 in principal and interest on demand loans in favor of Dr. Krebs’ wife at or about the effective date of the acquisition of IMT.

An aggregate of approximately $130,000 was due to Dr. Krebs for past-due compensation and an aggregate of approximately $123,000 was due to Mr. Fried for past-due compensation, which amounts were paid at or about the effective date of the acquisition of IMT.

Dr. Krebs is a licensor to IMT pursuant to an Agreement dated June 8, 2009, of patent #8,613,691, pursuant to which IMT pays Dr. Krebs and the co-licensor an aggregate royalty of 1% of sales based on such patent. No sales have been made as the technology under this patent has not been commercialized.

Ariane Bloch, the spouse of Peter Bloch, performed certain human resources and administrative functions for the Company on a part-time basis. She was paid a fee of $2,500 per month for such services. Ms. Bloch ceased working for the Company in November 2017.

Sharon Krebs, the spouse of Dr. Krebs, supported international sales and distributors at a salary of $85,000 per annum. Ms. Krebs ceased working for the Company in May 2017.

Other than the above transactions and the transaction relating to IMT and its officers and directors included elsewhere in this prospectus, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

SELLING STOCKHOLDERS

This prospectus relates to the registration of 37,694,897 shares of our common stock, consisting of (i) 15,211,606 shares of common stock, (ii) 1,424,957 shares of common stock issuable upon the exercise of outstanding warrants, of which 1,024,943 shares are issuable as a result of the triggering of anti-dilution protections in existing warrants as a result of our recent offer to amend and exercise, (iii) 19,076,606 shares of common stock issuable upon the exchange, on a one-for-one basis, of Exchangeable Shares of Bionik Laboratories, Inc. and (iv) 1,981,728 shares of common stock issuable upon the exercise of options to acquire Exchangeable Shares and the subsequent exchange of such Exchangeable Shares.

Each warrant has anti-dilution protection including adjustments to the exercise price, as provided under the terms of such warrant, for stock splits, stock dividends and other similar transactions.

The selling stockholders identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

Unless otherwise indicated, we believe, based on information supplied by the following persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The information presented in the columns under the heading “Shares Beneficially Owned After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares.

Certain selling stockholders set forth in the table of selling stockholders below may be broker-dealers, or affiliates of broker-dealers. Each broker-dealer identified below acquired the securities identified in the table as beneficially owned by it as compensation for placement agent and financial advisory services provided to the Company, and is offering the covered securities in its proprietary capacity. No broker-dealer identified in the selling stockholders table below is acting as a broker-dealer in connection with this offering. Additionally, each selling stockholder identified in the table below as an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of its business and not as underwriting compensation in this offering, and at the time such securities were acquired, had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Unless otherwise indicated, none of the selling stockholders have within the past three years had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

	Number of Shares Beneficially		Common Stock Offered by the Selling		Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned (42)		Stockholder		Number (42)	Percent
Abrams, Mark	779,471		29,471	(1)	750,000	-
Antico, Steven R	259,824		9,824	(1)	250,000	-
Apregan Family Living Trust dto 2/11/98 (3)	194,868		7,368	(1)	187,500	-
Beaumont, Nigel	56,112		2,122	(1)	53,990	-
Bricker, Adam	129,912		4,912	(1)	125,000	-
Brickley, Robert J.	136,407	(4)	5,157	(1)	131,250	-
Cloyd, Richard A.	259,824		9,824	(1)	250,000	-
Dennis Abbott IRA (5)	194,868		7,368	(1)	187,500	-
Dronenburg, Jr., Ernest	103,929		3,929	(1)	100,000	-
Factor, Seth	51,965		1,965	(1)	50,000	-
Fahey, Michael	129,912		4,912	(1)	125,000	-
Fisher, Patricia	25,982		982	(1)	25,000	-
Fried, Arno Harris	519,647		19,647	(1)	500,000	-
Giordano, Nicholas P.	259,824		9,824	(1)	250,000	-
Goodson, Michael D.	62,357		2,357	(1)	60,000	-
Herbranson, Dale E.	36,375		1,375	(1)	35,000	-
Huykman, Richard B.	181,876	(6)	6,876	(1)	175,000	-
Ide, Gary	129,912		4,912	(1)	125,000	-
Koncsics, Thomas M.	493,665		18,665	(1)	475,000	-
Lisser, Anna	103,929		3,929	(1)	100,000	-
McGarr, Samuel	259,824		9,824	(1)	250,000	-
McGee, Larry	64,956		2,456	(1)	62,500	-
McLoughlin, Mick	1,215,975		45,975	(1)	1,170,000	-
Painter, Adam	64,956		2,456	(1)	62,500	-
Richards, Donald J.	129,912		4,912	(1)	125,000	-
Root, Sherwin	25,982		982	(1)	25,000	-
Scherer, Martin	259,824		9,824	(1)	250,000	-
Shappard, Richard A.	259,824		9,824	(1)	250,000	-
Susan A. Izard IRA (7)	64,956		2,456	(1)	62,500	-
Tam, John L.	62,357		2,357	(1)	60,000	-
Uttley, Adam	124,715		4,715	(1)	120,000	-
Orville A. White, IRA (8)	259,824		9,824	(1)	250,000	-
Bennett, Kirk	6,495		245	(1)	6,250	-
FACA Management Trust (9)	129,912		4,912	(1)	125,000	-
Bunker, Jeffrey	389,735		14,735	(1)	375,000	-
Andrew M. Ciora and Michelle A. Ciora Revocable Trust (10)	25,982		982	(1)	25,000	-
Cole, Jeffery	259,824		9,824	(1)	250,000	-
FRX Bionik, LLC (11)	207,859		7,859	(1)	200,000	-
Georgek, Gregory	454,691		17,191	(1)	437,500	-
Hall, David B.	207,859		7,859	(1)	200,000	-
Hariri, Robert J.	391,053	(12)	11,472	(1)	379,581	-
JW Opportunities Fund, LLC (13)	77,947		2,947	(1)	75,000	-
JW Partners, LP (14)	311,788		11,788	(1)	300,000	-
Kaminetsky, Jed	129,912		4,912	(1)	125,000	-
McKracken, Mark	194,868		7,368	(1)	187,500	-
Paul, Patrick	1,984,677		73,677	(1)	1,911,000	-
Perspecta Trust, LLC as Trustee of Lev Grzhonko Non-Grantor Delaware Trust (15)	259,824		9,824	(1)	250,000	-
Pratt, Alfred	129,912		4,912	(1)	125,000	-
Scheck, Clifford	5,196		196	(1)	5,000	-
Talwar, Mahesh	259,824		9,824	(1)	250,000	-
Lifestyle Healthcare LLC (16)	1,653,659	(17)	62,523	(1)	1,591,136	-
Fitzgibbons, Shawn	25,982		982	(1)	25,000	-
Mills, Christian	389,735		14,735	(1)	375,000	-
Helicopter Express, Inc. (18)	415,718		15,718	(1)	400,000	-

	Number of Shares Beneficially		Common Stock Offered by the Selling		Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned		Stockholder (1)		Number	Percent
OceanAir Environmental LLC	259,824		9,824	(1)	250,000	-
Soles, Robert	129,912		4,912	(1)	125,000	-
Weinman, Kristian & Sharon	64,956		2,456	(1)	62,500	-
Cohen, Gerald D.	129,912		4,912	(1)	125,000	-
Fuchs, Martin	80,545		3,045	(1)	77,500	-
Jindal, Gorav	103,929		3,929	(1)	100,000	-
Robert G Moroney IRA (19)	64,956		2,456	(1)	62,500	-
Alsberg, Charles	259,824		9,824	(1)	250,000	-
Carr, Walter Lee	259,824		9,824	(1)	250,000	-
Kasten, Donald	64,956		2,456	(1)	62,500	-
Schaffer, Don	64,956		2,456	(1)	62,500	-
Spence, Chris	259,824		9,824	(1)	250,000	-
Aldrich, Ellen Anita	64,956		2,456	(1)	62,500	-
Bouch, Clive	129,912		4,912	(1)	125,000	-
Casey, Rupert	259,824		9,824	(1)	250,000	-
Cummins, Jonathan	25,982		982	(1)	25,000	-
Donohue, James	259,824		9,824	(1)	250,000	-
Favre, Donald	129,912		4,912	(1)	125,000	-
Golden, Richard J.	259,824		9,824	(1)	250,000	-
Greenberg, Mark	259,824		9,824	(1)	250,000	-
Herndon, Mark	129,912		4,912	(1)	125,000	-
Latimer, Gordon	259,824		9,824	(1)	250,000	-
MacKenzie, Kevin	259,824		9,824	(1)	250,000	-
Moroney, Kathleen IRA (20)	64,956		2,456	(1)	62,500	-
Moroney, Ryan IRA (21)	64,956		2,456	(1)	62,500	-
Prasad, Joseph	10,393		393	(1)	10,000	-
Quackenbush, Michael	129,912		4,912	(1)	125,000	-
Rey Family Trust (22)	259,824		9,824	(1)	250,000	-
Richards, Donald	259,824		9,824	(1)	250,000	-
Shaer, Steve	259,824	(23)	9,824	(1)	250,000	-
Thibault, Daniel	129,912		4,912	(1)	125,000	-
Wakil, Salman	129,912		4,912	(1)	125,000	-
Abrams, Kristine	259,824		9,824	(1)	250,000	-
Barone, Charles	259,824		9,824	(1)	250,000	-
Freyne, James	83,143		3,143	(1)	80,000	-
Friedman, Greg & Susan	25,982		982	(1)	25,000	-
George Umansky IRA (24)	41,572		1,572	(1)	40,000	-
Hart, Maureen & Allen	41,572		1,572	(1)	40,000	-
Pins, Judson	64,956		2,456	(1)	62,500	-
Semple, Bob	259,824		9,824	(1)	250,000	-
West, Andrew	129,912		4,912	(1)	125,000	-
Kristian Weinman Roth IRA (25)	1,153,617		43,617	(1)	1,110,000	-
Mulukutla, Ramakrisana	51,965		1,965	(1)	50,000	-
Gornick, Thomas G.	129,912		4,912	(1)	125,000	-
Wheeler, Richard	62,357		2,357	(1)	60,000	-
Laband, Alistair	259,824		9,824	(1)	250,000	-
Pochi, Adam	20,786		786	(1)	20,000	-
Rabetz, William	41,572		1,572	(1)	40,000	-
Rush, David	519,647	(26)	19,647	(1)	500,000	-
Somers, James F.	129,912	(27)	4,912	(1)	125,000	-
Blum, George	51,965		1,965	(1)	50,000	-
Pinto, Paul A.	25,982		982	(1)	25,000	-
Brown, Jeffrey S.	90,938		3,438	(1)	87,500	-
Genrich, Thomas W.	259,824		9,824	(1)	250,000	-
Mostafa El Khashab & Bakinam Ghoneim WROS	25,982		982	(1)	25,000	-
Jecmen, Scott J.	649,559		24,559	(1)	625,000	-

	Number of Shares Beneficially		Common Stock Offered by the Selling		Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned		Stockholder (1)		Number		Percent
Lisa Kemp Carter IRA (28)	259,824		9,824	(1)	250,000		-
Denechaud, Barton	38,973		1,473	(1)	37,500		-
Gegg, James L.	168,885		6,385	(1)	162,500		-
Brodt, Terry (29)	128		64	(1)	64		-
Coletta, Craig (29)	20,262		10,131	(1)	10,131		-
DeGregorio, Joseph (29)	298		149	(1)	149		-
Giambalvo, Peter (29)	920		460	(1)	460		-
Lisser, Lev (29)	476		238	(1)	238		-
Merriman Capital Inc. (30)	26,044		13,022	(1)	13,022		-
Mouser, Matthew (29)	4,152		2,076	(1)	2,076		-
Murphy, Michael (31)	38,888		19,444	(1)	19,444		-
Nicholas, Dave (29)	3,546		1,773	(1)	1,773		-
Padova, Michael (29)	132		66	(1)	66		-
Palacios, Cristhian (29)	6,230		3,115	(1)	3,115		-
Pasquale, Frank (29)	33,786		2,154	(1)	31,632		-
Payne, Melvin (29)	132		66	(1)	66		-
Pazdro, Jeffrey (29)	1,322		661	(1)	661		-
Pirrello, Raymond (29)	39,124		19,562	(1)	19,562		-
Ragg, Michael (29)	2,424		1,212	(1)	1,212		-
Shaikh, Sohail (29)	68		34	(1)	34		-
Theofanidis, Lorentzo (29)	19,050		9,525	(1)	9,525		-
Fried, Jules	2,465,825	(32)	868,647		1,597,178		-
Krebs, Hermano Igo	5,190,376	(33)	4,830,145		360,231		-
Bloch, Peter	8,074,768	(34)	7,074,768	(35)	1,000,000	(36)	-
Prywata, Michal	8,753,881	(37)	8,487,215	(38)	266,666	(39)	-
Gardner, Sara	2,841,478		2,841,478		0		-
Caires, Thiago	7,496,351	(40)	7,496,351	(40)	0		-
Hogan, Neville	4,671,336		4,671,336		0		-
Garden State Securities Inc. (41)	400,014	(1)	400,014	(1)	0		-
TOTAL	65,107,909		37,694,897		27,413,012

* Less than 1%.

(1)	Except as may otherwise be disclosed in a footnote, these values represent ownership of an equal number of shares of common stock and shares underlying common stock purchase warrants.
(2)	Represents outstanding shares of common stock only.
(3)	George Apregan and Patricia Ann Apregan, as Trustees, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(4)	Includes 53,125 shares of common stock underlying warrants.
(5)	Dennis Abbott has sole voting and investment control over these shares.
(6)	Include 3,500 shares of common stock underlying warrants.
(7)	Susan A. Izard has sole voting and investment control over these shares.
(8)	Orville A. White has sole voting and investment control over these shares.
(9)	Frank A. Blankenbeckler III, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(10)	Andrew M. Ciora, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(11)	Zeshan Muhammedi is the manager of the selling stockholder and has control of all decisions related to the voting and trading of stock.
(12)	Includes 125,000 shares underlying common stock purchase warrants and options to acquire 129,580 shares of our common stock. Mr. Hariri was a member of our Board of Directors until October 3, 2017.
(13)	Jason Wild is the managing member JW GP, LLC, the manager of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(14)	Jason Wild is the managing member JW GP, LLC, the general partner of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(15)	Lev Grzhonko is the investment advisor of the Trust and has voting and investment control over these shares.
(16)	Dmitri Saprikyn is a partner of the selling stockholder and has voting and investment control over the shares offered by the selling stockholder.
(17)	Includes 625,000 shares underlying common stock purchase warrants.
(18)	Scott R. Runyan has sole voting and investment control over these shares.
(19)	Robert G. Moroney has sole voting and investment control over these shares.
(20)	Kathleen Moroney has sole voting and investment control over these shares.
(21)	Ryan Moroney has sole voting and investment control over these shares.
(22)	David A. Rey, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(23)	Includes 85,000 shares of common stock underlying warrants.
(24)	George Umansky has sole voting and investment control over these shares.
(25)	Kristian Weinman has sole voting and investment control over these shares.
(26)	Includes 50,000 shares of common stock underlying warrants.
(27)	Includes 22,500 shares of common stock underlying warrants.
(28)	Lisa Kemp Carter has the sole voting and investment control over these shares.
(29)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Garden State Securities, Inc., a registered broker dealer.
(30)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Merriman Capital Inc., a registered broker dealer.
(31)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Columbus Advisory Group, a registered broker dealer.
(32)	Includes options to acquire 1,597,178 shares of our common stock.
(33)	Includes options to acquire 360,231 shares of our common stock.
(34)	Includes 6,083,904 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for-one basis. Also includes options to acquire 990,864 Exchangeable Shares and 1,000,000 shares of our common stock.
(35)	Includes 6,083,904 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for-one basis. Also includes shares of our common stock that may be issued to the selling stockholder upon the exercise of options to acquire 990,864 Exchangeable Shares, and subsequent exchange of such Exchangeable Shares.
(36)	Represents options to acquire 1,000,000 shares of our common stock.
(37)	Includes 7,496,351 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for one basis. Also includes options to acquire 990,864 Exchangeable Shares and 266,666 shares of our common stock.
(38)	Includes 7,496,351 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for one basis. Also includes shares of our common stock that may be issued to the selling stockholder upon the exercise of options to acquire 990,864 Exchangeable Shares, and subsequent exchange of such Exchangeable Shares.
(39)	Represents options to acquire 266,666 shares of our common stock.
(40)	Includes 5,496,351 shares of our common stock that may be issued to the selling stockholder upon the exchange of his Exchangeable Shares, on a one-for one basis.
(41)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by the selling stockholder, a registered broker dealer.
(42)	Such shareholdings are to the knowledge of the Company.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary only and is qualified by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as Exhibits 3.5 and 3.6, respectively, incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2015, as well as our Certificate of Amendment of the Certificate of Incorporation, which is included as Exhibit 3.7, incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2017.

General

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 14, 2017, there were 55,885,279 shares of Common Stock issued and outstanding and 45,909,336 Exchangeable Shares which have rights (including voting rights) substantially identical to the Common Stock. There is currently one share of The Special Voting Preferred Stock issued and outstanding held by one holder of record, which is the Trustee in accordance with the terms of the Trust Agreement.

Common Stock

Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Delaware law. The stockholders will not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption rights and will carry no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Delaware, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock.

Blank-Check Preferred Stock

The Company is currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as The Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Delaware Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Special Voting Preferred Stock

The Board authorized the designation of a class of The Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, Bionik Canada and its shareholders entered into a transaction pursuant to which the Bionik Canada shareholders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, would receive instead newly issued shares of Bionik Canada that are exchangeable into shares of Common Stock at the same ratio as if the shareholders exchanged their common shares at the consummation of the Acquisition Transaction (the “Exchangeable Shares”). The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of The Special Voting Preferred Stock issued to the Trustee.

In that regard, the Company has designated one share of preferred stock as The Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of The Special Voting Preferred Stock consist of the following:

•	The right to vote in all circumstances in which the Common Stock have the right to vote, with the Common Stock as one class;

•	The Special Voting Preferred Stock entitles the holder (the Trustee) to an aggregate number of votes equal to the number of shares of Common Stock that are issuable to the holders of the outstanding Exchangeable Shares;

•	The holder of the Special Voting Preferred Stock (and, indirectly, the holders of the Exchangeable Shares) has the same rights as the holders of Common Stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•	No entitlement to dividends;

•	The holder of the Special Voting Preferred Stock is entitled to a total sum of $1.00 upon windup, dissolution or liquidation of the Company; and

•	The Company may cancel The Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of Bionik Canada, which could require Bionik Canada to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through The Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Canadian resident holders of Bionik Canada securities to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances. Reference is made to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.

Warrants

General Terms. The Company has outstanding an aggregate of (i) 12,349,269 warrants exercisable for Common Stock at an exercise price equal to $1.2933 per share, (ii) 1,313,745 warrants exercisable for Common Stock at an exercise price equal to $0.7490 per share and (iii) 400,014 warrants exercisable for Common Stock at an exercise price equal to $0.25 per share. The exercise price and the number of securities issued upon exercise of the warrants are subject to adjustment in certain cases described below under “Adjustments.”

Exercisability. Of such warrants, (i) 12,349,269 have an exercise period of 4 years from their respective dates of issuance from February 26, 2015 to June 30, 2015, (ii) 1,313,745 expire on February 26, 2019 and (ii) 400,014 expire on June 27, 2020. The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants. No fractional shares will be issued upon the exercise of the warrants.

Adjustments. The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to “weighted average” adjustment for dilutive issuance as well as adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. Additionally, an adjustment would be made in the case of a reclassification or exchange, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable holders of the warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares Common Stock that might otherwise have been purchased upon the exercise of the warrants.

Cashless Exercise. The warrants provide for a “cashless” exercise, provided that the shares underlying the warrants are not registered.

Redemption. The warrants may be redeemed by the Company if the VWAP (as defined in the warrants) of the Common Stock is 200% of the exercise price or more for 20 consecutive trading days, provided there is an effective registration statement covering the Warrant Shares.

Warrant holder Not a Stockholder. The warrants do not confer upon the holders thereof any voting, dividend or other rights as stockholders of the Company.

Options

The Company has issued options to purchase 1,981,728 Exchangeable Shares of Bionik Laboratories, Inc. The options have an exercise price of $0.23 per share, and are exercisable until July 1, 2021.

Transfer Agent and Registrar

VStock Transfer, LLC is the registrar and transfer agent for our shares of common stock. Its address is 18 Lafayette Place, Woodmere, NY, 11598; Telephone: (212) 828-8436.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities offered hereby and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (or the Securities Act), if available, rather than under this prospectus; however, Rule 144 may only be available under the conditions set forth in subsection (i) (2) of such rule, as we were an issuer with no or nominal assets prior to February 26, 2015.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (or the Exchange Act), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M promulgated under the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The reissued consolidated financial statements of the Company as of March 31, 2017 and 2016 appearing in this prospectus have been audited by MNP LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 relating to the common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information about us and our common stock, you should refer to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. You may inspect a copy of the registration statement and the exhibits and schedules thereto without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from such office at prescribed rates. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the annual, quarterly and other information we file with the SEC pursuant to the informational requirements of the Securities Exchange Act of 1934. You may access the registration statement, of which this prospectus is a part, and our other reports and other filings, at the SEC’s Internet website.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

September 30, 2017 and 2016

Index

Page
Unaudited Condensed Consolidated Interim Financial Statements	F-1

Condensed Consolidated Interim Balance Sheets as at September 30, 2017 (Unaudited) and March 31, 2017	F-2

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss (Unaudited) for the three and six month periods ended September 30, 2017 and 2016	F-3

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Deficiency) for the six month period ended September 30, 2017 and year ended March 31, 2017 (Unaudited)	F-4

Condensed Consolidated Interim Statements of Cash Flows for the six month periods ended September 30, 2017 and 2016 (Unaudited)	F-5

Notes to Condensed Consolidated Interim Financial Statements (Unaudited)	F-6 - F-19

Bionik Laboratories Corp.

Condensed Consolidated Interim Balance Sheets

(Amounts expressed in US Dollars)

	As at September 30, 2017 (Unaudited) $	As at March 31, 2017 (Note 2) $
Assets
Current
Cash and cash equivalents	136,080	543,650
Accounts receivable, net of allowance for doubtful accounts of $16,349 (March 31, 2017 - $10,000)	37,196	383,903
Prepaid expenses and other receivables (Note 5)	169,287	228,047
Inventories (Note 6)	231,442	228,249
Due from related parties (Note 9(a))	19,429	18,731
Total Current Assets	593,434	1,402,580
Equipment (Note 7)	196,231	227,421
Technology and other assets (Note 4)	4,860,690	5,030,624
Goodwill (Note 4)	22,308,275	22,308,275
Total Assets	27,958,630	28,968,900
Liabilities and Shareholders’ Deficiency
Current
Accounts Payable (Notes 9(b))	957,360	784,726
Accrued liabilities (Notes 8 and 9(b))	1,873,613	1,228,657
Customer advances	109,100	121,562
Demand Notes Payable (Note 8)	335,309	330,600
Promissory Notes payable (Note 8)	192,154	236,548
Convertible Loans Payable (Note 8(a) and (b))	3,530,095	2,017,488
Deferred revenue	87,851	98,624
Total Current Liabilities	7,085,482	4,818,205
Shareholders’ Equity
Preferred Stock, par value $0.001; Authorized 10,000,000 Special Voting Preferred Stock, par value $0.001; Authorized; Issued and outstanding - 1 (March 31, 2017 – 1)	-	-
Common Shares, par value $0.001; Authorized - 250,000,000 (March 31, 2017 – 150,000,000); Issued and outstanding 53,885,279 and 47,909,336 Exchangeable Shares (March 31, 2017 – 48,885,107 and 47,909,336 Exchangeable Shares) (Notes 10 and 15)	101,794	96,794
Additional paid in capital	47,642,526	45,088,171
Shares to be issued (Note 10)	60,000	-
Deficit	(26,973,321)	(21,076,419)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	20,873,148	24,150,695
Total Liabilities and Shareholders’ Equity	27,958,630	28,968,900

Going Concern (Note 1)

Commitments and Contingencies (Note 13)

Subsequent Events (Note 15)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Operations and Comprehensive Loss for the three and six months periods ended September 30, 2017 and 2016 (unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended Sept. 30, 2017	Six months ended Sept. 30, 2017	Three months ended Sept. 30, 2016	Six months ended Sept. 30, 2016
	$	$	$	$
			(Note 2)	(Note 2)
Sales	221,847	309,367	18,283	182,474
Cost of Sales	59,825	89,125	12,019	70,894
Gross Margin	162,022	220,242	6,264	111,580

Operating expenses
Sales and marketing	435,294	880,817	187,265	269,463
Research and development	715,400	1,401,309	813,773	1,231,563
General and administrative	1,505,528	2,133,134	577,853	1,881,467
Share compensation expense (Note 11)	762,208	1,013,256	204,842	424,090
Convertible debt accretion (Note 8)	74,073	74,073	-	-
Amortization (Note 4)	76,985	169,934	-	-
Depreciation (Note 7)	23,820	48,372	23,590	33,753
Total operating expenses	3,593,308	5,720,895	1,807,323	3,840,336

Other expenses (income)
Foreign Exchange	15,595	114,156	-	-
Interest expense (income) (Note 8)	167,594	240,360	(5,203)	10,031
Other income	886	708	(395,296)	(406,514)
Total other expenses (income)	184,075	355,224	(400,499)	(396,483)

Net loss and comprehensive loss for the period	(3,615,361)	(5,855,877)	(1,400,560)	(3,332,273)

Loss per share – basic	(0.04)	$(0.06)	(0.02)	(0.04)
Loss per share – diluted	(0.04)	$(0.06)	$(0.02)	$(0.04)

Weighted average number of shares outstanding – basic	101,794,615	99,335,514	85,924,462	87,232,426
Weighted average number of shares outstanding – diluted	101,794,615	99,335,514	85,924,462	87,232,426

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity (Deficiency) for the six month period ended September 30, 2017 and the year ended March 31, 2017 (unaudited)

(Amounts expressed in US Dollars)

	Special Voting Preferred Stock		Common Stock (1)		Additional Paid	Shares to		Comprehensive
	Shares	Amount	Shares	Amount	in Capital	be Issued	Deficit	Income	Total
		$		$	$	$	$	$	$
			(Note 2)	(Note 2)	(Note 2)		(Note 2)		(Note 2)
Balance, March 31, 2016	1	-	72,591,292	72,591	18,292,173	-	(13,007,017)	42,149	5,399,896
Shares issued to acquire IMT	-	-	23,650,000	23,650	23,153,350	-	-	-	23,177,000
Share compensation acquired	-	-	-	-	2,582,890	-	-	-	2,582,890
Options exercised	-	-	110,096	110	18,056	-	-	-	18,166
Cashless exercise of warrants	-	-	51,249	51	(51)	-	-	-	-
Warrants exercised	-	-	174,759	175	40,020	-	-	-	40,195
Share compensation expense	-	-	217,047	217	1,001,733	-	-	-	1,001,950
Net loss for the year	-	-	-	-	-	-	(8,069,402)	-	(8,069,402)
Balance, March 31, 2017	1	-	96,794,443	96,794	45,088,171	-	(21,076,419)	42,149	24,150,695
Warrants exercised	-	-	5,000,172	5,000	1,120,038	-	-	-	1,125,038
Share compensation expense	-	-	-	-	1,013,256	-	-	-	1,013,256
Fair value of warrants on convertible loans	-	-	-	-	380,036	-	-	-	380,036
Warrant down round feature (Note 12)	-	-	-	-	41,025	-	(41,025)	-	-
Shares to be issued	-	-	-	-	-	60,000	-	-	60,000
Net loss for the period	-	-	-	-	-	-	(5,855,877)	-	(5,855,877)
Balance, September 30, 2017	1	-	101,794,615	101,794	47,642,526	60,000	(26,973,321)	42,149	20,873,148

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements

(1) Includes exchangeable shares

Bionik Laboratories Corp.

Condensed Consolidated Interim Statements of Cash Flows for the three months periods ended September 30, 2017 and 2016 (unaudited)

(Amounts expressed in U.S. Dollars)

	Six months ended	Six months ended
	September 30, 2017 $	September 30, 2016 $
		(Note 2)
Operating activities
Net loss for the period	(5,855,877)	(3,332,273)
Adjustment for items not affecting cash
Depreciation	48,372	33,753
Amortization	169,934	-
Interest expense	234,463	10,031
Share based compensation expense	1,013,256	424,090
Convertible debt accretion	74,073	-
Shares issued for services	60,000	59,500
Allowance for doubtful accounts	(16,349)	-
	(4,272,128)	(2,804,899)
Changes in non-cash working capital items
Accounts receivable	363,056	(87,402)
Prepaid expenses and other receivables	58,760	91,430
Due from related parties	(698)	(63)
Inventories	(3,193)	(191,548)
Accounts payable	172,634	(696,874)
Accrued liabilities	644,955	(425,160)
Customer advances	(12,462)	41,800
Deferred revenue	(10,773)	108,482
Net cash used in operating activities	(3,059,849)	(3,964,234)
Investing activities
Acquisition of equipment	(17,182)	(6,848)
Net cash used in investing activities	(17,182)	(6,848)
Financing activities
Proceeds from convertible loans	1,598,715	-
Proceeds on exercise of warrants	1,125,038	-
Repayment of Promissory notes principal	(12,319)	-
Repayment of Promissory notes interest	(41,973)	-
Cash acquired on acquisition	-	266,635
Net cash provided by financing activities	2,669,461	266,635
Net decrease in cash and cash equivalents for the period	(407,570)	(3,704,447)
Cash and cash equivalents, beginning of period	543,650	5,381,757
Cash and cash equivalents, end of period	136,080	1,677,310

Supplemental Information:
Assets acquired and liabilities assumed as at April 21, 2016:
Current assets, including cash of $266,635	478,843
Equipment	59,749
Intangible assets	5,580,704
Goodwill	22,308,275
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory Notes payable	(217,808)
Bionik advance	(1,436,164)
Non-cash consideration	25,759,890

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

1.	NATURE OF OPERATIONS

The Company and its Operations

Bionik Laboratories Corp. (formerly Drywave Technologies Inc., the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. on July 16, 2013, the Company changed its name to Drywave Technologies Inc. (“Drywave”) and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014.

On February 26, 2015, the Company entered into a Share Exchange Agreement and related transactions whereby it acquired Bionik Laboratories Inc., a Canadian Corporation (“Bionik Canada”). Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the then outstanding common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition the Company issued one Special Preferred Voting Share (the “Special Preferred Share”) (Note 10).

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the Merger, for accounting purposes the Merger does not constitute a business combination. The transaction has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is Bionik, accordingly, the historic financial statements of Bionik Canada are presented as the comparative balances for the period prior to the Merger.

References to the Company refer to the Company and its wholly owned subsidiaries, Bionik Acquisition Inc. and Bionik Canada. References to Drywave relate to the Company prior to the Merger.

On April 21, 2016, the Company acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc. (“IMT”), a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and the Company’s wholly owned subsidiary (“Bionik Mergeco”). The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as the Company’s wholly owned subsidiary. In return for acquiring IMT, IMT shareholders received an aggregate of 23,650,000 shares of the Company’s common stock.

Bionik Laboratories Corp. is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility impaired individuals, including three products in the market and four products in varying stages of development. The InMotion Systems - the InMotion ARM, In Motion Wrist, InMotion Hand – are designed to provide intelligent, adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik also has a lower-body exoskeleton - the ARKE - designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. The Company is developing with a partner, a lower body product based on some of the ARKE technology, which should allow certain individuals to walk better, who have limited mobility. This product will be launched in the consumer home market.

The unaudited condensed consolidated interim financial statements consolidate the Company and its wholly owned subsidiaries Bionik Canada, Bionik Acquisition Inc. and Bionik, Inc. (the former IMT) since its acquisition on April 21, 2016.

These unaudited condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern, which assumes the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 and its U.S. address is 80 Coolidge Hill Road, Watertown, MA. USA 02472.

Going Concern

As at September 30, 2017, the Company had a working capital deficit of $6,492,048 (March 31, 2017 - $3,415,625) and an accumulated deficit of $26,973,321 (March 31, 2017 - $21,076,419) and the Company incurred a net loss and comprehensive loss of ($5,855,877) for the six months period ended September 30, 2017 (September 30, 2016 – $(3,332,273)).

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings or debt financings. Sales of additional equity or equity linked securities by the Company would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, the Company would reduce its discretionary overhead costs substantial or otherwise curtail operations.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

1.	NATURE OF OPERATIONS (continued)

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated interim financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The condensed consolidated interim financial statements do not include any adjustments related to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these condensed consolidated interim financial statements.

2.	CHANGE IN ACCOUNTING POLICY

The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on July 1, 2017, the ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of updating the fair value measurement each reporting period and eliminate the unnecessary volatility in reported earnings created by the revaluation when the Company’s shares’ value changes.

The Company presented the change in accounting policy through the retrospective application of the new accounting principle to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections.

The following financial statement line items for the periods of three and six months ended September 30, 2016 were affected by the change in accounting principle.

Income statement

	Three months period ended September 2016			Six months period ended September 2016
	As originally reported	As adjusted	Effect of change	As originally reported	As adjusted	Effect of change
Sales	$18,283	$18,283	$-	$182,474	$182,474	$-
Cost of Sales	12,019	12,019	-	70,894	70,894	-
Total operating expenses	1,807,323	1,807,323	-	3,840,336	3,840,336	-
Total other expenses	(2,530,605)	(400,499)	2,130,106	(2,135,530)	(396,483)	1,739,047
Net income (loss) and comprehensive loss for the period	729,546	(1,400,560)	(2,130,106)	(1,593,226)	(3,332,273)	(1,739,047)
Net income (loss) per share	0.01	(0.04)	(0.05)	(0.02)	(0.06)	(0.04)

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

Balance sheet

	As at March 31, 2017
	As originally reported	As adjusted	Effect of change
Current assets	$1,402,580	$1,402,580	$-
Capital assets	227,421	227,421	-
Intangible assets	27,338,899	27,338,899	-
Total assets	28,968,900	28,968,900	-
Warrant derivative liability	959,600	-	(959,600)
Other current liabilities	4,818,205	4,818,205	-
Total liabilities	5,777,805	4,818,205	(959,600)
Common stock	96,794	96,794	-
Additional paid in capital	38,640,706	45,088,171	6,447,465
Retained earnings	(15,588,554)	(21,076,419)	(5,487,865)
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity	23,191,095	24,150,695	959,600
Total liabilities and shareholders’ equity	28,968,900	28,968,900	-

The change in retained earnings consists of a change in net loss for the year ended March 31, 2017, changing from $3,936,574 to $8,069,402, a net change of $4,132,828, the remainder of the change included in the $5,487,865 noted above relates to periods prior to March 31, 2016.

Statement of cash flows

	As at September 30, 2016
	As originally reported	As adjusted	Effect of change
Net loss for the period	$(1,593,226)	$(3,332,273)	$(1,739,047)
Adjustment for items not affecting cash
Depreciation	33,753	33,753	-
Interest expense	10,031	10,031	-
Share-based compensation expense	424,090	424,090	-
Shares issued for service	59,500	59,500	-
Change in fair value of warrant derivative liability	(1,739,047)	-	1,739,047

Net cash used in operating activities	(3,964,234)	(3,964,234)	-
Net cash used in investing activities	(6,848)	(6,848)	-
Net cash provided by financing activities	266,635	266,635	-
Net decrease in cash and cash equivalents for the period	(3,704,447)	(3,704,447)	-
Cash and cash equivalents, beginning of period	5,381,757	5,381,757	-
Cash and cash equivalents, end of period	1,677,310	1,677,310	-

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Unaudited Condensed Consolidated Interim Financial Statements

These unaudited condensed consolidated interim financial statements have been prepared on the same basis as the annual audited financial statements of the Company and should be read in conjunction with those annual audited financial statements filed on Form 10-K for the year ended March 31, 2017. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the condensed consolidated interim financial statements of adopting ASU 2014-09 will be assessed by management.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the condensed consolidated interim financial position or the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. The updates makes several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company is still assessing the impact that the adoption of ASU 2016-01 will have on the condensed consolidated interim financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, “Leases”. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the condensed consolidated interim financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company has adopted this policy during the period and there was no impact on the condensed consolidated interim financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company is still assessing the impact that the adoption of ASU 2016-15 will have on the condensed consolidated interim statement of cash flows.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligation. Deposits are carried as liabilities until the requirements for revenue recognition are met.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amounted to $64,957 at September 30, 2017 and March 31, 2017. The Company also sells extended warranties of or additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period. The Company recognized $Nil of expense related to the change in warranty reserves and warranty costs incurred and recorded as an expense in cost of goods sold during the three and six-month period ended September 30, 2017 (September 30, 2016 - $15,190 and $25,427, respectively).

Foreign Currency Translation

The functional currency of the Company and its wholly owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs which are as observable as possible and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables, accounts payable and accrued liabilities, due from related parties approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the period.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

4.	ACQUISITION

On April 21, 2016, the Company acquired 100% of the common and preferred shares of IMT, through a transaction where Bionik Mergerco merged with and into IMT, with IMT surviving the merger as a wholly owned subsidiary of Bionik. Bionik issued an aggregate of 23,650,000 shares of Company Common Stock in exchange for all shares of IMT Common Stock and IMT Preferred Stock outstanding immediately prior to April 21, 2016. All shares have been issued at March 31, 2017.

Bionik also assumed each of the 3,895,000 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT. These options were exchanged for purchase of an aggregate of 3,000,000 shares of Company Common Stock, of which 1,000,000 have an exercise price of $0.25. 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. Stock compensation expense on vested options of $2,582,890 was recorded on the options exchanged and this amount is included in the acquisition equation.

As a result of the acquisition of IMT, the Company acquired assets including three licensed patents, two license agreements, three FDA listed products, an FDA inspected manufacturing facility, extensive clinical and sales data, and international distributors. The Company retained an independent valuator to determine the purchase price allocation, which reflects the allocation of assets and goodwill. The following sets forth the purchase price allocation based on management’s best estimates of fair value, including a summary of major classes of consideration transferred and the recognized amounts of assets acquired and liabilities assumed at the acquisition date.

As at April 21, 2016
$
Fair value of 23,650,000 shares of common stock (a)	23,177,000
Fair value of vested stock options (b)	2,582,890
Allocation of purchase price:	25,759,890
Cash and cash equivalents	266,635
Accounts receivable	6,490
Inventories	188,879
Prepaid expenses and other current assets	16,839
Equipment	59,749
Liabilities assumed:
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory notes payable	(217,808)
Bionik advance (c)	(1,436,164)
Net assets acquired	(2,129,089)
Patents and exclusive License Agreement	1,306,031
Trademark	2,505,907
Customer relationships	1,431,680
Non compete agreement	61,366
Assembled Workforce	275,720
Goodwill	22,308,275
25,759,890

(a)	The fair value of common stock was based on $0.98, which was the closing market price of the Company’s common stock on April 21, 2016.

(b)	The fair value of the vested stock options was determined using the Black Scholes option pricing model with the following key assumptions: a risk free rate of 1.59%, dividend and forfeiture rates of 0% and expected volatility of 114% which is consistent with the Company’s assumptions (Note 11).

(c)	Included in the net assets acquired was a loan issued to IMT in the amount of $300,000 under normal commercial terms. The loan carried an interest rate of 6% and were secured by all the assets of IMT subject to a $200,000 subordination to a third party financial services company, which was released in April 2016.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

4.	ACQUISITION (continued)

The schedule below reflects the intangible assets acquired in the IMT acquisition and the assets amortization period and expense for the three and six months period ended September 30, 2017 and the year ended March 31, 2017:

Intangible assets acquired	Amortization		Expense March	Value at March	3 Months Expense	6 Months Expense	Value at
	period (years)	Value acquired	31, 2017	31, 2017	September	September	September
					30, 2017	30, 2017	30, 2017
		$	$	$	$	$	$
Patents and exclusive License Agreement	9.74	1,306,031	126,375	1,179,656	33,522	67,081	1,112,575
Trademark	Indefinite	2,505,907	-	2,505,907	-	-	2,505,907
Customer relationships	10	1,431,680	134,931	1,296,749	35,792	71,622	1,225,127
Non compete agreement	2	61,366	28,918	32,448	7,671	15,367	17,081
Assembled Workforce	1	275,720	259,856	15,864	-	15,864	-
		5,580,704	550,080	5,030,624	76,985	169,934	4,860,690

5.	PREPAID EXPENSES AND OTHER RECEIVABLES

	September 30, 2017	March 31, 2017
	$	$
Prepaid expenses and sundry receivables	117,972	68,484
Prepaid insurance	19,671	136,896
Sales taxes receivable (i)	31,644	22,667
	169,287	228,047

(i)	Represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

6.	INVENTORIES

	September 30, 2017	March 31, 2017
	$	$
Raw materials	225,735	119,985
Work in progress	5,707	108,264
Finished Goods	-	-
	231,442	228,249

7.	EQUIPMENT

Equipment consisted of the following as at September 30, 2017 and March 31, 2017:

	September 30, 2017			March 31, 2017
		Accumulated			Accumulated
	Cost	Depreciation	Net	Cost	Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	252,120	214,817	37,303	250,538	204,258	46,280
Furniture and fixtures	36,795	27,123	9,672	36,795	26,096	10,699
Demonstration equipment	200,186	77,878	122,308	184,586	44,420	140,166
Manufacturing equipment	88,742	85,342	3,400	88,742	84,982	3,760
Tools and parts	11,422	5,138	6,284	11,422	4,472	6,950
Assets under capital lease	23,019	5,755	17,264	23,019	3,453	19,566
	612,284	416,053	196,231	595,102	367,681	227,421

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the three and six months period ended September 30, 2017 was $23,820 and $48,372 (September 30, 2016 - $23,590 and 33,753).

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

8.	NOTES PAYABLE

Demand Notes payable

The Company has outstanding notes payable (“Notes”) of $330,600, acquired from IMT on April 21, 2016. Prior to the acquisition of IMT, amendments were executed to the Notes to accrue interest at a rate of prime, as reported by the Wall Street Journal, of 3.50% at the date of amendment and to defer the demand feature until the earlier of December 31, 2017 or the date when the Company raises new capital in excess of $15 million in cash. Loan amounts represented by one such Note are owed to a former director of the Company for $152,795 at September 30, 2017 (March 31, 2017 - $150,689).

Balance, March 31, 2017	330,600
Accrued interest	4,709
Balance, September 30, 2017	$335,309

Interest expense incurred on the Notes totaled $2,341 and $4,709 for the three months and six months periods ended September 30, 2017 (September 30, 2016 - $1,138 and $4,463), which are included in accrued liabilities.

Promissory Notes payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of the secured promissory note (“Promissory Note”). The Promissory Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Promissory Note, which was originally scheduled to mature in March 2016 and was extended numerous times with a current maturity date of December 31, 2017; assuming $100,000 was repaid with interest on October 31, 2017, which was completed.

The remaining funds may be prepaid at any time, and is secured by substantially all the assets of one of the Company’s subsidiaries. Interest expense incurred on the Promissory Note totaled $5,152 and $9,898 for the three months and six months ended September 30, 2017 (September 30, 2016 - $5,042 and $8,932). The Company repaid $12,319 of principal amount and $41,973 of interest to the lender on July 5, 2017.

Balance, March 31, 2017	236,548
Accrued interest	9,898
Repayment of principal	(12,319)
Repayment of interest	(41,973)
Balance, September 30, 2017	$192,154

Convertible Loans Payable

(a)   In December 2016, several shareholders of the Company agreed to advance the Company $1,500,000 of convertible notes in three tranches: $500,000 upon origination of the convertible loans and $500,000 on each of January 15, 2017 and February 15, 2017. A further $500,000 was advanced in March 2017 to bring the total of these convertible loans to approximately $2,000,000. The convertible loans bore interest at 6% until the original due date of March 31, 2017 and $17,488 was accrued and expensed as interest on these loans for the year ended March 31, 2017.

The convertible loans contain the following terms: convertible at the option of the holder at the price of the equity financing or payable on demand upon the completion of an equity financing greater than $5,000,000; automatically convertible at the price of the equity financing upon completion of an equity financing between $3,500,000 and $5,000,000; if no such equity financing is completed by November 15, 2017, then the loans shall become secured by a general security agreement over all assets of the Company; and, upon a change in control would either be payable on demand or convertible at the lesser of a price per share equal to that received by the parties in the change in control transaction or the market price of the shares. These conversion features were analyzed and determined to be contingent conversion features, accordingly, until the triggering event no beneficial conversion feature is recognized.

On August 14, 2017, the Company entered into an amendment to these convertible loans, whereby the interest was changed to a fixed rate of 12% per year from April 1, 2017 to August 14, 2017, and 3% per month from August 14, 2017 to maturity, which was extended to the earlier of March 31, 2018 or consummation of a qualified financing. The conversion feature was modified to contain the following terms: upon the consummation of an equity or equity-linked round of with an aggregate gross proceeds of $7,000,000, without any action on part of the Holder, the outstanding principal, accrued and unpaid interest and premium amount equal to twenty-five percent (25%) of the principal amount less the accrued and unpaid interest, will be converted into shares of new round stock based upon the lesser of (a) the lowest issuance (or conversion) price of new round stock in case there is more than one tranche of new round stock or (b) twenty-five cents ($0.25).

Further, the Company issued warrants to these debt holders amounting to 20% of the aggregate principal of the convertible loans divided by the exercise price, which would be determined as the lowest of a new round stock in a qualified financing, the average volume weighted average price for the sixty trading days prior to January 31, 2018 or $0.25. The warrants have a term of five years.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

8.	NOTES PAYABLE (Continued)

An additional $1,098,715 was received from these shareholders during the six months ended September 30, 2017 for a total of $3,098,690. For the three months and six months ended September 30, 2017, an additional $60,493 and $206,245 of interest was accrued and expensed on these convertible loans.

The Company has recognized a discount against the convertible loans for the relative fair value of the warrants and is accreting the discount using the effective interest rate method. The assumptions used in valuing the warrants using the binomial valuation model were as follows: exercise price of $0.25, volatility of 114%, risk-free interest rate of 1.91% and a term of five years.

The Company evaluated the fair value of the warrants attached to the convertible notes as $380,037 and recorded $74,073 warrant accretion expense in the six months period ended September 30, 2017.

Balance, March 31, 2017	2,017,488
Additional principal investment	1,098,715
Fair value of warrants	(380,037)
Accretion expense	74,073
Accrued Interest	206,245
Balance, September 30, 2017	$3,016,484

(b)  In May 2017, the Company’s Chinese joint venture partners loaned the Company $500,000 with an interest rate of 8% convertible into the Company’s common shares upon a capital raise (“Qualified Financing”) where gross proceeds exceed $3,000,000 at the lesser of $0.50 and the quotient of the outstanding balance on conversion date by the price of the Qualified Financing. Additionally, the holders are entitled to warrants equaling 25% of the number of conversion shares to be issued at conversion. During the three and six months ended September 30, 2017, $3,527 and $13,611 of interest was accrued and expensed on these convertible loans.

Balance, March 31, 2017	-
Additional principal investment	500,000
Accrued Interest	13,611
Balance, September 30, 2017	$513,611

9.	RELATED PARTY TRANSACTIONS AND BALANCES

a)	Due from related parties

As of September 30, 2017, there was an outstanding loan to the Chief Technology Officer and director of the Company for $19,429 (March 31, 2017 - $18,731). The loan has an interest rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and is denominated in Canadian dollars. During the period ended September 30, 2017, the Company accrued interest receivable in the amount of ($707) (March 31, 2017 - $707) the remaining fluctuation in the balance from the prior year is due to changes in foreign exchange.

b)	Accounts payable and accrued liabilities

As at September 30, 2017, $34,957 (March 31, 2017 - $Nil) was owing to the CEO of the Company; $54,347 (March 31, 2017 - $Nil to the former CTO) was owing to the Chief Technology Officer; $15,405 (March 31, 2016 – $Nil) was owing to the Chief Financial Officer, $103,278 (March 31, 2016 – $97,500) was owing to the Chief Commercialization Officer, and $675,058 (March 31, 2016 – $4,135) was owing to the former CEO and current Chairman of the Board, all related to business, compensation and severance expenses, all of which are included in accounts payable or accrued liabilities.

In connection with the acquisition of IMT, the Company acquired a license agreement dated June 8, 2009, pursuant to which the Company pays the licensors an aggregate royalty of 1% of sales based on patent #8,613,6391. No sales were made as the technology under this patent has not been commercialized. One of the licensors is a founder of IMT and a former officer and director of the Company.

As at September 30, 2017, $120,000 (June 30, 2016 - $120,000) in principal amount is payable to a former officer and director, which with accrued interest are due and payable the earlier of December 31, 2017 and the date the Company raises new capital exceeding $15 million cash (Note 8). In addition, the Company paid an aggregate of approximately $33,000 in principal and interest on demand loans in favor of the director’s spouse at or about the effective date of the acquisition of IMT.

As at the effective date of the merger pursuant to the Merger Agreement, a former officer and director received an aggregate of 5,190,376 shares of the Company in return for his ownership of IMT securities, in addition to his IMT options which were as of the effective date of the merger exercisable for an aggregate of 360,231 shares of common stock of the Company.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

10.	SHARE CAPITAL

	September 30, 2017		March 31, 2017
	Number of shares	$	Number of shares	$
Exchangeable Shares:
Balance beginning of period/year	47,909,336	47,910	50,000,000	50,000
Converted into common shares	-	-	(2,090,664)	(2,090)
Balance at the end of period/year	47,909,336	47,910	47,909,336	47,910
Common Shares
Balance at beginning of the period	48,885,107	48,884	22,591,292	22,591
Shares issued on acquisition (Note 3)	-	-	23,650,000	23,650
Shares issued to exchangeable shares	-	-	2,090,664	2,090
Shares issued for services	-	-	217,047	217
Options exercised	-	-	110,096	110
Warrants exercise (a)	5,000,172	5,000	174,759	175
Cashless exercise of warrants	-	-	51,249	51
Balance at end of the period	53,885,279	53,884	48,885,107	48,884
TOTAL COMMON SHARES	101,794,615	101,794	96,794,443	96,794

(a)	During the six months period ended September 30, 2017, the Company consummated an offer to amend and exercise to its warrant holders, enabling them to exercise their outstanding warrants for $0.25 per share, and as a result, 5,000,172 common shares were issued for net proceeds of $1,125,038 (Note 12).

(b)	During the six months period ended September 30, 2016, 51,249 common shares were issued as a result of a cashless exercise of 262,045 warrants with an exercise price of $0.80. Under the terms of the warrant agreement the value of the warrants on exercise is attributed to the shares on exercise and the Company has recognized a value of $43,562.

(c)	The Company has a commitment to issue 250,000 common shares to a consultant during the six months ended September 30, 2017 and recognized $60,000 in compensation expense. The Company issued 70,000 common shares during the six months period ended September 30, 2016 for consulting services and recognized $59,500 of share compensation expense.

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one share of the Special Voting Preferred Stock, par value $0.001 per share, of the Company (the Special Voting Preferred Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries have voting rights in the Company equivalent to what they would have had, had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as the Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into common shares of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled at such time as no Exchangeable Shares are held by a Beneficiary.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

11.	STOCK OPTIONS

The purpose of the Company’s equity incentive plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options or other securities may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all options or other securities granted under the Plan shall not exceed 15% of the shares of common stock and Exchangeable Shares issued and outstanding (determined as of January 1 of each year). Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On April 11, 2014 and June 20, 2014, the Company issued 657,430 and 264,230 options to employees and a consultant at an exercise price of $0.165 and $0.23, respectively, with a term of seven years. The options vest one-third on grant date and two thirds equally over the subsequent two years on the anniversary date. During the nine-month period ended December 31, 2014, 125,824 of the 657,430 options were cancelled. On February 26, 2015, as a result of the Merger, the options were re-valued. The fair value, as re-measured, of the 531,606 options issued in April 2014 and the 264,230 options issued in June 2014, was $230,930 and $118,957 respectively. An additional 62,912 options were cancelled during the year ended March 31, 2017. Share compensation has been fully expensed on these options.

On July 1, 2014, the Company issued 2,972,592 options to management of the Company, at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. On February 26, 2015, as result of the Merger, the options were re-valued at a fair value of $1,259,487,which vested immediately and were previously expensed as share compensation expense in 2015. On October 8, 2016, 990,864 of these options were cancelled.

On February 17, 2015, the Company granted 314,560 options to a director, employees and a consultant with an exercise price of $0.23, that vested one third immediately and two thirds over the next two anniversary dates with an expiry date of seven years. The grant date fair value of the options was $136,613. Previously 110,100 options were cancelled and share compensation has been fully expensed on these options.

On November 24, 2015, the Company granted 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384. During the year ended March 31, 2016, 250,000 options were cancelled and in the three and six months ended September 30, 2017 35,609 and $71,219 in share compensation expense was recognized.

On December 14, 2015, the Company granted 2,495,000 options to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437. During the years ended March 31, 2016 and 2017, 25,000 options and 40,000 options, respectively, were cancelled, and in the first three months, 83,334 options were cancelled and $100,289 of share compensation expense was recognized; on September 1, 2017, 666,667 options that were to vest equally December 14, 2017 and 2018 immediately vested. In the three and six months ended September 30, 2017 $298,573 and $396,523 compensation was recognized.

On April 21, 2016, the Company granted 3,000,000 stock options to employees of Bionik, Inc., the Company’s wholly-owned subsidiary (formerly IMT) in exchange for 3,895,000 options that existed before the Company purchased IMT of which 1,000,000 have an exercise price of $0.25, 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. The grant date fair value of vested options was $2,582,890 and has been recorded as part of the acquisition equation (Note 3). For options that have not yet vested, share compensation expense in the first three months and the six months ended September 30, 2017 was $10,169 and $20,338 was recognized.

On April 26, 2016, the Company granted 250,000 options to an employee with an exercise price of $1.00 that vests over three years at the anniversary date. The grant date fair value was $213,750. During the three and six months ended September 30, 2017, $17,813 and $35,625 was recognized as share compensation expense.

On August 8, 2016, the Company granted 750,000 options to an employee with an exercise price of $1.00 that vests over three years at the anniversary date. The grant date fair value was $652,068. During the three months and six months ended September 30, 2017 $54,339 and $108,678 of share compensation expense was recognized.

On February 6, 2017, the Company granted 400,000 options to an employee with an exercise price of $0.70 that vests over three years at the anniversary date. The grant date fair value was $245,200. Share compensation expense was recognized for the three and six months ended September 30, 2017 of $20,433 and $40,867 was recognized.

On February 13, 2017, the Company granted 250,000 options to a consultant with an exercise price of $0.68 that vests over one and one-half years, every six months. The grant date fair value was $148,750. During the three months and six months ended September 30, 2017, $12,396 and $24,792 of share compensation expense was recognized.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

11.	STOCK OPTIONS (Continued)

On August 3, 2017, 1,500,000 options at $0.21 to an executive officer, which vest equally over three future years. In addition, this executive officer was also granted up to 500,000 additional performance options based on meeting sales targets for the years ending March 31, 2018 and 2019. The performance options will vest at market price if the performance objectives are met. This grant had a grant date fair value of $387,209 and a share compensation expense of $15,093 was recognized for the three months ended September 30, 2017. These options were valued using the Black-Scholes model and the following inputs: expected life of 7 years, expected volatility 114% and a risk-free rate of 1.73%.

On September 1, 2017, the Company granted 12,215,354 options at $0.161 equally to an executive officer and a consultant. 2,035,892 options have vested and 50% of the remaining options vest on performance being met and 50% vest annually over 5 years. The grant date fair value was $1,832,304 and $305,384 is the current expenses for the three months ended September 30, 2017. These options were valued using the Black-Scholes model and the following inputs: expected life of 10 years, expected volatility 114% and a risk-free rate of 1.73%.

During the three and six month ended September 30, 2017, the Company recorded $762,208 and $1,013,256 in share-based compensation related to the vesting of stock options (September 30, 2016 - $204,842 and $424,090).

The following is a summary of stock options outstanding and exercisable as of September 30, 2017:

Exercise Price ($)	Number of Options	Expiry Date	Exercisable Options
0.165	264,230	April 1, 2021	264,230
0.23	97,514	June 20, 2021	97,514
0.23	1,981,728	July 1, 2021	1,981,728
0.23	204,471	February 17, 2022	204,471
1.22	400,000	November 24, 2022	133,333
1.00	1,650,000	December 14, 2022	1,476,661
0.95	111,937	March 28, 2023	111,937
1.05	433,027	March 28, 2023	433,027
1.00	250,000	April 26, 2023	83,333
1.00	750,000	August 8, 2023	250,000
0.70	400,000	February 6, 2024	-
0.68	250,000	February 13, 2024	83,333
0.95	31,620	March 3, 2024	31,620
1.05	122,324	March 3, 2024	122,324
0.95	15,810	March 14, 2024	15,810
1.05	61,162	March 14, 2024	61,162
0.95	82,213	September 30, 2024	82,213
1.05	318,042	September 30, 2024	318,042
0.95	7,431	June 2, 2025	7,431
1.05	28,747	June 2, 2025	28,747
0.25	906,077	July 28, 2025	906,077
0.95	671,859	July 29, 2025	671,859
0.25	66,298	December 30, 2025	53,909
0.95	49,160	December 30, 2025	27,261
0.21	2,000,000	August 3, 2024	-
0.161	12,215,354	September 1, 2027	2,035,892
	23,369,004		9,481,915

The weighted-average remaining contractual term of the outstanding options was 8.07 (March 31, 2017 – 5.12) and for the options that are exercisable the weighted average was 6.55 (March 31, 2017 – 6.02)

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

12.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Weighted-Average Exercise Price ($)
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35
Exercised	(262,045)	(0.80)
Outstanding and exercisable, March 31, 2017	17,638,243	1.35
Exercised	(5,000,172)	0.25
Dilution warrants issued to $0.80 warrant holders	83,752	0.749
Dilution warrants issued to $1.40 warrant holders	941,191	1.2933
Outstanding at September 30, 2017	13,663,014	1.241

During the six months period ended September 30, 2017, the Company consummated an offer to amend and exercise its outstanding warrants, enabling the holders of the warrants to exercise such warrants for $0.25 per share. The Company received net proceeds of $1,129,193. In addition due to an anti-dilution clause in the warrant agreement and additional 83,752 warrants were issued to the $0.80 warrant holders and 941,191 warrants were issued to the $1.40 warrant holders. Furthermore, as a result of the anti-dilution clause, the exercise price of the warrants changed from $0.80 to $0.7490 and from $1.40 to $1.2933 as a result of this transaction. The Company measured the effects of the triggered anti-dilution clause using the binomial tree model and recorded a loss of $41,025 against retained earnings.

The Company issued 400,014 warrants exercisable at $0.25 for four years expiring June 27, 2020 to the firm who facilitated the warrant offer.

During the year ended March 31, 2017 a warrant holder exercised 262,045 warrants on a cashless basis based on the terms of the warrant agreement and received 51,249 shares of common stock.

During the year ended March 31, 2016, a warrant holder exercised 148,787 warrants on a cashless basis based on the terms of the warrant agreement and was issued 45,508 shares of common stock.

Common share purchase warrants

The following is a summary of common share purchase warrants outstanding after the warrant offer, the additional warrant issue and the re-pricing of the warrants as of September 30, 2017:

Exercise Price ($)	Number of Warrants	Expiry Date
1.2933	5,873,289	February 26, 2019
1.2933	1,229,040	March 27, 2019
1.2933	328,166	March 31, 2019
1.2933	2,544,240	April 21, 2019
1.2933	1,201,164	May 27, 2019
1.2933	1,173,370	June 30, 2019
0.7490	1,313,745	February 26, 2019
	13,663,014

The weighted-average remaining contractual term of the outstanding warrants was 1.52 (March 31, 2017 – 1.77).

The exercise price and number of underlying shares with respect to the original $0.80 and the $1.40 warrants may be further adjusted pursuant to the anti-dilution provisions therein, as a result of the issuance of the convertible promissory notes and warrants. The anti-dilution provisions in these warrants is not triggered until the convertible promissory notes are converted, or the warrants are exercised, and the underlying shares can be determined in accordance with the terms thereunder.

BIONIK LABORATORIES CORP.
NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
For the six months ended September 30, 2017 and 2016 (Unaudited)
(Amounts expressed in U.S Dollars)

13.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Commitments

On February 25, 2015, 262,904 common shares were issued to two former lenders connected with a $241,185 loan received and repaid during fiscal 2013. The common shares were valued at $210,323 based on the value of the concurrent private placement, and recorded in stock-based compensation on the consolidated statement of operations and comprehensive loss. As part of the consideration for the initial loan the former Chief Technology Officer and the new Chief Technology Officer had transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse the former Chief Technology Officer and the new Chief Technology Officer 320,000 common shares, each. As at September 30, 2017 and March 31, 2017, these shares have not yet been issued.

14.	RISK MANAGEMENT

The Company’s cash balances are maintained in two banks in Canada and a Canadian Bank subsidiary in the US. US Bank Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations the Company manages exposure through its normal operating and financing activities.

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period. The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

15.	SUBSEQUENT EVENTS

(a)	Subsequent to September 30, 2017, the Company received an additional $1,099,984 from the lenders described in note 8(a) under the same terms and conditions.
(b)	Subsequent to September 30, 2017, an Exchangeable shareholder exchanged 2,000,000 exchangeable shares into Common Stock.
(c)	Subsequent to September 30, 2017, the Company’s shareholders approved an increase in the number of authorized shares of common stock from 150,000,000 to 250,000,000.

F-19

BIONIK LABORATORIES CORP.

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Amounts expressed in US Dollars)

F-20

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Bionik Laboratories Corp.:

We have audited the accompanying consolidated balance sheets of Bionik Laboratories Corp. (“Company”) as of March 31, 2017 and 2016 and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity (deficiency), and cash flows for the years ended March 31, 2017 and 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bionik Laboratories Corp. as of March 31, 2017 and 2016 and the results of its operations and its cash flows for the years ended March 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has a negative working capital deficit and has accumulated a significant deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for certain financial instruments with down round features subsequent to the year ended March 31, 2017, due to the adoption of Accounting Standard Update number 2017-11. Such change was applied retroactively as further described in Note 2.

Chartered Professional Accountants
Licensed Public Accountants

Mississauga, Ontario

June 29, 2017, except for notes 1, 2, 3, 10, 12, 13 and 17 which are as of December 21, 2017

F-21

Bionik Laboratories Corp.

Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	As at	As at
	March 31, 2017 (Restated, Note 2) $	March 31, 2016 (Restated, Note 2) $
Assets
Current
Cash and cash equivalents	543,650	5,381,757
Trade Accounts receivable	383,903	-
Inventory (Note 6)	228,249	-
Prepaid expenses and other receivables (Note 5)	228,047	231,733
Due from related parties (Note 9)	18,731	41,445
Short term advances	-	125,153
Loans receivable (Note 9)	-	379,908
Total Current Assets	1,402,580	6,159,996
Equipment (Note 7)	227,421	76,750
Technology and other Assets (Note 4)	5,030,624	-
Goodwill (Note 4)	22,308,275	-
Total Assets	28,968,900	6,236,746
Liabilities and Shareholders’ Equity (Deficiency)
Current
Accounts payable (Note 9)	784,771	320,916
Accrued liabilities (Note 9)	1,228,657	515,979
Customer advances	121,562	-
Demand Loans (Note 8)	330,600	-
Promissory Note Payable (Note 8)	236,548	-
Convertible Loans (Note 8)	2,017,488	-
Deferred Revenue	98,624	-
Total Current Liabilities	4,818,250	836,895
Shareholders’ Equity
Special Voting Preferred Stock, par value $0.001; Authorized - 1; Issued and outstanding - 1	-	-
Common Shares, par value $0.001; Authorized - 250,000,000 (March 31, 2017 and 2016 – 150,000,000) Exchangeable Shares; Authorized – Unlimited, Common shares Issued and outstanding – 48,885,107, March 31, 2016 - 22,591,292 Exchangeable Shares Issued and Outstanding – 47,909,336, March 31, 2016 - 50,000,000 (Note 10)	96,794	72,591

Additional paid-in capital	45,088,171	18,292,173
Deficit	(21,076,464)	(13,007,062)
Accumulated other comprehensive income	42,149	42,149
Total Shareholders’ Equity	24,150,650	5,399,851
Total Liabilities and Shareholders’ Equity	28,968,900	6,236,746

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Bionik Laboratories Corp.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Amounts expressed in U.S. Dollars)

	Year Ended	Year Ended
	March 31, 2017 (Restated, Note 2) $	March 31, 2016 (Restated, Note 2) $
Sales	571,945	-
Cost of Sales	388,756	-
Gross Margin	183,189	-

Operating expenses
Sales and marketing	1,188,207	-
Research and development	2,663,146	1,397,554
General and administrative	3,346,230	3,676,125
Share-based compensation expense (Notes 9 and 10)	1,001,950	1,495,837
Amortization of technology and other assets (Note 4)	550,080	-
Depreciation (Note 7)	79,868	63,454
Total operating expenses	8,829,481	6,632,970

Other expenses (income)
Interest expense	43,735	2,839
Other income	(692,198)	(42,173)
Foreign exchange loss	71,573	112,771
Total other expenses (income)	(576,890)	73,437

Net (loss) and comprehensive (loss) income for the year	(8,069,402)	(6,706,407)

(Loss) per share – basic and diluted	$(0.09)	$(0.09)

Weighted average number of shares outstanding – basic and diluted	91,784,976	71,554,822

The accompanying notes are an integral part of these consolidated financial statements.

F-23

Bionik Laboratories Corp.

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency)

(Amounts expressed in US Dollars)

	Special voting Preferred shares		Common shares		Additional Paid		Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	in Capital	Deficit	Income	Total
		$		$	$	$	$	$
Balance, March 31, 2015 (Note 2)	1	-	65,839,563	65,840	12,076,569	(6,300,655)	42,149	5,883,903
Shares issued on private placement	-	-	6,568,750	6,568	4,550,250	-	-	4,556,818
Shares to be issued for services	-	-	117,471	117	169,583	-	-	169,700
Cashless exercise of warrants (Note 2)	-	-	45,508	46	(46)	-	-	-
Share compensation expense	-	-	20,000	20	1,495,817	-	-	1,495,837
Net income for the period (Note 2)	-	-	-	-	-	(6,706,407)	-	(6,706,407)

Balance, March 31, 2016 (Note 2)	1	-	72,591,292	72,591	18,292,173	(13,007,062)	42,149	5,399,851

Shares issued to acquire IMT	-	-	23,650,000	23,650	23,153,350	-	-	23,177,000
Stock compensation acquired	-	-	-	-	2,582,890	-	-	2,582,890
Options exercised	-	-	110,096	110	18,056	-	-	18,166
Cashless exercise of warrants (Note 2)	-	-	51,249	51	(51)	-	-	-
Warrant exercised	-	-	174,759	175	40,020	-	-	40,195
Share compensation expense	-	-	217,047	217	1,001,733	-	-	1,001,950
Net loss for the year (Note 2)	-	-	-	-	-	(8,069,402)	-	(8,069,402)

Balance, March 31, 2017 (Note 2)	1	-	96,794,443	96,794	45,088,171	(21,076,464)	42,149	24,150,650

The accompanying notes are an integral part of these consolidated financial statements.

F-24

Bionik Laboratories Corp. Consolidated

Statements of Cash Flows

(Amounts expressed in U.S. Dollars)

	Year ended March 31, 2017 (Restated, Note 2) $	Year ended March 31, 2016 (Restated, Note 2) $
Operating activities
Net (loss) for the year	(8,069,402)	(6,706,407)
Adjustment for items not affecting cash:
Depreciation	79,868	63,454
Amortization of intangible assets	550,080	-
Interest expense	41,934	7,697
Share-based compensation expense	844,162	1,495,837
Shares issued for services	157,788	169,700
	(6,395,570)	(4,969,719)
Changes in non-cash working capital items:
Accounts receivable	(377,413)	-
Prepaid expenses and other receivables	20,525	(73,314)
Due from related parties	22,714	35
Inventory	(39,370)	-
Accounts payable	(375,572)	112,129
Accrued liabilities	18,674	183,033
Customer advances	35,075	-
Deferred Revenue	98,624	-
Net cash used in operating activities	(6,992,313)	(4,747,836)
Investing activities
Acquisition of equipment	(170,790)	(42,863)
Advances	-	(125,153)
Provision of a loan receivable	-	(379,908)
Net cash used in investing activities	(170,790)	(547,924)
Financing activities
Proceeds from issuance of shares, net of issue costs	-	4,552,409
Cash received on acquisition	266,635	-
Exercise of warrants	40,195	-
Proceeds from convertible loans	2,000,000	-
Proceeds from the exercise of options	18,166	-
Net cash provided by financing activities	2,324,996	4,552,409
Net increase in cash and cash equivalents for the year	(4,838,107)	(743,351)
Cash and cash equivalents, beginning of year	5,381,757	6,125,108
Cash and cash equivalents, end of year	543,650	5,381,757

Supplemental Information
Assets acquired and liabilities assumed:
Current assets, including cash of $266,635	$478,843
Equipment	59,749
Intangible assets	5,580,704
Goodwill	22,308,275
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory Notes payable	(217,808)
Bionik advance	(1,436,164)
	$25,759,890

The accompanying notes are an integral part of these consolidated financial statements.

F-25

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN

The Company and its Operations

Bionik Laboratories Corp. (formerly Drywave Technologies Inc., the “Company” or “Bionik”) was incorporated on January 8, 2010 in the State of Colorado as Strategic Dental Management Corp. On July 16, 2013, the Company changed its name to Drywave Technologies Inc. (“Drywave”) and its state of incorporation from Colorado to Delaware. Effective February 13, 2015, the Company changed its name to Bionik Laboratories Corp. and reduced the authorized number of shares of common stock from 200,000,000 to 150,000,000. Concurrently, the Company implemented a 1-for-0.831105 reverse stock split of the common stock, which had previously been approved on September 24, 2014.

On February 26, 2015, the Company entered into a Share Exchange Agreement and related transactions whereby it acquired Bionik Laboratories Inc., a Canadian Corporation (“Bionik Canada”) and Bionik Canada issued 50,000,000 Exchangeable Shares, representing a 3.14 exchange ratio, for 100% of the then outstanding common shares of Bionik Canada (the “Merger”). The Exchangeable Shares are exchangeable at the option of the holder, each into one share of the common stock of the Company. In addition, the Company issued one Special Preferred Voting Share (the “Special Preferred Share”) (Note 10).

As a result of the shareholders of Bionik Canada having a controlling interest in the Company subsequent to the Merger, for accounting purposes the Merger does not constitute a business combination. The transaction has been accounted for as a recapitalization of the Company with Bionik Canada being the accounting acquirer even though the legal acquirer is Bionik, accordingly, the historic financial statements of Bionik Canada are presented as the comparative balances for the period prior to the Merger.

References to the Company refer to the Company and its wholly owned subsidiaries, Bionik Acquisition Inc., Bionik, Inc. (the former IMT) and Bionik Canada. References to Drywave relate to the Company prior to the Merger.

On April 21, 2016, the Company acquired all of the outstanding shares and, accordingly, all assets and liabilities of Interactive Motion Technologies, Inc. (IMT), a Boston, Massachusetts-based global pioneer and leader in providing effective robotic products for neurorehabilitation, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated March 1, 2016, with IMT, Hermano Igo Krebs, and Bionik Mergerco Inc., a Massachusetts corporation and our wholly owned subsidiary (Bionik Mergerco). The merger agreement provided for the merger of Bionik Mergerco with and into IMT, with IMT surviving the merger as the Company’s wholly owned subsidiary. In return for acquiring IMT, IMT shareholders received an aggregate of 23,650,000 shares of the Company’s common stock (Note 4).

The Company is a global pioneering robotics company focused on providing rehabilitation solutions to individuals with neurological disorders, specializing in designing, developing and commercializing cost-effective physical rehabilitation technologies, prosthetics, and assisted robotic products. The Company strives to innovate and build devices that can rehabilitate and improve an individual’s health, comfort, accessibility and quality of life through the use of advanced algorithms and sensing technologies that anticipate a user’s every move.

The consolidated financial statements consolidate the Company and its wholly owned subsidiaries Bionik Canada, Bionik Acquisition Inc. and Bionik, Inc. (the former IMT) since its acquisition on April 21, 2016. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern.

The Company’s principal offices are located at 483 Bay Street, N105, Toronto, Ontario, Canada M5G 2C9 and its U.S. address is 80 Coolidge Hill Road, Watertown, MA. USA 02472.

F-26

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS AND GOING CONCERN – Continued

Going Concern

As at March 31, 2017, the Company had a working capital deficit of $3,415,670 (working capital as at March 31, 2016, of $5,323,101) and an accumulated deficit of $21,076,464 (March 31, 2016 - $13,007,062) and the Company incurred a net loss and comprehensive loss of $8,069,402 for the year ended March 31, 2017 (March 31, 2016 – net loss of $6,706,407).

There is no certainty that the Company will be successful in generating sufficient cash flow from operations or achieving and maintaining profitable operations in the future to enable it to meet its obligations as they come due and consequently continue as a going concern. The Company will require additional financing this year to fund its operations and it is currently working on securing this funding through corporate collaborations, public or private equity offerings or debt financings. Sales of additional equity securities by the Company would result in the dilution of the interests of existing stockholders. There can be no assurance that financing will be available when required. In the event that the necessary additional financing is not obtained, the Company would reduce its discretionary overhead costs substantially or otherwise curtail operations.

The Company expects the forgoing, or a combination thereof, to meet the Company’s anticipated cash requirements for the next 12 months; however, these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. All adjustments, consisting only of normal recurring items, considered necessary for fair presentation have been included in these consolidated financial statements.

2.	CHANGE IN ACCOUNTING POLICY

The FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities From Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments With Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests With a Scope Exception, allows a financial instrument with a down-round feature to no longer automatically be classified as a liability solely based on the existence of the down-round provision. The update also means the instrument would not have to be accounted for as a derivative and be subject to an updated fair value measurement each reporting period.

On consideration of the above factors, the Company elected to early adopt ASU 2017-11 on July 1, 2017, the ASU is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

The early adoption allows the Company to reduce the cost and complexity of updating the fair value measurement each reporting period and eliminate the unnecessary volatility in reported earnings created by the revaluation when the Company’s shares’ value changes.

The Company presented the change in accounting policy through the retrospective application of the new accounting principle to all prior periods, as described in ASU No. 250-10-45-5, Accounting Changes and Error Corrections.

The following financial statement line items for the years ended March 31, 2016 and 2017 were affected by the change in accounting principle.

Income statement

	Year ended March 31, 2016			Year ended March 31, 2017
	As originally reported	As adjusted	Effect of change	As originally reported	As adjusted	Effect of change
Sales	$-	$-	$-	$571,945	$571,945	$-
Cost of Sales	-	-	-	388,756	388,756	-
Total operating expenses	6,632,970	6,632,970	-	8,829,481	8,829,481	-
Total other expenses	(7,669,118)	73,437	(7,742,555)	(4,709,718)	(576,890)	(4,132,828)
Net income (loss) and comprehensive loss for the period	(1,036,148)	6,706,407	(7,742,555)	(3,936,574)	(8,069,402)	(4,132,828)
Basic loss per share	(0.01)	(0.09)	(0.10)	(0.04)	(0.09)	(0.05)
Diluted loss per share	(0.08)	(0.09)	(0.01)	(0.04)	(0.09)	(0.05)

F-27

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

2.	CHANGE IN ACCOUNTING POLICY – Continued

Balance sheet

As a result of the accounting policy change, retained earnings as of April 1, 2015, March 31, 2016 and 2017 respectively, decreased from ($12,688,128), ($11,651,980) and ($15,588,554), as originally reported under ASU No. 2016-01, to ($6,300,655), ($13,007,062) and ($21,076,464) using ASU No. 2017-11.

	As at April 1, 2015
	As originally reported	As adjusted	Effect of change
Current assets	$6,325,007	$6,325,007	$-
Capital assets	100,629	100,629	-
Intangible assets	-	-	-
Total assets	$6,425,636	$6,425,636	$-
Warrant derivative liability	8,382,648	-	(8,382,648)
Other current liabilities	541,733	541,733	-
Total liabilities	$8,924,381	$541,733	$(8,382,648)
Common stock	65,840	65,840	-
Additional paid in capital	10,081,394	12,076,569	1,995,175
(Deficit) Retained earnings	(12,688,128)	(6,300,655)	6,387,473
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity (deficiency)	$(2,498,745)	$5,883,903	$8,382,648
Total liabilities and shareholders’ equity	$6,425,636	$6,425,636	$-

	As at March 31, 2016
	As originally reported	As adjusted	Effect of change
Current assets	$6,159,996	$6,159,996	$-
Capital assets	76,750	76,750	-
Intangible assets	-	-	-
Total assets	$6,236,746	$6,236,746	$-
Warrant derivative liability	5,135,990	-	(5,135,990)
Other current liabilities	836,850	836,895	45
Total liabilities	$5,972,840	$836,895	$(5,135,945)
Common stock	72,591	72,591	-
Additional paid in capital	11,801,146	18,292,173	6,491,027
Deficit	(11,651,980)	(13,007,062)	(1,355,082)
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity	$263,906	$5,399,851	$5,135,945
Total liabilities and shareholders’ equity	$6,236,746	$6,236,746	$-

F-28

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

2.	CHANGE IN ACCOUNTING POLICY – Continued

	As at March 31, 2017
	As originally reported	As adjusted	Effect of change
Current assets	$1,402,580	$1,402,580	$-
Capital assets	227,421	227,421	-
Intangible assets	27,338,899	27,338,899	-
Total assets	$28,968,900	$28,968,900	$-
Warrant derivative liability	959,600	-	(959,600)
Other current liabilities	4,818,205	4,818,250	45
Total liabilities	$5,777,805	$4,818,250	$(959,555)
Common stock	96,794	96,794	-
Additional paid in capital	38,640,706	45,088,171	6,447,465
Deficit	(15,588,554)	(21,076,464)	(5,487,910)
Accumulated other comprehensive income	42,149	42,149	-
Total shareholders’ equity	$23,191,095	$24,150,650	$959,555
Total liabilities and shareholders’ equity	$28,968,900	$28,968,900	$-

Statement of cash flows

	As at March 31, 2016
	As originally reported	As adjusted	Effect of change
Net income (loss) for period	$1,036,148	$(6,706,407)	$(7,742,555)
Adjustment for items not affecting cash and changes in non-cash working capital items	(5,783,984)	1,958,571	7,742,555
Net cash (used in) operating activities	(4,747,836)	(4,747,836)	-
Net cash (used in) investing activities	(547,924)	(547,924)	-
Net cash provided by financing activities	4,552,409	4,552,409	-
Net (decrease) in cash and cash equivalents for the period	(743,351)	(743,351)	-
Cash and cash equivalents, beginning of period	6,125,108	6,125,108	-
Cash and cash equivalents, end of period	$5,381,757	$5,381,757	$-

	As at March 31, 2017
	As originally reported	As adjusted	Effect of change
Net income (loss) for period	$(3,936,574)	$(8,069,402)	$(4,132,828)
Adjustment for items not affecting cash and changes in non-cash working capital items	(3,055,739)	1,077,089	4,132,828
Net cash (used in) operating activities	(6,992,313)	(6,992,313)	-
Net cash (used in) investing activities	(170,790)	(170,790)	-
Net cash provided by financing activities	2,324,996	2,324,996	-
Net (decrease) in cash and cash equivalents for the period	(4,838,107)	(4,838,107)	-
Cash and cash equivalents, beginning of period	5,381,757	5,381,757	-
Cash and cash equivalents, end of period	$543,650	$543,650	$-

F-29

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Newly Adopted and Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the consolidated financial statements of adopting ASU 2014-09 will be assessed by management.

In August 2014, the FASB issued a new financial accounting standard on going concern, ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The Company has adopted this ASU No. 2014-15 as at and for the year ended March 31, 2017. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive income (loss).

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments,” which illustrates certain guidance governing adjustments to the provisional amounts recognized at the acquisition date with a corresponding adjustment to goodwill. Such adjustments are required when new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement amounts initially recognized or would have resulted in the recognition of additional assets and liabilities. ASU No. 2015-16 eliminates the requirement to retrospectively account for such adjustments. ASU No. 2015-16 is effective for the fiscal year commencing after December 15, 2016. The Company has adopted this ASU No. 2015-16 as at and for the year ended March 31, 2016. There was no material effect on the consolidated financial position or the consolidated results of operations and comprehensive income (loss).

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which require that deferred tax liabilities and assets be classified on our Consolidated Balance Sheets as noncurrent based on an analysis of each taxpaying component within a jurisdiction. ASU No. 2015-17 is effective for the fiscal year commencing after December 15, 2017. The Company does not anticipate that the adoption of ASU No. 2015-17 will have a material effect on the consolidated financial position or the consolidated results of operations.

In January 2016, the FASB issued ASU No. 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The updates makes several modifications to Subtopic 825-10, including the elimination of the available-for-sale classification of equity investments, and it requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value recognized in operations. The update is effective for fiscal years beginning after December 2017. The Company is still assessing the impact that the adoption of ASU 2016-01 will have on the consolidated financial position and the consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The Company is still assessing the impact that the adoption of ASU 2016-02 will have on the consolidated financial position and the consolidated results of operations.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting”. Several aspects of the accounting for share-based payment award transaction are simplified, including (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company is still assessing the impact that the adoption of ASU 2016-09 will have on the consolidated financial position and the consolidated results of operations.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments”. This ASU provides eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the fiscal year commencing after December 15, 2017. The Company is still assessing the impact that the adoption of ASU 2016-15 will have on the consolidated statement of cash flows.

F-30

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the definition of a Business” which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU2017-01 further states that when substantially all of the fair value of gross assets acquitted is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term “outputs” to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. ASU 2017-01 is effective for acquisitions commencing on or after June 30, 2019, with early adoption permitted. Adoption of this guidance will be applied prospectively on or after the effective date.

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other” ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating Step 2 of the current goodwill impairment test, which required a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the carrying value of the goodwill. ASU 2017-04 is effective for financial statements issued for fiscal years, and interim periods beginning after December 15, 2019.

Inventory

Inventory is stated at the lower of cost or market. Cost is recorded at standard cost, which approximates actual cost, on the first-in first-out basis. Work in progress and finished goods consist of materials, labor and allocated overhead.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of an agreement with customer exists, products are shipped or title passes pursuant to the terms of the agreement, the amount due from the customer is fixed or determinable, collectability is reasonably assured, and there are no significant future performance obligation. Deposits are carried as liabilities until the requirements for revenue recognition are met.

Warranty Reserve and Deferred Warranty Revenue

The Company provides a one-year warranty as part of its normal sales offering. When products are sold, the Company provides warranty reserves, which, based on the historical experience of the Company are sufficient to cover warranty claims. Accrued warranty reserves are included in accrued liabilities on the balance sheet and amounted to $64,957 at March 31, 2017 (March 31, 2016 - $Nil). The Company also sells extended warranties for additional periods beyond the standard warranty. Extended warranty revenue is deferred and recognized as revenue over the extended warranty period. The Company recognized $30,732 of expenses related to warranty expenses incurred and recorded this expense in cost of goods sold for the year ended March 31, 2017 (March 31, 2016 - $nil).

Foreign Currency Translation

On April 1, 2015, Bionik Canada and Bionik Acquisition Inc. changed its functional currency from the Canadian Dollar to the U.S. Dollar. This reflects the fact that the majority of the Company’s business is influenced by an economic environment denominated in U.S. currency as well the Company anticipates revenues to be earned in U.S. dollars. The change in accounting treatment was applied prospectively. The functional currency is separately determined for the Company and each of its subsidiaries, and is used to measure the financial position and operating results. The functional currency of the Company and its wholly owned subsidiaries is the U.S. dollar. Transactions denominated in a currency other than the functional currency are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences are recognized in profit or loss. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction.

F-31

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Equipment

Equipment is recorded at cost. Depreciation is computed using the declining balance method, over the estimated useful lives of these assets. The costs of improvements that extend the life of equipment are capitalized. All ordinary repair and maintenance costs are expensed as incurred. Property and equipment are depreciated as follows:

Computer & Electronics	50% per annum
Furniture and Fixtures	20% per annum
Demonstration Equipment	50% per annum
Manufacturing Equipment	20% per annum
Tools and Parts	20% per annum

Fair Value of Financial Instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Included in the ASC Topic 820 framework is a three level valuation inputs hierarchy with Level 1 being inputs and transactions that can be effectively fully observed by market participants spanning to Level 3 where estimates are unobservable by market participants outside of the Company and must be estimated using assumptions developed by the Company. The Company discloses the lowest level input significant to each category of asset or liability valued within the scope of ASC Topic 820 and the valuation method as exchange, income or use. The Company uses inputs, which are as observable as possible, and the methods most applicable to the specific situation of each company or valued item.

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, other receivables, accounts payable and accrued liabilities, due from related parties, short term advances, demand loans, convertible loans, promissory note payable and loans receivable approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. Per ASC Topic 820 framework these are considered Level 2 inputs where inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

The Company’s policy is to recognize transfers into and out of Level 3 as of the date of the event or change in the circumstances that caused the transfer. There were no such transfers during the year.

Segment Reporting

ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for the way that public business enterprises report information about operating segments in the Company’s consolidated financial statements. Operating segment are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company does not have any reportable segments.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with original terms to maturity of 90 days or less at the date of purchase. For all periods presented cash and cash equivalents consisted entirely of cash.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged as operating expense of the Company as incurred.

F-32

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

Basic and Diluted Loss Per Share

Basic and diluted loss per share has been determined by dividing the net loss available to shareholders for the applicable period by the basic and diluted weighted average number of shares outstanding, respectively. The diluted weighted average number of shares outstanding is calculated as if all dilutive options had been exercised or vested at the later of the beginning of the reporting period or date of grant, using the treasury stock method.

Loss per common share is computed by dividing the net loss by the weighted average number of shares of common shares outstanding during the period. Common share equivalents, options and warrants are excluded from the computation of diluted loss per share when their effect is anti-dilutive.

Impairment of Long-Lived Assets

The Company follows the ASC Topic 360, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets’ carrying amounts may not be recoverable. In performing the review for recoverability, if future undiscounted cash flows (excluding interest charges) from the use and ultimate disposition of the assets are less than their carrying values, an impairment loss represented by the difference between its fair value and carrying value, is recognized. When properties are classified as held for sale they are recorded at the lower of the carrying amount or the expected sales price less costs to sell.

Goodwill and Indefinite Lived Intangible Assets

The Company records goodwill when the purchase price of an acquisition exceeds the fair value of the net tangible and identified intangible assets acquired. Goodwill and indefinite lived intangible assets, consisting of the trademarks acquired (Note 3), are assessed for impairment annually, or more frequently if indicators of potential impairment exist, which includes evaluating qualitative and quantitative factors to assess the likelihood of an impairment of goodwill or indefinite lived intangible assets. The Company performs impairment tests using a fair value approach when necessary. None of the Company’s goodwill or indefinite lived intangibles were impaired as of March 31, 2017. Accordingly, no impairment loss has been recognized in the year ended March 31, 2017.

F-33

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

4.	ACQUISITION

On April 21, 2016, the Company acquired 100% of the common and preferred shares of IMT, through a transaction where Bionik Mergerco merged with and into IMT, with IMT surviving the merger as a wholly owned subsidiary of Bionik. Bionik issued an aggregate of 23,650,000 shares of Company Common Stock in exchange for all shares of IMT Common Stock and IMT Preferred Stock outstanding immediately prior to April 21, 2016. All shares have been issued at March 31, 2017.

Bionik also assumed each of the 3,895,000 options to acquire IMT Common Stock granted under IMT’s equity incentive plan or otherwise issued by IMT. These options were exchanged for purchase of an aggregate of 3,000,000 shares of Company Common Stock, of which 1,000,000 have an exercise price of $0.25. 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. Stock compensation expense on vested options of $2,582,890 was recorded on the options exchanged and this amount is included in the acquisition equation.

As a result of the acquisition of IMT, the Company acquired assets including three licensed patents, two license agreements, three FDA listed products, a FDA inspected manufacturing facility, extensive clinical and sales data, and international distributors. The Company retained an independent valuator to determine the purchase price allocation, which reflects the allocation of assets and goodwill. The following sets forth the purchase price allocation based on management’s best estimates of fair value, including a summary of major classes of consideration transferred and the recognized amounts of assets acquired and liabilities assumed at the acquisition date.

As at April 21, 2016 $
Fair value of 23,650,000 shares of common stock (a)	23,177,000
Fair value of vested stock options (b)	2,582,890
Allocation of purchase price:	25,759,890
Cash and cash equivalents	266,635
Accounts receivable	6,490
Inventories	188,879
Prepaid expenses and other current assets	16,839
Equipment	59,749
Liabilities assumed:
Accounts payable	(241,299)
Accrued liabilities	(361,029)
Customer deposits	(86,487)
Demand notes payable	(324,894)
Promissory notes payable	(217,808)
Bionik advance (d)	(1,436,164)
Net assets acquired	(2,129,089)
Patents and exclusive License Agreement	1,306,031
Trademark	2,505,907
Customer relationships	1,431,680
Non compete agreement	61,366
Assembled Workforce	275,720
Goodwill	22,308,275
25,759,890

F-34

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

4.	ACQUISITION – Continued

(a)	The fair value of common stock was based on $0.98, which was the closing market price of the Company’s common stock on April 21, 2016.

(b)	The fair value of the vested stock options was determined using the Black Scholes option pricing model with the following key assumptions: a risk free rate of 1.59%, dividend and forfeiture rates of 0% and expected volatility of 114% which is consistent with the Company’s assumptions (Note 11).

(c)	Pro forma information has not been presented for IMT as these operations have been consolidated for all days in the year ended March 31, 2017 except 20 days from April 20, 2016. These 20 days are not considered material.

(d)	Included in the net assets acquired was a loan issued to IMT in the amount of $300,000 under normal commercial terms. The loan carried an interest rate of 6% and were secured by all the assets of IMT subject to a $200,000 subordination to a third party financial services company, which was released in April 2016.

(e)	The schedule below reflects the intangible assets acquired in the IMT acquisition and the assets amortization period and expense for the year ended March 31, 2017:

Intangible assets acquired	Amortization period (years)	Value acquired	Expense March 31, 2017	Value at March 31, 2017
		$	$	$
Patents and exclusive License Agreement	9.74	1,306,031	126,375	1,179,656
Trademark	Indefinite	2,505,907	-	2,505,907
Customer relationships	10	1,431,680	134,931	1,296,749
Non compete agreement	2	61,366	28,918	32,448
Assembled Workforce	1	275,720	259,856	15,864
		5,580,704	550,080	5,030,624

5.	PREPAID EXPENSES AND OTHER RECEIVABLES

	March 31, 2017	March 31, 2016
	$	$
Prepaid expenses and other receivables	68,484	87,979
Prepaid insurance	136,896	107,259
Sales taxes receivable (i)	22,667	36,495
	228,047	231,733

i)	Sales tax receivable represents net harmonized sales taxes (HST) input tax credits receivable from the Government of Canada.

6.	INVENTORY

	March 31, 2017	March 31, 2016
	$	$
Raw Materials	119,985	-
Work in Progress	108,264	-
	228,249	-

For the year ended March 31, 2017, $43,009 of inventory has been written off as it is not expected to be used as a result of an introduction of new versions of existing InMotion products and $124,416 as a result of physical inventory counts, both amounts have been written off to Cost of Sales.

F-35

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

7.	EQUIPMENT

Equipment consisted of the following as at March 31, 2017 and March 31, 2016:

	March 31, 2017			March 31, 2016
		Accumulated			Accumulated
	Cost	Depreciation	Net	Cost	Depreciation	Net
	$	$	$	$	$	$
Computers and electronics	250,538	204,258	46,280	152,246	96,379	55,867
Furniture and fixtures	36,795	26,096	10,699	22,496	10,118	12,378
Demonstration equipment	184,586	44,420	140,166	-	-	-
Manufacturing equipment	88,742	84,982	3,760	-	-	-
Tools and parts	11,422	4,472	6,950	11,422	2,917	8,505
Assets under capital lease	23,019	3,453	19,566	-	-	-
Balance, March 31, 2016	595,102	367,681	227,421	186,164	109,414	76,750

Equipment is recorded at cost less accumulated depreciation. Depreciation expense during the year ended March 31, 2017 was $79,868 (March 31, 2016 - $63,454).

8.	NOTES PAYABLE

Demand Notes payable

The Company has outstanding notes payable (“Notes”) of $330,600, acquired from IMT on April 21, 2016. Prior to the acquisition of IMT, amendments were executed to the Notes to accrue interest at a rate of prime, as reported by the Wall Street Journal, of 3.50% at the date of amendment and to defer the demand feature until the earlier of December 31, 2017 or the date when the Company raises new capital in excess of $15 million in cash. Loan amounts represented by one such Note are owed to a director of the Company for $150,689 at March 31, 2017.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 3)	324,894
Accrued interest	5,706
Balance, March 31, 2017	$330,600

Interest expense incurred on the Notes totaled $5,706 for the year ended March 31, 2017, which are included in accrued liabilities.

Promissory Notes payable

In February 2014, the Company borrowed $200,000 from an existing investor under the terms of the secured promissory note (“Promissory Note”). The Promissory Note bears interest at a simple interest rate equal to 10% per annum and interest is payable quarterly. The Promissory Note, which matured in March 2016 and then September 2016, was further extended and now matures July 1, 2017, may be prepaid at any time, and is secured by substantially all the assets of one of the Company’s subsidiaries. Interest expense incurred on the Promissory Note totaled $18,740 for the year ended March 31, 2017.

Balance, March 31, 2016	$-
Acquisition of IMT (Note 4)	217,808
Accrued interest	18,740
Balance, March 31, 2017	$236,548

F-36

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

8.	NOTES PAYABLE – Continued

Convertible Loans Payable

In December 2016, several shareholders of the Company agreed to advance the Company $1,500,000 of convertible notes in three tranches: $500,000 upon origination of the convertible loans and $500,000 on each of January 15, 2017 and February 15, 2017. A further $500,000 was advanced in March 2017 to bring the total of these convertible loans to $2,000,000. The convertible loans bore interest at 6% until the original due date of March 31, 2017 and $17,488 has been accrued and expensed as interest on these loans for the year ended March 31, 2017.

The convertible loans contain the following terms: convertible at the option of the holder at the price of the equity financing or payable on demand upon the completion of an equity financing greater than $5,000,000; automatically convertible at the price of the equity financing upon completion of an equity financing between $3,500,000 and $5,000,000; if no such equity financing is completed by November 15, 2017, then the loans shall become secured by a general security agreement over all assets of the Company; and, upon a change in control would either be payable on demand or convertible at the lesser of a price per share equal to that received by the parties in the change in control transaction or the market price of the shares. These conversion features were analyzed and determined to be contingent conversion features, accordingly, until the triggering event no beneficial conversion feature is recognized.

Prior to their maturity, the convertible loans were extended to November 15, 2017; the interest rate amended to 12%; the conversion option was amended so as to provide a 10% premium on conversion of both principal and accrued interest; and, the creditors were granted 300,0000 warrants exercisable for three years at a price per share equal to the price per share of the registrants next equity or equity-linked financing; however, these warrants have not yet been issued. The change in terms was determined to be a modification of the convertible loans. No value will be recognized for the warrants until the exercise price is known.

9.	RELATED PARTY TRANSACTIONS AND BALANCES

Due from related parties

As of March 31, 2017 the Company forgave advances receivable from the former Chief Technology Officer (“CTO”) for $22,182 (March 31, 2016 – $41,445), which resulted in this amount being a taxable benefit to this former executive. An outstanding loan to the Chief Operating Officer (“COO”) of the Company is for $18,731. The loan has an interest rate of 1% based on the Canada Revenue Agency’s prescribed rate for such advances and is denominated in Canadian dollars. During the year ended March 31, 2017, the Company accrued interest receivable in the amount of $707; the remaining fluctuation in the balance from the prior year is due to changes in foreign exchange.

Accounts payable and accrued liabilities

(b)	As at March 31, 2017, $4,135 (March 31, 2016 - $2,694) was owing to the CEO of the Company; $Nil (March 31, 2016 – $3,284) was owing to the former CTO; $12,607 (March 31, 2016 - $8,812) was owing to the COO; and, $Nil (March 31, 2016 – $116) was owing to the Chief Financial Officer (“CFO”), all related to business expenses, all of which are included in accounts payable or accrued liabilities.

(c)	In connection with the acquisition of IMT, the Company acquired an license agreement dated June 8, 2009, with a director as a co- licenser, pursuant to which the Company pays the director and the co-licenser an aggregate royalty of 1% of sales based on patent #8,613,6391. No sales have been made, as the technology under this patent has not been commercialized.

(d)	As at March 31, 2017, $120,000 (March 31, 2016 - $Nil) in principal amount is payable to a director, which with accrued interest are due and payable the earlier of December 31, 2017 and the date the Company raises new capital exceeding $15 million cash (Note 7). In addition, the Company paid an aggregate of approximately $33,000 in principal and interest on demand loans in favor of the directors’ spouse at or about the effective date of the acquisition of IMT.

(e)	As at the effective date of the merger pursuant to the Merger Agreement, a director received an aggregate of 5,190,376 shares of the Company in return for his ownership of IMT securities, in addition to his IMT options which were as of the effective date of the merger exercisable for an aggregate of 360,231 shares of common stock of the Company.

F-37

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

10.	SHARE CAPITAL

	March 31, 2017		March 31, 2016
	Number of shares	$	Number of shares	$
Exchangeable Shares:
Balance beginning of period	50,000,000	50,000	50,000,000	50,000
Converted into common shares	(2,090,664)	(2,090)	-	-
Balance at end of period	47,909,336	47,910	50,000,000	50,000
Common Shares
Balance at beginning of the period	22,591,292	22,591	22,428,313	22,428
Shares issued on acquisition (Note 4)	23,650,000	23,650	-	-
Shares issued to exchangeable shareholders	2,090,664	2,090	-	-
Shares issued for services (f)	217,047	217	117,471	117
Options exercised	110,096	110	-	-
Warrants exercised	174,759	175	-	-
Cashless exercise of warrants (g)	51,249	51	45,508	46
Balance at end of the period	48,885,107	48,884	22,591,292	22,591
TOTAL COMMON SHARES	96,794,443	96,794	72,591,292	72,591

(a)	On April 21, 2015, the Company issued 3,115,000 Units for gross proceeds of $2,492,000 to accredited investors in a fourth closing (the “Fourth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other related to the Fourth Closing of $338,960 and issued 311,500 broker warrants exercisable at $0.80 for a period of 4 years.

(b)	On May 27, 2015, the Company issued 1,418,750 Units for gross proceeds of $1,135,000 to accredited investors in a fifth closing (the “Fifth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Fifth Closing of $147,566 and issued 141,875 broker warrants exercisable at $0.80 for a period of 4 years.

(c)	On June 30, 2015, the Company issued 2,035,000 Units for gross proceeds of $1,628,000 to accredited investors in a sixth and final closing (the “Sixth Closing”). Each Unit consisted of one common share of the Company, and a warrant to purchase one common share of the Company at an exercise price of $1.40 per share exercisable for 4 years. The Company incurred share issue costs before legal and other costs related to the Sixth Closing of $211,656 and issued 203,500 broker warrants exercisable at $0.80 for a period of 4 years.

(d)	During the year ended March 31, 2016, 53,223 shares of common stock related to services were issued. During the year ended March 31, 2016, 134,248 shares of common stock were issued related to investor relations and consulting services provided in 2016 valued at $75,600.

(e)	During the year ended March 31, 2016, 45,508 shares of common stock were issued as a result of a cashless exercise of 148,787 warrants with an exercise price of $0.80 under the terms of the warrant agreement. The value of the warrants on exercise was attributed to the shares on exercise.

(f)	During the year ended March 31, 2017, the Company issued 70,000 shares of common stock with a value of $59,500, 60,000 shares of common stock with a value of $36,000 and 87,047 shares of common stock with a value of $62,288 for services provided.

(g)	During the year ended March 31, 2017, the Company issued, 51,249 shares of common stock were issued as a result of a cashless exercise of 262,045 warrants with an exercise price of $0.80.

(h)	On April 21, 2016, the Company acquired 100% of the capital stock of IMT through a transaction where Bionik issued 23,650,000 shares of common stock.

F-38

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

10.	SHARE CAPITAL – Continued

(i)	During the year ended March 31, 2017, 174,759 warrants were exercised for proceeds of $40,195 and 110,096 options were exercised for proceeds of $18,166.

(j)	During the ended March 31, 2017, holders of 2,090,664 exchangeable shares elected to convert their shares into shares of common stock of the Company.

Special Voting Preferred Share

In connection with the Merger (Note 1), on February 26, 2015, the Company entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, the Company issued one Special Voting Preferred Share to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Preferred Share for the benefit of the holders of the Exchangeable Shares (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had, had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

In connection with the Merger and the Trust Agreement, effective February 20, 2015, the Company filed a certificate of designation of the Special Voting Preferred Share (the “Special Voting Certificate of Designation”) with the Delaware Secretary of State. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Share. The Special Voting Preferred Share entitles the Trustee to exercise the number of votes equal to the number of Exchangeable Shares outstanding on a one-for-one basis during the term of the Trust Agreement.

The Special Voting Preferred Share is not entitled to receive any dividends or to receive any assets of the Company upon liquidation, and is not convertible into shares of common stock of the Company.

The voting rights of the Special Voting Preferred Share will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Share will be automatically cancelled.

11.	STOCK OPTIONS

The purpose of the Company’s equity incentive plan, is to attract, retain and motivate persons of training, experience and leadership to the Company, including their directors, officers and employees, and to advance the interests of the Company by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

Options or other securities may be granted in respect of authorized and unissued shares, provided that the aggregate number of shares reserved for issuance upon the exercise of all options or other securities granted under the Plan shall not exceed 15% of the shares of common stock and Exchangeable Shares issued and outstanding (determined as of January 1 of each year). Optioned shares in respect of which options are not exercised shall be available for subsequent options.

On April 11, 2014 and June 20, 2014, the Company issued 657,430 and 264,230 options to employees and a consultant at an exercise price of $0.165 and $0.23, respectively, with a term of seven years. The options vest one-third on grant date and two thirds equally over the subsequent two years on the anniversary date. During the nine-month period ended December 31, 2014, 125,824 of the 657,430 options were cancelled. On February 26, 2015, as a result of the Merger, the options were re-valued. The fair value, as re-measured, of the 531,606 options issued in April 2014 and the 264,230 options issued in June 2014, was $230,930 and $118,957 respectively. An additional 62,912 options were cancelled during the year ended March 31, 2017. Stock compensation has been fully expensed on these options and so there is no compensation expense for the year ended March 31, 2017 and March 31, 2016.

On July 1, 2014, the Company issued 2,972,592 options to management of the Company, at an exercise price of $0.23 with a term of 7 years, which vested May 27, 2015. On February 26, 2015, as a result of the Merger, the options were re-valued at a fair value of $1,259,487, which vested immediately and were previously expensed as stock compensation expense in 2015. On October 8, 2016, 990,864 of these options were cancelled.

On February 17, 2015, the Company issued 314,560 options to a director, employees and a consultant with an exercise price of $0.23, that vest one third immediately and two thirds over the next two anniversary dates with an expiry date of seven years. The grant date fair value of the options was $136,613. Previously 110,100 options were cancelled and $26,164 in stock compensation was recorded for the year ended March 31, 2017.

On November 24, 2015, the Company issued 650,000 options granted to employees that vest over three years at the anniversary date. The grant date fair value of the options was $694,384. During the year ended March 31, 2016, 250,000 options were cancelled and stock compensation expense of $62,317 was recognized. During the year ended March 31, 2017, $142,438 in stock compensation expense was recognized.

F-39

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS – Continued

On December 14, 2015, the Company issued 2,495,000 options granted to employees, directors and consultants that vest over three years at the anniversary date. The grant date fair value of the options was $1,260,437. During the year ended March 31, 2016, 25,000 options were cancelled and for the year ended March 31, 2017, 40,000 options were cancelled, and the year ended March 31, 2017 $407,208 of stock compensation expense was recognized.

On April 21, 2016, the Company issued 3,000,000 stock options to employees of Bionik, Inc., the Company’s wholly-owned subsidiary (formerly IMT) in exchange for 3,895,000 options that existed before the Company purchased IMT, of which 1,000,000 have an exercise price of $0.25, 1,000,000 have an exercise price of $0.95 and 1,000,000 have an exercise price of $1.05. The grant date fair value of vested options was $2,582,890 and has been recorded as part of the acquisition equation (Note 4). For options that have not yet vested $102,989 has been recognized as stock compensation expense.

On April 26, 2016, the Company issued 250,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $213,750. During the year ended March 31, 2017, $66,104 was recognized as stock compensation expense.

On August 8, 2016, the Company issued 750,000 options to an employee with an exercise price of $1.00 that will vest over three years at the anniversary date. The grant fair value was $652,068. During the year ended March 31, 2017 $140,230 of stock compensation expense was recognized.

On February 6, 2017, the Company issued 400,000 options to an employee with an exercise price of $0.70 that will vest over three years at the anniversary date. The grant fair value was $245,200. During the year ended March 31, 2017, $12,163 of stock compensation expense was recognized.

On February 13, 2017, the Company issued 250,000 options to a consultant with an exercise price of $0.68 that will vest over one and one-half years, every six months. The grant fair value was $148,750. During the year ended March 31, 2017, $6,345 of stock compensation expense was recognized.

During the year ended March 31, 2017, the Company recorded $844,162 in share-based compensation related to the vesting of stock options (March 31, 2016 - $1,495,837), which includes $59,479 in recovery due to cancelled options that failed to vest.

These options at their respective grant dates were valued using the Black-Scholes option pricing model with the following key assumptions:

Grant date	Expected life in years	Risk free rate	Dividend rate	Forfeiture rate	Expected volatility	Grant date fair value
February 17, 2015	4	1.59%	0%	0%	114%	$136,613
July 1, 2014	3.35	1.59%	0%	0%	114%	$1,259,487
June 20, 2014	5.32	1.59%	0%	0%	114%	$118,957
April 11, 2014	3.14	1.59%	0%	0%	114%	$230,930
November 24, 2015	6.00	1.59%	0%	0%	114%	$694,384
December 14, 2015	6.00	1.59%	0%	0%	114%	$1,260,437
April 21, 2016	8.50	1.59%	0%	0%	114%	$2,582,890
April 26, 2016	8.50	1.59%	0%	0%	114%	$213,750
August 8, 2016	6.30	1.59%	0%	0%	114%	$652,068
February 6, 2017	6.86	1.59%	0%	0%	114%	$245,200
February 13, 2017	6.86	1.59%	0%	0%	114%	$148,750

	Number of Options	Weighted-Average Exercise Price ($)
Outstanding, March 31, 2016	6,604,880	0.57
Issued	4,650,000	0.54
Exercised	(110,096)	0.17
Expired	(1,037,047)	0.27
Cancelled	(204,087)	0.55
Outstanding, March 31, 2017	9,903,650	0.59

F-40

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

11.	STOCK OPTIONS – Continued

The following is a summary of stock options outstanding and exercisable as of March 31, 2017:

Exercise Price ($)	Number of Options	Expiry Date	Exercisable Options
0.165	264,230	April 1, 2021	264,230
0.23	97,514	June 20, 2021	97,514
0.23	1,981,728	July 1, 2021	1,981,728
0.23	204,471	February 17, 2022	204,471
1.22	400,000	November 24, 2022	133,333
1.00	2,400,000	December 14, 2022	809,994
0.95	111,937	March 28, 2023	111,937
1.05	433,027	March 28, 2023	433,027
1.00	250,000	April 26, 2023	-
1.00	750,000	August 8, 2023	-
0.70	400,000	February 6, 2024	-
0.68	250,000	February 13, 2024	-
0.95	31,620	March 3, 2024	31,620
1.05	122,324	March 3, 2024	122,324
0.95	15,810	March 14, 2024	15,810
1.05	61,162	March 14, 2024	61,162
0.95	82,213	September 30, 2024	82,213
1.05	318,042	September 30, 2024	318,042
0.95	7,431	June 2, 2025	7,431
1.05	28,747	June 2, 2025	28,747
0.25	906,077	July 28, 2025	906,077
0.95	671,859	July 29, 2025	671,859
0.25	66,298	December 30, 2025	53,909
0.95	49,160	December 30, 2025	27,261
	9,903,650		6,362,689

The weighted-average remaining contractual term of the outstanding options is 5.12 (March 31, 2016 – 5.89) and for the options that are exercisable the weighted average is 6.02 (March 31, 2016 – 5.26).

F-41

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

12.	WARRANTS

The following is a continuity schedule of the Company’s common share purchase warrants:

	Number of Warrants	Weighted-Average Exercise Price ($)
Outstanding and exercisable, March 31, 2015	10,823,450	1.35
Issued	7,225,625	1.35
Exercised	(148,787)	(0.80)
Outstanding and exercisable, March 31, 2016	17,900,288	1.35
Exercised	(262,045)	(0.80)
Outstanding and exercisable, March 31, 2017	17,638,243	1.35

During the year ended March 31, 2017 a warrant holder exercised 262,045 warrants on a cash-less basis based on the terms of the warrant agreement and received 51,249 shares of common stock. (Note 10 (g)).

During the year ended March 31, 2016, a warrant holder exercised 148,787 warrants on a cash-less basis based on the terms of the warrant agreement and was issued 45,508 shares of common stock. (Note 10 (e)).

Common share purchase warrants

The following is a summary of common share purchase warrants outstanding as of March 31, 2017:

Exercise Price ($)	Number of Warrants	Expiry Date
1.40	7,735,750	February 26, 2019
1.40	1,212,500	March 27, 2019
1.40	891,250	March 31, 2019
1.40	3,115,000	April 21, 2019
1.40	1,418,750	May 27, 2019
1.40	2,035,000	June 30, 2019
0.80	1,229,993	February 26, 2019
	17,638,243

The weighted-average remaining contractual term of the outstanding warrants was 1.77 (March 31, 2016 – 2.77).

Exchangeable share purchase warrants

In 2014, the Company repaid loans of $180,940 plus accrued interest of $12,138 owing to investors introduced by Pope and Co. As part of this transaction the Company was committed to issue these lenders warrants exercisable into 349,522 Exchangeable Shares at an exercise price of $0.23 per share for a period ending March 21, 2017. During the year ended December 31, 2015, the Company issued these warrants.

In March 2017, 174,759 warrants were exercised for proceeds of $40,195 and the remaining 174,763 warrants expired.

F-42

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

13.	INCOME TAXES

Components of net (loss) income before income taxes consists of the following:

	March 31 2017	March 31 2016
	$	$
U.S.	(6,056,384)	(3,036,142)
Canada	(2,013,018)	(3,670,265)
	(8,069,402)	(6,706,407)
Net (loss) for the year before recovery of income taxes	(8,069,402)	(6,706,407)
Statutory rate	35%	35%
Expected income tax (recovery) expense	(2,824,291)	(2,347,242)
Tax rate changes and other basis adjustments	44,238	195,108
Stock-based compensation	350,683	512,693
Non-deductible expense	(132,076)	(12,073)
Net DTA acquired	(546,122)	-
Change in valuation allowance	3,107,568	1,651,514
Recovery of income taxes	-	-

The following deferred tax assets have not been recognized. Deferred tax reflects the tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities and consisted of the following:

	March 31, 2017	March 31, 2016
	$	$
Equipment	73,520	52,331
Share issue costs	1,456	3,586
SR&ED pool	464,746	400,557
Other	629,266	215,202
Non-capital losses – Canada	2,067,203	1,587,439
Net operating losses – U.S.	4,534,710	589,491
Valuation allowance	(5,956,118)	(2,848,606)
	1,814,783	-
Intangibles and other	(1,814,783)	-
	-	-

The Company has non-capital losses in its Canadian subsidiary of approximately $7,800,000, which will expire between 2031 and 2037. The Company has net operating losses in the U.S. parent Company of $3,513,000, and net operating losses in the U.S. subsidiary of approximately $8,620,000, which will expire in 2037.

Income taxes are provided based on the liability method, which results in deferred tax assets and liabilities arising from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The liability method requires the effect of tax rate changes on current and accumulated deferred taxes to be reflected in the period in which the rate change was enacted. The liability method also requires that deferred tax assets be reduced by a valuation allowance unless it is more likely than not that the assets will be realized.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within general and administrative expenses. As of March 31, 2017, the Company had no uncertain tax positions.

F-43

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

13.	INCOME TAXES – Continued

In many cases the Company’s uncertain tax positions are related to tax years that remain subject to examination by tax authorities. The following describes the open tax years, by major tax jurisdiction, as of March 31, 2017:

United States – Federal	2013 – present
United States – State	2013 – present
Canada – Federal	2012 – present
Canada – Provincial	2012 – present

14.	COMMITMENTS AND CONTINGENCIES

Contingencies

From time to time, the Company may be involved in a variety of claims, suits, investigations and proceedings arising in the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

Commitments

On February 25, 2015, 262,904 common shares were issued to two former lenders connected with a $241,185 loan received and repaid during fiscal 2013. The common shares were valued at $210,323 based on the value of the concurrent private placement and recorded in stock-based compensation on the consolidated statement of operations and comprehensive loss. As part of the consideration for the initial loan the CTO and COO had transferred 314,560 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse the CTO and COO 320,000 common shares. As at March 31, 2017, these shares have not yet been issued.

15.	RISK MANAGEMENT

The Company’s cash balances are maintained in two banks in Canada and a Canadian Bank subsidiary in the US. Deposits held in banks in Canada are insured up to $100,000 CAD per depositor for each bank by The Canada Deposit Insurance Corporation, a federal crown corporation. Actual balances at times may exceed these limits.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. The Company has minimal exposure to fluctuations in the market interest rate. In seeking to minimize the risks from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities

Liquidity Risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations, as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due. Accounts payable and accrued liabilities are due within the current operating period.

The Company has funded its operations through the issuance of capital stock, convertible debt and loans in addition to grants and investment tax credits received from the Government of Canada.

16.	(LOSS) PER SHARE

Common stock equivalents (other than the Exchangeable Shares), options and warrants were excluded from the computation of diluted loss per share for the year ended March 31, 2017 and 2016, after retrospective adjustment for a change in accounting policy (Note 2), as their effects are anti-dilutive.

F-44

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

17.	SUBSEQUENT EVENTS

1.	On May 23, 2017, the Company entered into a Co-operative Joint Venture Contract (the “JV Agreement”) with Ginger Capital Investment Holding Ltd., a Hong Kong corporation (“Ginger Capital”), to establish a cooperative joint venture enterprise in the People’s Republic of China. The joint venture was established for the purposes of strengthening the economic cooperation and technical exchange between the parties and adopting advanced technology and scientific management methods through the distribution and promotion of the Company’s products in the People’s Republic of China, Hong Kong and Macau (the “Territory”). The registered capital of the joint venture will be ten million RMB or approximately US$1.45 million, which will be contributed entirely by Ginger Capital. The terms of the cooperation include the entering into a Distribution Agreement and License Agreement between the Company and the joint venture company for the commercialization of the Company’s products in the Territory. In consideration of granting rights to the joint venture enterprise to market and sell the Company’s products in the Territory, the joint venture enterprise is tasked with the responsibility of obtaining approval from the PRC Food and Drug Administration and such other approvals in order for such marketing and sale in the Territory to be conducted. The joint venture enterprise will be co-managed by the parties and each party will be represented at the board level by directors appointed by them. Any profit distribution will be 75% in favor of Ginger Capital and 25% in favor of the Company. In conjunction with the requirement of Ginger Capital to capitalize the joint venture enterprise, affiliates of Ginger Capital collectively invested or committed to invest $500,000 in the Company on May 23, 2016, and the Company issued or will issue to such affiliates of Ginger Capital convertible promissory notes (collectively, the “Note”) and three-year common stock purchase warrants (collectively, the “Warrant”). The Note bears interest at a fixed rate of 8% per annum, payable at the earlier of the one year anniversary of the Note and the consummation of a “qualified financing”, as defined in the Note (the “Maturity Date”). Upon an equity or equity-linked round of financing of the Company that raises gross proceeds of $3,000,000 or more (“New Round Stock”), the outstanding principal and accrued interest (the “Outstanding Balance”) shall convert into New Round Stock based upon the lesser of: (i) $0.50 per New Round Stock and (ii) the quotient obtained by dividing (x) the Outstanding Balance on the conversion date multiplied by 1.10 by (y) the actual price per New Round Stock in the Qualified Financing. Upon the Maturity Date, Ginger Capital shall further be issued the Warrant, exercisable into a number of shares of the Company’s common stock equal to (i) in the case of the conversion of the Note, 25% of the number of shares issued upon conversion and (ii) in the case of the repayment of the Note in cash, the number of shares of Common Stock equal to the quotient obtained by dividing the Outstanding Balance by 4. The exercise price per share is $0.60.

2.	On June 22, 2017, the Company entered into a Joint Development and Manufacturing Agreement with Wistron Medical Tech Holding Company (“Wistron”), pursuant to which the parties agreed to jointly design, engineer, and manufacture low-price, lower- body assistive robotic technologies for mass commercial sale within the consumer home products market (the “Joint Development Agreement”). Pursuant to the Joint Development Agreement, among other things, each party granted to the other a fully paid up, non-exclusive, royalty-free, non -transferable and non-sublicensable license under its background intellectual property to (i) develop the joint development product for commercialization and use; and (ii) use or manufacture, as the case may be, the joint development product to perform its obligations under the Joint Development Agreement. Additionally, the Company agreed to reimburse Wistron for all of its costs and expenses under the Joint Development Agreement (either through a mark-up on the cost of goods or through a payment for costs incurred), and shall own all developed intellectual property so long as the reimbursement obligations have been met.

3.	On May 25, 2017, the Company commenced an offer to amend and exercise to all of the holders of its $1.40 and $0.80 warrants, pursuant to which the Company offered such holders the right to amend their warrants to (a) reduce their respective exercise price to $0.25 per share of common stock (the “Amended Exercise Price”) in cash on the terms and condition set forth in the tender offer documents (the “Amended Warrants”) and (b) shorten the exercise period of the original warrants collectively so that they expire concurrently with the expiration of the tender offer. At the closing on June 27, 2017, warrant holders exercised an aggregate of 5,000,172 warrants for $1,125,038 pursuant to the terms of the offer and after the Company paid an aggregate of approximately $125,000 on placement agent fees with respect to the closing of the offer to amend and exercise. As a result, there remain 13,663,014 underlying warrants that may be issued upon future exercise, including warrants that were issued subject to an upward adjustment to such number of shares and a downward adjustment to the exercise price of the remaining warrants, based on existing price-based anti-dilution provisions in the remaining warrants.

4.	Subsequent to March 31, 2017, the Company received an additional $2,999,476 from the lenders described in Note 8. Terms and conditions on these loans changed on August 14, 2017 when the Company entered into an amendment to these convertible loans, whereby the interest was changed to a fixed rate of 12% per year from April 1, 2017 to August 14, 2017, and 3% per month from August 14, 2017 to maturity, which was extended to the earlier of March 31, 2018 or consummation of a qualified financing. The conversion feature was modified to contain the following terms: upon the consummation of an equity or equity-linked round with aggregate gross proceeds of $7,000,000, without any action on part of the Holder, the outstanding principal, accrued and unpaid interest and premium amount equal to twenty-five percent (25%) of the principal amount less accrued and unpaid interest, will be converted into shares of a new round stock based on the lessor of (a) the lowest issuance (or conversion) price of new round stock in case there is more than one tranche of new round stock or (b) twenty five cents ($0.25). Further the Company issued warrants to these debt holders amounting to 20% of the aggregate principal of the convertible loans divided by the exercise price, which would be determined as the lowest price of a new round stock in a qualified financing, the average volume weighted average price for the sixty trading days prior to January 31, 2018 or $0.25. The warrants have a term of five years. In addition, an additional $200,000 was received from the same shareholders of which terms are yet to be determined.

F-45

BIONIK LABORATORIES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended March 31, 2017 and 2016

(Amounts expressed in U.S. Dollars)

17.	SUBSEQUENT EVENTS – Continued

5.	Subsequent to March 31, 2017, Exchangeable Shareholders exchanged 2,000,000 exchangeable shares into Common Stock.

6.	Subsequent to March 31, 2017, the Company’s shareholders approved an increase in the number of authorized shares of Common Stock from 150,000,000 to 250,000,000.

7.	Subsequent to March 31, 2017, the maturity date of one of the Company’s demand loans worth $50,000 was extended from December 31, 2017 to June 30, 2018.

8.	Subsequent to March 31, 2017, the Company granted 250,000 shares to a consultant and 2,000,000 options to an executive officer at $0.21. The 1,500,000 options vest over three years and the up to 500,000 additional performance options based on meeting sales targets for the years ending March 31, 2018 and 2019. The performance options will vest at $0.21, if the performance objectives are met.

F-46

Subject To Completion, Dated December 21, 2017

ALTERNATIVE PAGE

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

BIONIK LABORATORIES CORP.

71,930,025 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to:

•	32,816,500 shares of our common stock by the selling stockholders named in this prospectus, of which 11,408,078 shares may be issued upon exercise of warrants held by the selling stockholders; such shares were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-204491);
•	10,325,825 shares of our common stock by the selling stockholders named in this prospectus, of which (i) 1,229,993 shares may be issued upon exercise of warrants held by the selling stockholders, (ii) an aggregate of 8,921,073 shares were originally issued to former securityholders of Interactive Motion Technologies, Inc., as consideration for our acquisition of that company on April 21, 2016 and (iii) an aggregate of 174,759 shares issued upon the exercise of warrants originally issued to lenders in 2015; such shares were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-213051); and
•	28,787,699 shares of our common stock by the selling stockholders named in this prospectus, all of which are issued or may be issued upon exchange of the Exchangeable Shares of our indirect subsidiary, Bionik Laboratories Inc., held by the selling stockholders; such shares were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-207581).

We are registering these shares as required by the terms of registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. The selling stockholders may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We are not offering any shares of common stock for sale under this prospectus and we will not receive any proceeds from sales of shares of our common stock by the selling stockholders, however, we will receive a total of approximately $15,675,000 if all the warrants are exercised in full.

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus updates all of the above-mentioned Registration Statements and only includes shares of our common stock previously registered by us pursuant to such Registration Statements.

Our common stock trades on the OTCQB marketplace under the symbol “BNKL.” The closing price of our common stock on December 14, 2017 was $0.17 per share.

These are speculative securities. See “Risk Factors” beginning on Page 4 of this prospectus for the factors you should consider before buying shares of our common stock.

A-1

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of this Prospectus is               .

A-2

The Offering

Common stock offered by the selling stockholders	71,930,025 shares of our common stock consisting of (i) 30,504,255 shares, (ii) up to 12,638,071 shares that may be issued upon the exercise of outstanding warrants to purchase our common stock, and (iii) 28,787,699 shares that are issued or issuable upon the exchange of the Exchangeable Shares of our indirect subsidiary, Bionik Laboratories Inc., a Canadian corporation, in each case held by the selling stockholders. The Exchangeable Shares may be exchanged at any time from time to time and do not have an exercise price.

Common stock to be outstanding after the offering	Up to 97,561,049 shares of common stock, based on our issued and outstanding shares of common stock as of December 14, 2017, and (i) assuming full exercise of warrants held by the selling stockholders, and (ii) assuming the exchange of all of the Exchangeable Shares, in each case subject to the registration statement of which this prospectus is a part. This does not assume the exchange of an additional 19,076,606 Exchangeable Shares that are outstanding, or the exercise of any other options or warrants that may be outstanding.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, we will receive a total of approximately $15,675,000 if all the warrants are exercised in full, which will be added to our working capital. See “Use of Proceeds” in this prospectus for more information.

A-3

USE OF PROCEEDS

The shares of our common stock offered by this prospectus are being registered solely for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. To the extent that we receive cash payment for the exercise of the warrants to purchase shares of our common stock from the selling stockholders participating in this offering, we would use such proceeds for our working capital, development of our technologies or acquisition of new technologies, and/or general corporate purposes. If all of the warrants to which the warrant shares offered in this prospectus were exercised, we would receive proceeds of approximately $15,675,000 in the aggregate.

SELLING STOCKHOLDERS

We are registering, for the account of the selling stockholders indicated below pursuant to registration rights granted by us to the selling stockholders, an aggregate of 71,930,025 shares of our common stock consisting of (i) 30,504,255 shares of our common stock, (ii) up to 12,638,071 shares that may be issued upon the exercise of outstanding warrants to purchase our common stock, and (iii) 28,787,699 shares that are issued or issuable upon the exchange of the Exchangeable Shares held by the selling stockholders. Each warrant has anti-dilution protection including adjustments to the exercise price, as provided under the terms of such warrant, for stock splits, stock dividends and other similar transactions, and certain other dilutive events. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholders’ shares of common stock.

The shares listed in Selling Stockholder Table A below relate to an aggregate of 32,816,500 shares of our common stock, of which 11,408,078 may be issued upon exercise of warrants held by the selling stockholders. The shares listed in Selling Stockholder Table A for resale were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-204491). Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration statement of which it forms a part updates such Registration Statement.

The shares listed in Selling Stockholder Table B below relate to an aggregate of 8,921,073 shares of common stock originally issued on April 21, 2016 in connection with the IMT acquisition, an aggregate of 174,759 shares issued upon the exercise of warrants originally issued to lenders in 2015, and an aggregate of 1,229,993 shares of common stock underlying warrants originally issued as placement agent fees in 2015. The shares listed in Selling Stockholder Table B for resale were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-213051). Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration statement of which it forms a part updates such Registration Statement.

The shares listed in Selling Stockholder Table C below relates to selling stockholders who are the holders of Exchangeable Shares which are exchangeable into 28,787,699 shares of our common stock. The shares listed in Selling Stockholder Table C for resale were previously registered pursuant to our Registration Statement on Form S-1 (Registration No. 333-207581). Pursuant to Rule 429 promulgated under the Securities Act of 1933, this prospectus and the registration statement of which it forms a part updates such Registration Statement.

The selling stockholders identified in Selling Stockholder Tables A, B, and C below may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Unless otherwise indicated, we believe, based on information supplied by the following persons, that the persons named in Selling Stockholder Tables A, B, and C below have sole voting and investment power with respect to all shares of common stock that they beneficially own. The information presented in the columns under the heading “Shares Beneficially Owned After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will (i) offer or sell any of the shares of common stock, or (ii) exchange any or all of their Exchangeable Shares or that they will offer or sell any of the shares of common stock upon any such exchange.

A-4

Certain selling stockholders set forth in Selling Stockholder Table B below may be broker-dealers, or affiliates of broker-dealers. Each broker-dealer identified in Selling Stockholder Table B below acquired the securities identified in the table as beneficially owned by it as compensation for placement agent and financial advisory services provided to us, and is offering the covered securities in its proprietary capacity. No broker-dealer identified in the Selling Stockholder Table B below is acting as a broker-dealer in connection with this offering. Additionally, each selling stockholder identified in the Selling Stockholder Table B below as an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of its business and not as underwriting compensation in this offering, and, to our knowledge, at the time such securities were acquired, had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Unless otherwise indicated elsewhere in this prospectus, none of the selling stockholders have within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Stockholder Table A

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned (1)	Stockholder (1)	Number	Percent
Abrams, Mark	779,471	750,000	29,471	-
Andreotti, Paul (3)	25,000	25,000	-	-
Antico, Steven R.	259,824	250,000	9,824	-
Apregan Family Living Trust dto 2/11/98 (4)	194,868	187,500	7,368	-
Beaumont, Nigel	56,112	54,000	2,112	-
Bricker, Adam	129,912	125,000	4,912	-
Brickley, Robert J. (5)	136,407	131,250	5,157	-
Bridges, Bob (3)	62,500	62,500		-
Cloyd, Richard A.	259,824	250,000	9,824	-
Dell’Aera, Mario (3)	1,250,000	1,250,000	-	-
Dennis Abbott IRA (6)	194,868	187,500	7,368	-
Dotson, Robert (3)	62,500	62,500	-	-
Dronenburg, Jr., Ernest	103,929	100,000	3,929	-
Factor, Seth	51,965	50,000	1,965	-
Fahey, Michael	129,912	125,000	4,912	-
Fisher, Patricia	25,982	25,000	982	-
Freeman, Hank (3)	125,000	125,000	-	-
Fried, Arno Harris	519,647	500,000	19,647	-
Giordano, Nicholas P.	259,824	250,000	9,824	-
Goodson, Michael D.	62,357	60,000	2,357	-
Gray, Jr. Donald (3)	50,000	50,000	-	-
Hayden, Christopher (3)	50,000	50,000	-	-
Herbranson, Dale E.	36,375	35,000	1,375	-
Huykman, Richard B. (3)	181,876	175,000	6,876	-
Ide, Gary	129,912	125,000	4,912	-

A-5

	Number of Shares Beneficially		Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned		Stockholder (1)	Number	Percent
Koncsics, Thomas M.	493,665		475,000	18,665	-
Laband, Alistair (3)	250,000		250,000	-	-
Lew, Steven (3)	62,500		62,500	-	-
Lipson, Adam C. (3)	500,000		500,000	-	-
Lisser, Anna	103,929		100,000	3,929	-
Lutze, Michael (3)	375,000		375,000	-	-
McGarr, Samuel	259,824		250,000	9,824	-
McGee, Larry	64,956		62,500	2,456	-
McLoughlin, Mick	1,215,975		1,170,000	45,975	-
Painter, Adam	64,956		62,500	2,456	-
Pazdro, Steven G. (3)	300,000		300,000	-	-
Richards, Donald J.	129,912		125,000	4,912	-
Robert G. Moroney, Jr. IRA (3)(8)	125,000		125,000	-	-
Root, Sherwin	25,982		25,000	982	-
Scherer, Martin	259,824		250,000	9,824	-
Scott, Duncan (3)	500,000		500,000	-	-
Shappard, Richard A.	259,824		250,000	9,824	-
Simon, Michael & Mary (3)	87,500		87,500	-	-
Susan A. Izard IRA (9)	64,956		62,500	2,456	-
Sweeney, David (3)	20,000		20,000	-	-
Takada, Hideo (3)	375,000		375,000	-	-
Tam, John L.	62,357		60,000	2,357	-
Thomas, Mark A. (3)	62,500		62,500	-	-
Ufheil, David (3)	125,000		125,000	-	-
Ufheil, David & Susan JT (3)	125,000		125,000	-	-
Umansky, George (3)	40,000		40,000	-	-
Uttley, Adam	124,715		120,000	4,715	-
Weiss, Brian (3)	125,000		125,000	-	-
Whalen, Dennis T. (3)	250,000		250,000	-	-
Orville A. White, IRA (10)	259,824		250,000	9,824	-
Bennett, Kirk	6,495		6,250	245	-
FACA Management Trust (11)	129,912		125,000	4,912	-
Bunker, Jeffrey	389,735		375,000	14,735	-
Andrew M. Ciora and Michelle A. Ciora Revocable Trust (12)	25,982		25,000	982	-
Cole, Jeffery	259,824		250,000	9,824	-
FRX Bionik, LLC (13)	207,859		200,000	7,859	-
Georgek, Gregory	454,691		437,500	17,191	-
Hall, David B.	207,859		200,000	7,859	-
Hariri, Robert J.	391,053	(14)	250,000	141,053	-
JW Opportunities Fund, LLC (15)	77,947		75,000	2,947	-
JW Partners, LP (16)	311,788		300,000	11,788	-
Kaminetsky, Jed	129,912		125,000	4,912	-
McKracken, Mark	194,868		187,500	7,368	-
Paul, Patrick	1,984,677		625,000	1,359,677	-
Perspecta Trust, LLC as Trustee of Lev Grzhonko Non-Grantor Delaware Trust (17)	259,824		250,000	9,824	-
Pratt, Alfred	129,912		125,000	4,912	-
Scheck, Clifford	5,196		5,000	196	-
Ann Silvestri GS Irrevocable Trust (3)(18)	625,000		625,000	-	-
Silvestri, John P. (3)	625,000		625,000	-	-
Talwar, Mahesh	259,824		250,000	9,824	-
Lifestyle Healthcare LLC (19)	1,653,659	(19)	1,250,000	403,659	-
Fitzgibbons, Shawn	25,982		25,000	982	-

A-6

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned	Stockholder (1)	Number	Percent
Mills, Christian	389,735	375,000	14,735	-
Paul, Patrick	1,250,000	1,250,000	-	-
Helicopter Express, Inc. (21)	415,718	400,000	15,718	-
OceanAir Environmental LLC	259,824	250,000	9,824	-
Boulus, Michael (3)	50,000	50,000	-	-
Breen, David J. (3)	250,000	250,000	-	-
Soles, Robert	129,912	125,000	4,912	-
Umansky, Morris (3)	120,000	120,000	-	-
Weinman, Kristian & Sharon	64,956	62,500	2,456	-
Cohen, Gerald D.	129,912	125,000	4,912	-
Fuchs, Martin	80,545	77,500	3,045	-
Jindal, Gorav	103,929	100,000	3,929	-
Robert G Moroney IRA (22)	64,956	62,500	2,456	-
Alsberg, Charles	259,824	250,000	9,824	-
Carr, Walter Lee	259,824	250,000	9,824	-
Kasten, Donald	64,956	62,500	2,456	-
Schaffer, Don	64,956	62,500	2,456	-
Spence, Chris	259,824	250,000	9,824	-
Aldrich, Ellen Anita	64,956	62,500	2,456	-
Bouch, Clive	129,912	125,000	4,912	-
Braverman, Herbert (3)	25,000	25,000	-	-
Casey, Rupert	259,824	250,000	9,824	-
Cummins, Jonathan	25,982	25,000	982	-
Cunningham, Scott (3)	50,000	50,000	-	-
Defries, Graham (3)	200,000	200,000	-	-
Donohue, James	259,824	250,000	9,824	-
Favre, Donald	129,912	125,000	4,912	-
Gan, Wah Meng (3)	17,500	17,500	-	-
Golden, Richard J.	259,824	250,000	9,824	-
Greenberg, Mark	259,824	250,000	9,824	-
Herndon, Mark	129,912	125,000	4,912	-
Hinkle, Donald (3)	25,000	25,000	-	-
Latimer, Gordon	259,824	250,000	9,824	-
Little, James (3)	250,000	250,000	-	-
MacKenzie, Kevin	259,824	250,000	9,824	-
Moroney, Kathleen IRA (3)(23)	64,956	62,500	2,456	-
Moroney, Richard	62,500	62,500	-	-
Moroney, Ryan IRA (3)(24)	64,956	62,500	2,456	-
Pankowski, Joseph (3)	25,000	25,000	-	-
Pazdro, Steven (3)	287,500	287,500	-	-
Prasad, Joseph	10,393	10,000	393	-
Quackenbush, Michael	129,912	125,000	4,912	-
Rey Family Trust (25)	259,824	250,000	9,824	-
Richards, Donald	259,824	250,000	9,824	-
Shaer, Steve (26)	259,824	250,000	9,824	-
Thibault, Daniel	129,912	125,000	4,912	-
Tierney, John (3)	250,000	250,000	-	-
Wakil, Salman	129,912	125,000	4,912	-
Abrams, Kristine	259,824	250,000	9,824	-
Barone, Charles	259,824	250,000	9,824	-
Chittick, John (3)	62,500	62,500	-	-
Freyne, James	83,143	80,000	3,143	-

A-7

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Shares Beneficially Owned	Owned	Stockholder (1)	Number	Percent
Friedman, Greg & Susan	25,982	25,000	982	-
George Umansky IRA (27)	41,572	40,000	1,572
Hart, Maureen & Allen	41,572	40,000	1,572
Pins, Judson	64,956	62,500	2,456
Richard Huykman IRA (3)(28)	75,000	75,000	-
Semple, Bob	259,824	250,000	9,824
West, Andrew	129,912	125,000	4,912
Whalen, Dennis & Linda (3)	250,000	250,000	-
Kristian Weinman Roth IRA (29)	1,153,617	1,110,000	43,617
Mulukutla, Ramakrisana	51,965	50,000	1,965
Gornick, Thomas G.	129,912	125,000	4,912
Poulad, David (2)	500,000	500,000	-
Wheeler, Richard	62,357	60,000	2,357
Laband, Alistair	259,824	250,000	9,824
Pochi, Adam	20,786	20,000	786
Rabetz, William	41,572	40,000	1,572
Rush, David (30)	519,647	500,000	19,647
Somers, James F. (31)	129,912	125,000	4,912
Blum, George	51,965	50,000	1,965
Huesken, Richard J. (3)	250,000	250,000	-
Pinto, Paul A.	25,982	25,000	982
Brown, Jeffrey S.	90,938	87,500	3,438
Dunlavy, Stanley (3)	37,500	37,500	-
Farrell Jr., Richard A. (3)	50,000	50,000	-
Genrich, Thomas W.	259,824	250,000	9,824
Mostafa El Khashab & Bakinam Ghoneim WROS	25,982	25,000	982
Kort, Michael (3)	50,000	50,000	-
Jerry and Lisa Krieg JTWROS (3)	125,000	125,000	-
Jecmen, Scott J.	649,559	625,000	24,559
Lisa Kemp Carter IRA (32)	259,824	250,000	9,824
Denechaud, Barton	38,973	37,500	1,473
Gegg, James L.	168,885	162,500	6,385
Simon, Michael (3)	37,500	37,500	-
TOTAL	35,514,398	32,816,500	2,697,898

* Less than 1%.

(1)	Such shareholdings are to the knowledge of the Company.
(2)	Except as may otherwise be disclosed in a footnote, these values represent ownership of an equal number of shares of common stock and shares underlying common stock purchase warrants.
(3)	Represents outstanding shares of common stock only.
(4)	George Apregan and Patricia Ann Apregan, as Trustees, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(5)	Includes 53,125 shares of common stock underlying warrants.
(6)	Dennis Abbott has sole voting and investment control over these shares.
(7)	Include 3,500 shares of common stock underlying warrants.
(8)	Robert G. Moroney Jr. has sole voting and investment control over these shares.
(9)	Susan A. Izard has sole voting and investment control over these shares.
(10)	Orville A. White has sole voting and investment control over these shares.
(11)	Frank A. Blankenbeckler III, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(12)	Andrew M. Ciora, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(13)	Zeshan Muhammedi is the manager of the selling stockholder and has control of all decisions related to the voting and trading of stock.
(14)	Includes 125,000 shares underlying common stock purchase warrants and options to acquire 129,580 shares of our common stock. Mr. Hariri was a member of our Board of Directors until October 3, 2017.
(15)	Jason Wild is the managing member JW GP, LLC, the manager of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(16)	Jason Wild is the managing member JW GP, LLC, the general partner of the selling stockholder, and has effective voting and investment control over the shares offered by the selling stockholder.
(17)	Lev Grzhonko is the investment advisor of the Trust and has voting and investment control over these shares.
(18)	Ann Favell Silvestri, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(19)	Dmitri Saprikyn is a partner of the selling stockholder and has voting and investment control over the shares offered by the selling stockholder.
(20)	Includes 625,000 shares underlying common stock purchase warrants.
(21)	Scott R. Runyan has sole voting and investment control over these shares.
(22)	Robert G. Moroney has sole voting and investment control over these shares.
(23)	Kathleen Moroney has sole voting and investment control over these shares.
(24)	Ryan Moroney has sole voting and investment control over these shares.

A-8

(25)	David A. Rey, as Trustee, may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(26)	Includes 85,000 shares of common stock underlying warrants.
(27)	George Umansky has sole voting and investment control over these shares.
(28)	Richard Huykman has sole voting and investment control over these shares.
(29)	Kristian Weinman has sole voting and investment control over these shares.
(30)	Includes 50,000 shares of common stock underlying warrants.
(31)	Includes 22,500 shares of common stock underlying warrants.
(32)	Lisa Kemp Carter has the sole voting and investment control over these shares.

Selling Stockholder Table B

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Owned(1)	Stockholder(1)	Number	Percent

Adams, Madeline Gayle	104,814	104,814	-	-
The Entrust Group Inc., FBO Gordon Eric Bennett ROTH IRA)	98,599	98,599	-	-
Brilliant Wings S.A. (2)	365,181	365,181	-	-
Burnett, Beth S.	23,325	23,325	-	-
Cahill, Thomas J.	60,864	60,864	-	-
Chernow, Robert	121,727	121,727	-	-
Chesseman, Valerie	38,878	38,878	-	-
Comerford, John T.	52,869	52,869	-	-
Veronne J. Crawford CRUT	155,504	155,504	-	-
Dudziak, Norman	4,702	4,702	-	-
The Eggers Family Trust 1998 (3)	39,421	39,421	-	-
Eggers, David A.	28,800	28,800	-	-
Eigel, Christopher J.	155,504	155,504	-	-
Elwell, David J.	208,110	208,110	-	-
Ernest, Karin M.	38,878	38,878	-	-
Ernest, Richard B.	60,779	60,779	-	-
Anna Fulton Trust (4)	39,866	39,866	-	-
Gaillard, Peter S.	151,617	151,617	-	-
Gerade, Daniel R.	18,259	18,259	-	-
Hardy, Richard L.	77,752	77,752	-	-
Herzberg, Margrit	60,864	60,864	-	-
Hoffman, Marilyn	190,312	190,312	-	-
Huson, Bonnie	151,617	151,617	-	-
Jaecker, John A.	103,993	103,993	-	-
Jewett, David	25,303	25,303	-	-
Johnson, Larry	19,210	19,210	-	-
Johnson, Richard G.	38,878	38,878	-	-
Kaye, Joshua W.	77,752	77,752	-	-
Kern, Fred R.	65,940	65,940	-	-
Herbert Lau IRA	40,667	40,667
Lau, John Grant	13,737	13,737
Lau, Sarah Ann	13,736	13,736
Chris Leuteritz Rollover IRA	155,504	155,504	-	-
Lovely, Douglas V.	25,742	25,742	-	-
Douglas V. Lovely Living Trust	155,504	155,504	-	-
Lucarelli, William S.	155,469	155,469	-	-
Lucas, Thomas	192,028	192,028	-	-

A-9

MacCollum Family Trust (5)	261,989	261,989	-	-
Magnan, Richard R.	71,533	71,533	-	-
Meehan, Michael	43,497	43,497	-	-
Michael Meehan IRA	28,626	28,626	-	-
Michael and Robin Meehan JTWRS	31,348	31,348	-	-
Millenium Trust Co., LLC Custodian FBO Alan J. Murray IRAT	154,665	154,665	-	-
Millenium Trust Co., LLC Custodian FBO William Randall IRA	76,394	76,394	-	-
Millenium Trust Co., LLC Custodian FBO Lore E. Cerneka Rollover IRATF	77,752	77,752	-	-
Millenium Trust Co., LLC Custodian FBO Jon R. Schnell Roth IRAT	43,596	43,596	-	-
CRS & Co FBO Thomas J. Mullin	151,617	151,617	-	-
Millenium Trust Co., LLC Custodian FBO Carol L. Rollin IRA	155,504	155,504	-	-
Millenium Trust Co., LLC Custodian FBO Judith E. Foester Rollover IRA	50,125	50,125	-	-
Millenium Trust Co., LLC Custodian FBO Michael R. Conlin, IRAT	38,020	38,020	-	-
Millenium Trust Co., LLC Custodian FBO John Kimble, Rollover IRA	77,752	77,752	-	-
Millenium Trust Co., LLC Custodian FBO Richard B. Ernest IRAT	38,878	38,878	-	-
Millenium Trust Co., LLC Custodian FBO Thomas Arthur Lucas Rollover SEP IRA	311,008	311,008	-	-
Mullin, Thomas	77,088	77,088	-	-
Murphy, Timothy	155,624	155,624
Nutty International Limited (6)	182,591	182,591	-	-
Park Hill Capital Inc. (7)	486,907	486,907	-	-
Pearson, Carl	208,537	208,537	-	-
John C. Persons Trust	38,878	38,878	-	-
Power, Alan P.	53,643	53,643	-	-
Alan P. Power Insurance Trust (8)	155,504	155,504	-	-
Pruisner, Darwin	38,878	38,878	-	-
Rahmilevitz, Ari	486,907	486,907	-	-
Rahmilevitz, Gustavo	121,727	121,727	-	-
Randall, William R.	77,752	77,752	-	-
Rohr, Rodolfo (9)	194,764	194,764	-	-
Rollin, Andrew	51,600	51,600
Rudnick, Jill	69,978	69,978	-	-
Rule, Michael L.	155,624	155,624
Sassower, Stanley	73,036	73,036	-	-
Spencer, David R.	104,814	104,814	-	-
Stanzione, Albert R.	46,650	46,650	-	-
Steinberg, Ronald	155,504	155,504	-	-
Stransky, Larry	74,261	74,261	-	-
Tanis, Larry D.	154,649	154,649	-	-
Tannenbaum, Andrew	182,590	182,590	-	-
Troy Anderson Rollover SEP IRA	57,615	57,615	-	-
Vanderkam, Sheila	77,752	77,752	-	-
Volpe, Bruce	146,072	146,072	-	-
Wintsch Family Trust	99,348	99,348	-	-

A-10

Worsencroft, Charles Colin	93,263	93,263	-	-
Zuhlke, Linda Marie	77,752	77,752	-	-
Zuhlke, Richard William	77,752	77,752	-	-
Salsberg, Eric	43,688	43,688	-	-
Fidelity Clearing Canada ULC (10)	131,071	131,071	-	-
Brodt, Terry (11)(12)	937	937	-	-
Coletta, Craig (11)(12)	148,787	148,787	-	-
DeGregorio, Joseph (11)(12)	2,181	2,181	-	-
Giambalvo, Peter (11)(12)	6,753	6,753	-	-
Lisser, Lev (11)(12)	3,500	3,500	-	-
Kalem, Theodore (11)(13)	52,941	52,941	-	-
Bhuigan, Mohammad Jainal (11)(13)	52,941	52,941
Kukekov, Nickolay (11)(13)	52,941	52,941
Wypych, Marta (11)(13)	32,427	32,427
Mouser, Matthew (11)(12)	30,491	30,491	-	-
Murphy, Michael (11)(14)	285,563	285,563	-	-
Nicolas, Dave (11)(12)	26,039	26,039	-	-
Padova, Michael (11)(12)	968	968	-	-
Palacios, Cristhian (11)(12)	45,744	45,744	-	-
Pasquale, Frank (11)(12)	31,632	31,632	-	-
Payne, Melvin (11)(12)	968	968	-	-
Pazdro, Jeffrey (11)(12)	9,713	9,713	-	-
Pirrello, Raymond (11)(12)	287,287	287,287	-	-
Ragg, Michael (11)(12)	17,793	17,793	-	-
Shaikh, Sohail (11)(12)	495	495	-	-
Theofanidis, Lorentzo (11)(12)	139,893	139,893	-	-
TOTAL	10,325,825	10,325,825	-	-

(1)	Except as specifically provided, such shareholdings are to the knowledge of the Company.
(2)	Marcelo Zveibil has voting and dispositive control over these shares.
(3)	David A. Eggers, Trustee, and Suzanne Eggers, Trustee, have voting and dispositive control over these shares.
(4)	Carl Pearson has voting and dispositive control over these shares.
(5)	Maxwell Speers MacCollum, Trustee, has voting and dispositive control over these shares.
(6)	Jeanete Herzberg and Eliana Herzberg have voting and dispositive control over these shares.
(7)	Thomas Ueki has voting and dispositive control over these shares.
(8)	Kathleen Greenspan, Trustee, has voting and dispositive control over these shares.
(9)	Rodolfo Rohr is a former executive of IMT. The number of shares owned by Mr. Rohr are based on representations made by Mr. Rohr in August 2017.
(10)	Francis Pope may be deemed to have beneficial ownership of the shares of common stock beneficially owned by this selling stockholder.
(11)	Represents shares underlying warrants.
(12)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent services provided to the Company by Garden State Securities, Inc., a registered broker dealer.
(13)	Represents shares underlying warrants received by the selling stockholder as compensation for placement agent and financial advisory services provided to the Company by Merriman Capital, Inc., at that time a registered broker dealer.
(14)	Represents shares underlying warrants received by the selling stockholder for placement agent services provided to the Company by Columbus Advisory Group, a registered broker dealer.

A-11

Selling Stockholder Table C

	Number of Shares Beneficially	Common Stock Offered by the Selling	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Owned (1)	Stockholder (1)	Number	Percent

Geoffrey D. Smith	1,887,456	1,887,456	–	–
Christopher A. Smith	1,022,372	1,022,372	–	–
Isador Lieberman	445,649	445,649	–	–
Sidney Lisser	314,576	314,576	–	–
Andreas Spence	157,288	157,288	–	–
Andrzej Kepinski	1,172,880	1,172,880	–	–
1021862 Ontario Ltd.	1,646,886	1,646,886	–	–
NBCN Inc. in trust for Mr. Marvin Singer, #2C-4611-F	188,746	188,746	–	–
Gary Chaimowitz	786,440	786,440	–	–
The Lieberman Family Trust (2)	104,858	104,858	–	–
Danielle Lieberman	34,953	34,953	–	–
Joshua Lieberman	34,953	34,953	–	–
Rachelle Lieberman	34,953	34,953	–	–
KimKat Holdings Ltd.	524,293	524,293	–	–
Khorporate Holdings Inc. (3)	838,869	838,869	–	–
GMP Securities LP ITF Roberta (Robbie) Cooper	524,293	524,293	–	–
Great Divide Investments Inc.	524,293	524,293	–	–
Primacare Living Solutions Inc.	262,146	262,146	–	–
Dr. Bruce Freeman Dentistry Professional Corporation (4)	157,288	157,288	–	–
Petneda Holdings Limited	524,291	524,291	–	–
The Providence Corporation	131,074	131,074	–	–
Olivier Archambaud (5)	7,210,768	7,210,768	–	–
RGD Investissements (6)	749,529	749,529	–	–
LOMBARD International Assurance S.A.	3,145,760	3,145,760	–	–
E.C.I. (7)	1,398,115	1,398,115	–	–
Gabriel Grinberg	87,382.25	87,382.25	–	–
Mathieu Grinberg	87,382.25	87,382.25
Julie Shibel Grinberg	87,382.25	87,382.25
Noemie Houze	87,382.25	87,382.25
Solomar SA	2,446,702	2,446,702	–	–
Pierre Yves Rouillon	103,740	103,740	–	–
Pervez Patel	381,646	381,646	–	–
Emrana Holdings Inc.	67,847	67,847	–	–
Samira El-Hindi	67,847	67,847	–	–
Faisal Joseph	203,543	203,543	–	–
Mujir Muneeruddin Prof. Corp.	135,695	135,695	–	–
Riazul Huda	129,757	129,757	–	–
8659630 Canada Inc.	304,977	304,977	–	–
Abrahams LLP	10,178	10,178	–	–
Kamran Siddiqui	135,695	135,695
Ryerson Futures Inc. (8)	575,233	575,233	–	–
Marvin Singer	52,581	52,581	–	–

TOTAL	28,787,699	28,787,699	–	–

(1)	Represents shares of our common stock issued or that may be issued to the selling stockholder upon the exchange of their respective Exchangeable Shares, on a one-for one basis. Such shareholdings are to the knowledge of the Company.
(2)	Isador Lieberman has voting and dispositive control over these shares.
(3)	Habib C. Khorshid has voting and dispositive control over these shares.
(4)	Bruce Freeman has voting and dispositive control over these shares.

A-12

(5)	Mr. Archambaud was a director of Bionik Canada through June 2014.
(6)	Remi Gaston-Dreyfus has voting and dispositive control over these shares.
(7)	Evelyne Caillaud has voting and dispositive control over these shares.
(8)	Matthew Henry Saunders has voting and dispositive control over these shares.

A-13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses expected to be incurred by Bionik Laboratories Corp. (the “Registrant”) in connection with this offering described in this registration statement. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$732.11
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$15,000.00
Miscellaneous	$4,267.89
Total	$25,000.00

Item 14. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law.

II-1

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the DGCL. We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of sales of our securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”) during the last three years.

On February 26, 2015, the Registrant sold 7,735,750 units (the “Units”) for gross proceeds of $6,188,600 (including $500,000 of outstanding bridge loans converted into Units at the offering price) at a purchase price of $0.80 per Unit (the “Purchase Price”) in a private placement offering (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase one share of Common Stock at an exercise price of $1.2933 per share.

On March 27, 2015, the Registrant sold to accredited investors in a second closing, 1,212,500 Units for gross proceeds of $970,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other Offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $828,900.

On March 31, 2015, the Registrant sold to accredited investors in a third closing of the Offering, 891,250 Units for gross proceeds of $713,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $615,901.

On April 21, 2015, the Registrant sold to accredited investors in a fourth closing of the Offering, 3,115,000 Units for gross proceeds of $2,492,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $2,153,040.

On May 27, 2015, the Registrant sold to accredited investors in a fifth closing of the Offering, 1,418,750 Units for gross proceeds of $1,135,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of $987,400.

On June 30, 2015, the Registrant sold to accredited investors in a sixth and final closing of the Offering, 2,035,000 Units for gross proceeds of $1,628,000 at the Purchase Price. After payment of placement agent fees and expenses but before the payment of other offering expenses such as legal and accounting expenses, the Registrant received net proceeds of approximately $1,416,300.

II-2

The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Between October 20, 2015 and January 20, 2016, the Registrant issued an aggregate of 137,471 shares of Common Stock to consultants of the Company for services rendered or to be rendered. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

In connection with the Offering, the Registrant issued warrants to Highline Research Advisors LLC, an affiliate of Merriman Securities, as placement agent, or its sub-agents or affiliates of its sub-agents, to purchase an aggregate of 1,640,825 shares of the Registrant’s common stock, at an exercise price per share of $0.80 through February 26, 2019.

In 2015, the Registrant issued to a lender, warrants to purchase 349,522 Exchangeable Shares at an exercise price of $0.23 per share through March 21, 2017.

In February 2016, the Registrant issued an aggregate of 45,508 shares of Common Stock to warrant holders upon the cashless exercise of such warrants.

On April 21, 2016, the Registrant closed on the acquisition of Interactive Motion Technologies, Inc. (“IMT”), and paid as consideration an aggregate of 23,650,000 shares of Common Stock. Of such shares, 12,339,843 were issued on July 1, 2016 and 11,310,157 were issued on August 17, 2016.

In June 2016, the Registrant issued an aggregate of 70,000 shares of Common Stock to consultants of the Company for services rendered and an aggregate of 51,249 shares of Common Stock to warrant holders upon the cashless exercise of such warrants. The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D and, in the case of the IMT acquisition, no more than 35 non-accredited investors.

Between January 1, 2017 and March 31, 2017, an aggregate of 217,047 shares of our Common Stock were issued to consultants for services rendered or to be rendered, 174,759 shares of our Common Stock were issued after prior conversion of underlying Exchangeable Shares upon the exercise of outstanding warrants, 51,249 shares of Common Stock were issued from a cashless exercise of outstanding warrants, 110,096 shares of our Common Stock were issued upon the exercise of outstanding employee options and 2,090,664 shares of our Common Stock were issued upon the exchange and redemption of our outstanding Exchangeable Shares for shares of Common Stock. The securities were issued in private transactions in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, as transactions not involving any public offering.

From December 2016 through March 31, 2017, the Registrant issued convertible promissory notes in the aggregate principal amount of $2,000,000. In addition, such lenders were granted warrants to purchase shares of the Registrant’s common stock. The number of shares issuable upon exercise of the warrants are currently indeterminable, and are based upon a formula as set forth in the respective warrant agreements. The issuance and sale of such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

In May 2017, a joint venture partner of the Registrant was issued a convertible promissory note in the principal amount of $500,000. The lender was also granted warrants to purchase a number of shares of common stock from the Registrant equal to 25% of the number of shares to be issued at conversion of the promissory note. The issuance and sale of such securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

On June 27, 2017, certain warrantholders tendered an aggregate of 5,000,172 warrants for an aggregate exercise price of $0.25 per share, or $1,125,038. In addition, the Registrant issued to the solicitation agent with respect to such tender, three-year warrants to purchase 400,013 shares of common stock at an exercise price of $0.25 per share. The issuance of such shares of the Company’s common stock and the issuance of the solicitation agent warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

On September 1, 2017, the Company granted to a consultant a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, for a total aggregate amount of 6,122,676 shares underlying options , subject to vesting in accordance with the terms of the option.

Between August and December, 2017, the Company issued convertible promissory notes in the aggregate principal amount of approximately $3,000,000, and in addition to which the lenders were granted warrants to purchase a number of shares of common stock from the Company equal to 20% of the aggregate principal amount of the loan divided by the exercise price.

On September 1, 2017, the Company granted to its CEO a stock option representing  a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, for a total aggregate amount of 6,122,676 shares underlying options, subject to vesting in accordance with the terms of the option.

The securities granted and issued between August 2017 and December 2017 were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement.

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed herewith or, as noted, incorporated by reference herein

II-3

Exhibit
Number	Description of Exhibits

2.1	Plan of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
2.2	Agreement and Plan of Merger, dated as of March 1, 2016, by and among Bionik Laboratories Corp., Bionik Mergerco Inc. and Interactive Motion Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on March 7, 2016)
2.3	Waiver and Amendment Agreement, dated as of March 14, 2016, by and among Bionik Laboratories Corp., Hermano Igo Krebs, Bionik Mergerco Inc. and Interactive Motion Technologies, Inc. (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 18, 2016)
3.1	Articles of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.2	Certificate of Conversion, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.3	Certificate of Incorporation, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.4	Delaware By-laws, dated June 25, 2013 (incorporated by reference to the Company’s 10-K filing on April 15, 2014)
3.5	Amended and Restated Certificate of Incorporation dated February 10, 2015 (incorporated by reference to the Company’s 8- K filing on March 4, 2015)
3.6	Amended and Restated By-Laws (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
3.7	Certificate of Amendment of the Certificate of Incorporation, dated November 8, 2017 (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 8, 2017).
4.1	Certificate of Designation of Preferences, Rights and Limitations of Special Voting Preferred Stock of Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.2	Schedule A to Articles of Amendment of Bionik Laboratories Inc., relating to the Exchangeable Shares of Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.3	Form of Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
4.5	Form of Warrant (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.1	Investment Agreement, dated February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.2	Voting and Exchange Trust Agreement, made as of February 26, 2015, among Bionik Laboratories Corp., Bionik Laboratories, Inc. and Computershare Trust Company of Canada dated February 26, 2015 (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.3	Support Agreement, made as of February 26, 2015, among Bionik Laboratories Inc., Bionik Acquisition Inc. and Bionik Laboratories Corp. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.4	Registration Rights Agreement, made as of February 26, 2015, by and between Bionik Laboratories Inc. and each of the several shareholders signatory thereto (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.5	Novation Agreement, dated as of February 26, 2015, between Bionik Laboratories Corp. and Bionik Laboratories Inc. (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.6	Spin-Off Agreement, dated as of February 26, 2015, by and among Bionik Laboratories Corp., and Brian E. Ray and Jon Lundgreen (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.7	Assignment and Assumption Agreement, dated as of February 26, 2015, by and between Bionik Laboratories Corp. and Tungsten 74 LLC (incorporated by reference to the Company’s 8-K filing on March 4,2015)
10.8	Form of Subscription Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)

II-4

10.9	Peter Bloch Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.10	Michal Prywata Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.11	Leslie Markow’s Employment Agreement (incorporated by reference to the Company’s 8-K filing on March 4, 2015)
10.12	Bionik Laboratories Corp. f/k/a Drywave Technologies, Inc. 2014 Equity Incentive Plan (incorporated by reference to the Company’s Definitive Information Statement on Schedule 14C filing on October 6, 2014)
10.13	Minutes of Settlement (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.14	License Agreement with The Massachusetts Institute of Technology, as amended (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.15	Exclusive Patent Application and Patent License Agreement between Interactive Motion Technologies, Inc., and Hermano Igo Krebs and Caitlyn Joyce Bosecker (incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No.: 333-207581)
10.16	Employment Agreement with Timothy McCarthy (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 8, 2016)
10.17	Registration Rights Agreement dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.18	Employment Agreement with Hermano Igo Krebs dated April 21, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 26, 2016)
10.19	Allonge #3 to Secured Promissory Note (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 2, 2017)
10.20	Convertible Promissory Note dated March 28, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.21	Form of Allonge to Promissory Notes dated as of March 28, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.22	Cooperative Joint Venture Contract dated May 23, 2017, by and between Ginger Capital Investment Holding Ltd. and Bionik Laboratories Corp. (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.23	Convertible Promissory Notes in the principal amount of $200,000 to Leizhang, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.24	Convertible Promissory Notes in the principal amount of $150,000 to Bluestone International Capital LLC, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.25	Convertible Promissory Notes in the principal amount of $150,000 to Ginger Capital, LLC, as holder (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.26	Demand Notes in favor of Neville Hogan, in the aggregate principal amount of $50,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.27	Amendments to Demand Notes with Neville Hogan (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.28	Demand Notes in favor of Hermano Igo Krebs, in the aggregate principal amount of $120,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.29	Amendments to Demand Notes with Hermano Igo Krebs (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)

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10.30	Demand Notes in favor of Rodolfo Rohr, in the aggregate principal amount of $130,000 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.31	Amendments to Demand Notes with Rodolfo Rohr (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.32	License Agreement by and between Bionik Laboratories Corp. and China Bionik Medical Rehabilitation Technology Ltd. dated May 17, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.33	Distribution Agreement by and between Bionik Laboratories Corp. and China Bionik Medical Rehabilitation Technology Ltd. dated May 17, 2017 (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.34	Joint Development and Manufacturing Agreement by and between Bionik Laboratories Corp. and Wistron Medical Tech Holding Company (incorporated by reference to the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 31, 2017, filed with the Commission on June 29, 2017)
10.35	First Amendment to Tim McCarthy Employment Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 9, 2017)
10.36	Equity Compensation Agreement between the Company and 4A Consulting and Engineering (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.37	Form of Convertible Promissory Note in the principal amount of up to $2,000,000 (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.38	Peter Bloch Separation Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.39	Eric Dusseux Employment Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.40	Equity Compensation Agreement between the Company and Eric Dusseux (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 11, 2017)
10.41	Form of Subscription Agreement for the sale of up to $2,000,000 in Convertible Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.42	Form of Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.43	Form of Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.44	Allonge #1 to Convertible Promissory Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.45	Form of Allonge #2 to Convertible Promissory Notes (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.46	Form of Allonge to Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 20, 2017)
10.47	Allonge to Demand Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2017)
10.48	Allonge to Demand Note (incorporated by reference to the Company’s Current Report on Form 8-K filed on December 14, 2017)
14.1	Code of Business Conduct and Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014)
21.1	List of Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form S-1/A-3 (Registration Number 333-207581), filed with the Commission on May 13, 2016)
23.1*	Consent of MNP, LLP
24.1	Power of Attorney (included on signature page)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on December 21, 2017.

Bionik Laboratories Corp.

By:	/s/ Eric Michel Dusseux
Eric Michel Dusseux
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Peter Bloch and Leslie Markow as their true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Michel Dusseux	Director and Chief Executive Officer	December 21, 2017
Eric Michel Dusseux	(Principal Executive Officer)

Chairman
Peter Bloch

/s/ Leslie N. Markow	Chief Financial Officer	December 20, 2017
Leslie Markow	(Principal Financial and Accounting Officer)

/s/ Michal Prywata	Chief Operating Officer	December 21, 2017
Michal Prywata	and Director

/s/ Remi Gaston Dreyfus	Director	December 21, 2017
Remi Gaston Dreyfus

Director
Marc Mathieu

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